    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1996.

                                                       REGISTRATION NO. 33-80816

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------

                         PRE-EFFECTIVE AMENDMENT NO. 11
                                       TO
                                    FORM F-1
                                  ON FORM S-1

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                                 -------------

                      PHARMA PATCH PUBLIC LIMITED COMPANY
             (Exact name of Registrant as Specified in its Charter)

        REPUBLIC OF IRELAND                                           2834                                     NOT APPLICABLE
   (State or other jurisdiction                           (Primary Standard Industrial                        (I.R.S. Employer
of incorporation or organization)                          Classification Code Number)                      Identification No.)

                    PHARMA PATCH PLC                                                          KEVIN J. QUINN
                15/16 FITZWILLIAM PLACE                                               11400 WEST OLYMPIC BOULEVARD
                       DUBLIN 2,                                                              SECOND FLOOR
                        IRELAND                                                          LOS ANGELES, CA  90064
                TEL: 011-353-1-668-7144                                                   TEL: (310) 914-0161
(Address, including zip code and telephone number, including                      (Address, including zip code and telephone
  area code, of Registrant's principal executive offices)                    number, including area code, of agent for service)

                                 -------------

                                    COPY TO:

     KEVIN J. QUINN, ESQ.                                                    PAUL E. HENEY, ESQ.
  PROFESSIONAL CORPORATION                                                    HENEY & ASSOCIATES
11400 WEST OLYMPIC BOULEVARD                                                8 KING STREET, E. #300
        SECOND FLOOR                                                       TORONTO, CANADA M5C 1B5
    LOS ANGELES, CA 90064

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 check the following box /X/


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                PHARMA PATCH PLC

                             CROSS-REFERENCE SHEET

           PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

ITEM AND CAPTION IN FORM S-1                                   CAPTION IN PROSPECTUS
- ----------------------------                                   ---------------------
 1.   Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus  . . . . . .      Outside Front Cover Page of Prospectus

 2.   Inside Front and Outside Back Cover Pages of
      Prospectus    . . . . . . . . . . . . . . . . . . .      Inside Front Cover Page of Prospectus;
                                                               Outside Back Cover of Prospectus

 3.   Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges  . . . . . . . . . . .      Prospectus Summary; Risk Factors

 4.   Use of Proceeds   . . . . . . . . . . . . . . . . .      Not Applicable

 5.   Determination of Offering Price . . . . . . . . . .      Not Applicable

 6.   Dilution  . . . . . . . . . . . . . . . . . . . . .      Dilution

 7.   Selling Security Holders  . . . . . . . . . . . . .      Selling Security Holders; Plan of Distribution

 8.   Plan of Distribution  . . . . . . . . . . . . . . .      Outside Front Cover Page of Prospectus; Plan of
                                                               Distribution

 9.   Description of Securities to be Registered  . . . .      Description of Securities; Prospectus Summary;
                                                               Outside Front Cover Page

10.   Interests of Named Experts and Counsel  . . . . . .      Legal Matters; Experts

11.   Information with Respect to the Registrant  . . . .      Enforceability of Civil Liabilities Under United
                                                               States Federal Securities Laws; Prospectus Summary;
                                                               Risk Factors; Exchange Rates; Dividend Policy;
                                                               Capitalization; Selected Financial Information;
                                                               Management's Discussion and Analysis of Financial
                                                               Condition and Results of Operations; Business; Management;
                                                               Principal Shareholders; Description of Capital Stock;
                                                               Transfer Agent and Registrar; Description of American
                                                               Depository Receipts; Tax Considerations; Consolidated
                                                               Financial Statements; Statutory Information Required
                                                               pursuant to The Companies Acts, 1963 to 1990, of the
                                                               Republic of Ireland.

12.   Disclosure of Commission Position on Indemnifi-
      cation for Securities Act Liabilities   . . . . . .      Not Applicable.

                                EXPLANATORY NOTE


      This Registration Statement contains two forms of Prospectus; the first to be used in connection with a shelf registration of 439,999 ADSs representing 439,999 Ordinary Shares of the Company which may be sold from time to time by Arca Investments, Inc. ("Arca Prospectus"), and the second to be used in connection with a shelf registration of 4,900,686 ADSs representing 4,900,686 Ordinary Shares of the Company to be sold by certain selling security holders ("Shelf Prospectus"). The Arca Prospectus and the Shelf Prospectus will be identical in all respects except for the alternative pages in the Shelf Prospectus, included herein each of which is labeled "Alternative Page for Shelf Prospectus."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                                PHARMA PATCH PLC

                             ---------------------

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED AUGUST 14, 1996

                       439,999 AMERICAN DEPOSITARY SHARES

                                PHARMA PATCH PLC

          EACH AMERICAN DEPOSITARY SHARE REPRESENTS ONE ORDINARY SHARE

                             ---------------------

         This Prospectus relates to the offering (the "Offering") of 439,999 American Depositary Shares ("ADSs"), each ADS representing one Ordinary Share, IRL.01 par value ("Ordinary Share"), of Pharma Patch Plc, an Irish public limited company (the "Company"). Each ADS is represented by an American Depositary Receipt ("ADR"). See "Description of Capital Stock" and "Description of American Depositary Receipts."

         The ADRs are being offered by Arca Investments, Inc. ("Arca Shares"). The Arca Shares were issued in connection with the acquisition by the Company from Arca Investments, Inc. ("Arca") of 1,319,996 Common Shares of the Cangene Corporation, a publicly traded company on the Toronto Stock Exchange and the Montreal Exchange ("Cangene").

         The Company will not receive any of the proceeds from the sales of the ADRs by Arca. The ADRs may be offered from time to time by Arca through ordinary brokerage transactions in the over-the-counter market in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

         Arca may be deemed to be "an underwriter," as defined in the Securities Act of 1933 (the "Securities Act"). If any broker-dealers are used by Arca, any commission paid to broker-dealers and, if broker-dealers purchase any ADRs as principals, any profits received by such broker-dealers on the resales of the ADRs may be deemed to be underwriting discounts or commission under the Securities Act. In addition, any profits realized by Arca may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the securities offered by Arca will be borne by the Company. All brokerage commissions, if any, attributable to the sale of the securities offered by the Selling Security Holders will be borne by the Selling Security Holder. See "SELLING SECURITY HOLDER."

                              --------------------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 8.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. A COPY OF THIS DOCUMENT, HAVING ATTACHED THERETO THE DOCUMENTS SPECIFIED HEREIN, HAS BEEN DELIVERED TO THE REGISTRAR OF COMPANIES IN THE REPUBLIC OF IRELAND AS REQUIRED BY THE COMPANIES ACTS 1963 TO 1990.

                THE DATE OF THIS PROSPECTUS IS AUGUST __, 1996.

                               TABLE OF CONTENTS


                                                       PAGE                                                         PAGE
                                                       ----                                                         ----
Additional Information  . . . . . . . . . . . . . . . .   3        Description of Share Capital  . . . . . . . . . .  71

Available Information . . . . . . . . . . . . . . . . .   3        Description of American Depositary
                                                                       Receipts  . . . . . . . . . . . . . . . . . .  75
Enforceability of Civil Liabilities
 Under United States Federal                                       Shares Eligible for Future Sale . . . . . . . . .  80
 Securities Laws  . . . . . . . . . . . . . . . . . . .   4
                                                                   Enforceability of Foreign Judgments . . . . . . .  80
Prospectus Summary  . . . . . . . . . . . . . . . . . .   5
                                                                   Tax Considerations  . . . . . . . . . . . . . . .  81
The Company . . . . . . . . . . . . . . . . . . . . . .   5
                                                                   Plan of Distribution  . . . . . . . . . . . . . .  83
The Offering  . . . . . . . . . . . . . . . . . . . . .   6
                                                                   Dividend Policy . . . . . . . . . . . . . . . . .  83
Selected Financial Information  . . . . . . . . . . . .   7
                                                                   Legal Matters . . . . . . . . . . . . . . . . . .  83
Risk Factors  . . . . . . . . . . . . . . . . . . . . .   8
                                                                   Experts . . . . . . . . . . . . . . . . . . . . .  83
Capitalization  . . . . . . . . . . . . . . . . . . . .  10
                                                                   Statutory Information Required Pursuant
Price Range of ADR's  . . . . . . . . . . . . . . . . .  10            to the Companies Acts, 1963 To 1990,
                                                                       of the Republic Of Ireland  . . . . . . . . .  84
Unaudited Pro Forma Condensed Consolidated Statements
  of Operations . . . . . . . . . . . . . . . . .  . .   12

Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition . . . . . . . . . . . . . . . . . . .  . .   15

Business of Vista . . . . . . . . . . . . . . . . .  .   19

Management of the Company . . . . . . . . . .  . . . .   61

Executive Compensation  . . . . . . . . . . .  . . . .   65

Summary Compensation Table  . . . . . . . . .  . . . .   65

Option Grants in Last Fiscal Year . . . . . .  . . . .   65

Aggregated Option Exercises in Last
   Fiscal Year and Fiscal Year-End
   Option Values  . . . . . . . . . . . . . .  . . . .   66

Principal Shareholders  . . . . . . . . . . .  . . . .   66

Selling Security Holder . . . . . . . . . . .  . . . .   67

Certain Transactions  . . . . . . . . . . . .  . . . .   67

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY, OR A SOLICITATION OF AN OFFER TO SELL, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO BUY OR A SOLICITATION OF AN OFFER TO SELL SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY INSTRUCTION GRANTED HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ADDITIONAL INFORMATION

         Effective February 28, 1994 the Company became subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604; and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and in the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such documents can be obtained from the Public Reference Section of the Commission at prescribed rates.


                             AVAILABLE INFORMATION

         The Company will furnish the Depositary referred to under the heading "Description of American Depositary Receipts" with annual reports which will include a review of operations and will contain financial information that has been examined and reported upon, with an opinion expressed by an independent chartered or certified public accountant prepared in conformity with accounting principles generally accepted in Ireland and will include a reconciliation of net income and shareholders' equity to accounting principles generally accepted in the United States ("US GAAP"). Upon receipt thereof, the Depositary will promptly mail such reports to all record holders of ADRs. The Company will also furnish the Depositary with quarterly reports prepared in conformity with US GAAP which will be supplied to the holders of ADRs upon written request to the Depositary. The Company also will furnish to the Depositary all notices of shareholders' meetings and other reports and communications that are made generally available to shareholders of the Company. The Depositary will, to the extent permitted by law, make such notices, reports and communications available to holders of ADRs in such manner as the Company requests and will mail to all record holders of ADRs a notice containing a summary of the information contained in any notice of a shareholders' meeting received by the Depositary.

                   ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

         The Company is a public limited company organized under the laws of Ireland. Several of its directors and officers and certain experts named herein are residents of Canada, Ireland or other non-U.S. jurisdictions, and a substantial portion of the assets of these persons and of the Company are or will be located in Canada, Ireland or other non-U.S. jurisdictions. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or the Company or to enforce a judgment obtained in United States courts predicated upon the civil liability provisions of the Federal securities laws of the United States. The Company has been advised by its Canadian and Irish counsel, the law firms of Heney & Associates, and Rory O'Donnell & Company, respectively, that there is doubt as to the enforceability against such persons in Canada or in Ireland, whether in original actions or actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon United States federal securities laws. Subject to certain requirements discussed under the heading "Enforceability of Foreign Judgments," actions for enforcement of judgments of United States Courts for civil liabilities predicated upon the Federal securities laws of the United States may be enforced in Canada or in Ireland.

                    ---------------------------------------

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                  THE COMPANY

         The Company had no revenues from continuing operations and has accumulated a deficit as of February 29, 1996 of $6,249,628 after giving effect to the sale of assets described below. The Company made a significant shift in its business direction in recent months through the sale of substantially all of its operating assets and subsequently through the acquisition of a majority interest in a laser vision company. The Company does expect to continue to incur operating losses until such time, if ever, as it derives revenues from operations. There is no assurance that the Company will ever operate profitably.

         On November 1, 1995, the Company sold substantially all of its assets, including the operations and technology acquired from Flora, Inc. on June 30, 1994, to Technical Chemicals and Products, Inc. ("TCPI") in exchange for 786,214 shares of TCPI common stock ("Shares") with a fair value of $11,919,000 after net closing adjustments of $81,000 and the satisfaction by TCPI of a $5,000,000 promissory note previously issued by the Company. As a result of the consummation of this transaction, the Company then owned approximately 9.9% of TCPI's outstanding common shares. In April 1996, the Company sold 210,000 TCPI shares pursuant to the underwritten TCPI public offering described in the next paragraph and received net proceeds of $2,928,697.

         On January 16, 1996, the Company entered into a Supplemental Agreement ("Supplemental Agreement") with TCPI which amends certain provisions of the Asset Purchase Agreement dated as of November 1, 1995 ("Asset Purchase Agreement") between the Company and TCPI and addressing certain additional matters. TCPI has filed a Registration Statement on Form S-1 ("S-1") with the Securities and Exchange Commission with respect to the sale of 1,800,000 TCPI common shares ("Offering"). Pursuant to the terms of the Supplemental Agreement, the Company agreed to execute a lock-up letter with the representative of the Underwriters providing that it would not sell or otherwise dispose of any of its shares of Common Stock for a period to expire 180 days following the closing date of the Offering. As consideration for the execution of this lock-up agreement, TCPI agreed (i) to terminate an existing lock-up agreement covering Common Stock owned by the Company, executed in connection with the Asset Purchase Agreement; (ii) effective as of the closing date of the Offering, to terminate the voting trust agreements, shareholders' agreement and irrevocable proxy, executed in connection with the Asset Purchase Agreement which, among other things, limited the Company's ability to vote or dispose of its shares of Common Stock; (iii) allow the Company to offer for sale 100,000 shares of this Common Stock in the Offering (plus up to an additional 110,000 if the Underwriters' over-allotment option is exercised);
(iv) effective as of the closing date of the Offering, issue to the Company a two-year warrant to purchase 100,000 shares of Common Stock at an exercise price equal to the per share Offering price; and (v) to file a registration statement on Form S-3 to register all of the remaining shares of Common Stock owned by the Company after the Offering. All 210,000 shares were sold in the Offering which closed on April 30, 1996.

         On March 31, 1996, the Company acquired a controlling interest in Vista Technologies, Inc. ("Vista"), a publicly traded company. Vista also received equity financing from the Company in a series of transactions. The Company purchased 200,000 Vista shares for $500,000 cash and received 2,060,000 Vista shares and 500,000 Vista Class C Warrants in exchange for a loan to Vista of $750,000 repayable in six months and 200,000 restricted shares of TCPI common stock owned by the Company. On July 1996, the Company acquired an additional 200,000 Vista shares upon the partial exercise of a warrant received by it in March 1996. See "Certain Transactions." Vista provides photorefractive keratectomy and other laser vision correction facilities and services to the health care industry.

         The mailing address and telephone number of the Company's principal executive offices are 15/16 Fitzwilliam Place, Dublin 2, Ireland and 011-353-1-668-7144, respectively.

                                 THE OFFERING

         An aggregate of 5,340,685 ADRs, which are being offered by the Selling Security Holders of which (i) ADSs representing 439,999 Ordinary Shares of the Company which may be sold from time to time by Arca Investments, Inc., and (ii) 4,900,686 ADSs representing 4,900,686 Ordinary Shares of the Company to be sold by certain selling security holders.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

                         SELECTED FINANCIAL INFORMATION


         The following table sets forth selected historical and pro forma consolidated financial information concerning the Company and is qualified by reference to the consolidated financial statements and the unaudited pro forma consolidated statement of loss and notes thereto included elsewhere in this Prospectus. See "Consolidated Financial Statements" and "Pro Forma Consolidated Statements of Operations". The three month period ended May 31, 1996 includes the results of operations of Vista Technologies, Inc. since the acquisition in March 1996. Reference should be made to Note 1 to the Consolidated Financial Statements with respect to the basis of presentation.

                                PHARMA PATCH PLC
                         SELECTED FINANCIAL INFORMATION

                                                                                   YEAR ENDED
                                                       -------------------------------------------------------------
                                3 MONTH PERIOD ENDED   PRO FORMA
                                      MAY 31,         FEBRUARY 29, FEBRUARY 29, FEBRUARY 28, FEBRUARY 28, FEBRUARY 29, FEBRUARY 28,
                                1996       1995        1996(1)        1996         1995          1994         1993       1992
                                ----        ----        -------       ----         ----          ----         ----       ----
SELECTED OPERATING DATA:
Revenue                           482,732       --      2,130,073         --            --            --          --        --

Loss from Continuing
 Operations                      (730,192)  (174,902)  (4,449,390) (1,728,683)   (2,039,091)  (1,307,672)         --        --
Earnings (Loss) from
 Discontinued Operations             --     (703,444)        --    13,819,359   (11,698,353)  (1,919,752)   (718,748)   (176,837)
Net Earnings (Loss)               (30,192)  (878,346)  (4,449,390) 12,090,676   (13,737,444)  (3,227,424)   (718,748)   (176,837)
Per Share Earnings (Loss)
 from:
 Continuing Operations               (.05)      (.04)        (.36)       (.22)         (.38)        (.38)         --          --
 Discontinued Operations             --         (.14)        --          1.72         (2.18)        (.55)       (.30)       (.05)
                                     ----   --------   ----------        ----        ------        -----       -----       -----
 Net Earnings (Loss)                 (.05)      (.18)        (.36)      (1.50)        (2.56)        (.93)       (.30)       (.05)
                                     ====   ========   ==========      ======        ======        =====       =====       =====
Weighted Average Number of
  Ordinary Shares              15,580,315  4,960,425   12,533,265   8,033,265     5,368,298    3,453,874   2,414,748   3,536,740

BALANCE SHEET:
Working Capital (Deficiency)    7,765,931   (592,617)              14,581,298      (608,600)   1,487,820     540,358   1,281,329
Technology                           --         --                       --            --      2,164,170        --          --

Total Assets                   18,898,909  1,654,771               17,748,332     1,628,021    5,237,293     753,729   1,422,587
Note Payable                         --    5,000,000                     --       5,000,000         --          --          --

Shareholders' Equity
 (Deficiency)                  12,083,067 (4,753,868)              14,581,298    (4,708,222)   4,337,356     672,234   1,371,893

- -------------
(1) After giving effect to the Vista Acquisition as if it had occurred on March 1, 1995.

                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE APPROPRIATE FOR INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS, AMONG OTHER THINGS, IN MAKING A DECISION CONCERNING THE PURCHASE FOR THE SECURITIES OFFERED HEREBY:

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT

         The Company was engaged primarily in research and development activities since its inception through November 15, 1995 when it sold all of its assets in exchange for 786,214 shares of a public company. At February 29, 1996, the Company had an accumulated deficit of $6,249,628. On March 29, 1996, the Company acquired approximately 61% of the outstanding shares of a public company. See "Certain Transactions." The Company cannot predict with certainty when it might become profitable, if ever.

CONTROL BY PRESENT SHAREHOLDERS AND MANAGEMENT; NO CUMULATIVE VOTING

         The current principal shareholders and management of the Company beneficially own 961,643 Ordinary Shares, or approximately 6% of the Company's outstanding Ordinary Shares. As such, the present principal shareholders and management may be in a position to elect the Company's directors and thereby select management and direct the policies of the Company. See "Management," "Principal Shareholders" and "Description of Capital Stock."

         There is no cumulative voting for the election of directors of the Company. Accordingly, the beneficial owners of a majority of the Company's outstanding Ordinary Shares voting in an election of directors, may elect all directors nominated for election, if they choose to do so, and the owners of the remaining Ordinary Shares will not be able to elect any directors.

NO DIVIDENDS

         The Company has not paid any dividends on its capital stock and does not expect to do so in the foreseeable future. See "Dividend Policy."

ADRS DE-LISTED FROM NASDAQ SMALL CAP MARKET - POSSIBLE IMPOSITION OF STAMP
DUTY

         On August 17, 1995, the Company's ADRs and warrants were de-listed from the NASDAQ Small Cap Stock Market and the Boston Stock Exchange because the Company was not in technical compliance with the applicable listing requirements. As the result of such de-listing, any broker or dealer effecting a purchase or sale of unlisted ADRs will be required to comply with the "penny stock" rules set forth in Section 15(g) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, unless the transaction is otherwise exempt pursuant to specified exemptions contained in such rules. The "penny stock" rules require that, prior to the transaction, the broker or dealer has (i) approved the prospective investor's account for the transaction in the penny stock in compliance with specified procedures and (ii) receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. These requirements may further adversely affect the liquidity of and market for the ADRs.

         The de-listing of the Company's ADRs from the Boston Stock Exchange may give rise to the imposition of an Irish stamp duty upon the transfer of ADRs. See "Tax Considerations - Republic of Ireland Taxation - Stamp Duty/Capital Duty."

NASDAQ LISTING AND MAINTENANCE REQUIREMENTS; DISCLOSURE RELATING TO LOW PRICED STOCKS

         The National Association of Securities Dealers, Inc. ("NASD") has adopted rules imposing substantially more stringent criteria for initial and continued listing of securities on NASDAQ. Under the initial listing rules, in order to qualify for initial listing on the NASDAQ, a company must, among other things, have at least US$4,000,000 in total assets, US$2,000,000 in capital and surplus, and a minimum bid price for its common stock of US$3.00 per share.
The rules require that in order to maintain its NASDAQ listing, the Company must, among other things, have at least US$2,000,000 in total assets, US$1,000,000 in capital and surplus and a minimum bid price for its ADSs of US$1.00 per share. However, if the Company's ADSs fall below the US$1.00 bid price maintenance standard, it may remain on NASDAQ if the market value of its public float is at least US$1,000,000 and has at least US$2,000,000 in capital and surplus. If the listed securities are not eligible for continued listing on NASDAQ, trading, if any, in the listed securities would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD's "Electronic Bulletin Board." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities if the Company is unable to maintain its NASDAQ listing. In addition, if the Company's securities are de-listed, they would be subject to Securities and Exchange Commission ("Commission") Rule 15c-2-6 promulgated under the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker-dealer who sell such securities to persons other than established customers and accredited investors (generally those persons with assets in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 together with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the purchase. Consequently, the rule may restrict the ability of broker-dealers to sell the company's securities and may affect the ability of purchasers in the Offerings to sell their securities in the secondary market. The de-listing from NASDAQ may also cause a decline in share price, loss of news coverage of the Company, and difficulty in obtaining subsequent financing.

         The Commission has also recently adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) less than US$5.00 per share or with an exercise price of less than US$5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules would require the delivery prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure would also have to be made about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and its presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account together with information on the limited market in penny stocks.

         Although the Company's ADSs are outside the definitional scope of a penny stock, in the event the ADSs were subsequently characterized as penny stock, the market liquidity of the Company's securities could be severely affected, thereby limiting the ability of purchasers of the Company's securities to sell their securities in the secondary market.

                                 CAPITALIZATION

     The following table sets forth the capitalization at February 29, 1996.

                                                        February 29, 1996(1)
                                                        --------------------
Shareholders' Equity
        Ordinary Shares of IRL.01 par value each (2)  . . . .    2,256,756
        Premium in excess of par value. . . . . . . . . . . .   15,404,580

Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . .   (6,249,628)
Total Shareholders' Equity. . . . . . . . . . . . . . . . . .   14,581,298
Authorized - 52,046,576 Ordinary Shares;
Outstanding . . . . . . . . . . . . . . . . . . . . . . . . .   11,410,633

- -----------
(1) Reference should be made to Note 1 to the Consolidated Financial Statements with respect to the basis of presentation.
(2)  See Note 5 to the Consolidated Financial Statements.

                              PRICE RANGE OF ADRs

     The Company's ADRs were traded on the NASDAQ Stock Market (Small Cap Market ["NASDAQ"]) and on the Boston Stock Exchange ("BSE") through August 16, 1995. Effective August 17, 1995, the ADRs were delisted from NASDAQ and the BSE. The ADRs now trade on NASDAQ's OTC Bulletin Board. The Company's ADRs began trading on NASDAQ on March 1, 1994. Set forth below is the high and low closing bid and high and low closing asking prices for the ADRs through August 16, 1995 and the closing bid and asking prices thereafter:

Period                                          Closing   Bid    Closing    Ask
- ------                                          -------------    --------------
1994                                            High      Low    High       Low
- ------                                          -------------    --------------
First Quarter (March 2 thru March 31). . . .    9       7 1/2    9 1/8    7 7/8
Second Quarter . . . . . . . . . . . . . . .    6 7/8   4 5/8    7 1/4    5
Third Quarter  . . . . . . . . . . . . . . .    5       2        5 3/4    2 1/2
Fourth Quarter . . . . . . . . . . . . . . .    2 7/8   1        3 1/2    1 3/8

1995                                            High      Low    High       Low
- ------                                          -------------    --------------
First Quarter  . . . . . . . . . . . . . . .    1 13/16   1      2 1/8    1 1/4
Second Quarter . . . . . . . . . . . . . . .    1 5/8     1      1 15/16  1 1/8
Third Quarter (July 1 through August 16) . .    1 7/8     1 1/16 2 1/8    1 1/8


1995                                                                         CLOSING BID                     CLOSING ASK
- ----                                                                         -----------                     -----------
Third Quarter (after August 16)...................................           1 3/8                           15/16
Fourth Quarter....................................................           1 3/8                           13/16


1996
- ----

First Quarter.....................................................           3/4                             1 3/16
Second Quarter....................................................           13/16                           1 1/2
Third Quarter (through August 5)..................................           1/2                             1

         SUMMARY UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL DATA

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

INTRODUCTION

        In March 1996, Pharma Patch Plc ("Pharma Patch" or the "Company") acquired 3,160,000 common shares or 61.3% ("Vista Acquisition") of the issued and outstanding capital of Vista Technologies, Inc. ("Vista"). The Company acquired 2,260,000 newly issued shares from Vista for $500,000, a $750,000 promissory note and 200,000 shares of Technical Chemicals and Products, Inc. common stock. In addition, the Company acquired 900,000 shares of Vista from outside investors in exchange for 4,500,000 newly issued shares of the Company. The pro forma financial information has been prepared with respect to the pro forma condensed consolidated statements of operations, with the assumption that the Vista acquisition occurred on March 1, 1995.

        The unaudited pro forma consolidated statement of operations for the three months ended May 31, 1996 has been prepared using the unaudited historical consolidated statement of loss of Pharma Patch for the three months ended May 31, 1996 which includes the results of Vista since the acquisition (assumed to be March 31, 1996) and the unaudited historical consolidated statement of operations and accompanying notes of Vista for the month ended March 31, 1996. The unaudited pro forma consolidated statement of operations for the year ended February 29, 1996 have been prepared using the audited historical consolidated statement of loss and accompanying notes of Pharma Patch for the year ended February 29, 1996 and the historical audited consolidated statement of operations and accompanying notes of Vista for the year ended March 31, 1996.

        The pro forma financial information gives effect to the Vista acquisition under the purchase method of accounting based on the assumptions and adjustments described in the accompanying notes. The proforma adjustments relate to the amortization of the cost in excess of the net assets acquired and the recording of minority interest for the portion of Vista that Pharma Patch does not own. It should be understood that the pro forma condensed consolidated statements of operations do not reflect actual consolidated results of operations since among other factors, actual expenses may be lower or higher than amounts assumed or estimated. The pro forma condensed consolidated statements of operations may not be indicative of the results that actually would have occurred if the transaction had taken place on the dates indicated nor do they represent a basis for assessing future performance. The pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and the accompanying notes of Pharma Patch and Vista.

                                PHARMA PATCH PLC
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                    Pharma                  Vista                               Pro forma
                                   Patch Plc          Technologies, Inc.                        totals for
                                 for the three           for the one                          the three month
                              month period ended     month period ended                        period ended
                                May 31, 1996           March 31, 1996        ADJUSTMENTS       May 31, 1996
                                      $                        $                  $                  $
                              ------------------     -------------------  -----------------    --------------
REVENUE                            482,732                241,366               -         -          724,098

EXPENSES
 General & Administrative          871,526                278,610               -         -        1,150,136
 Depreciation & amortization       149,788                 49,418          25,476                    224,682
 Interest expense (income)          (2,894)                     -               -         -           (2,894)
 Other                                 567                    232               -         -              799
                                 ---------                -------          ------    ------       ----------
Total expenses                   1,018,987                328,300          25,476         -        1,372,723
                                 ---------                -------          ------    ------       ----------
Loss from operations               536,255                 86,894          25,476         -          648,625
                                 ---------                -------          ------    ------       ----------

Equity Investee Loss                 7,468                  3,734                                     11,202
Minority Interest (Benefit)        (68,434)                10,202               -    53,339         (111,571)
Other (income) Expense             254,903                      -               -         -          254,903
                                 ---------                -------          ------    ------       ----------
Loss from continuing operations    730,192                100,830          25,476    53,339          803,159

Loss from continuing operations
 per ordinary share                    .05                      -               -         -              .05

Weighted average number of
 ordinary shares outstanding    15,580,315                      -                                 16,607,489

                                PHARMA PATCH PLC
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                    Pharma                  Vista                                          Pro forma
                                   Patch Plc           Technologies, Inc.                                  totals for
                                    for the                for the                                             the
                                   year ended             year ended                                       year ended
                                February 29, 1996        March 31, 1996             ADJUSTMENTS         February 29, 1996
                                        $                      $                        $                       $
                                ------------------      -------------------     ------------------      -----------------
REVENUE                                         -             2,130,073               -          -            2,130,073

EXPENSES
 General & Administrative               1,798,524             4,624,630               -          -            6,423,154
 Depreciation & amortization                    -               467,509         382,152          -              849,661
 Interest expense (income)                      -                63,465               -          -               63,645
 Other                                      2,285                   695               -          -                2,980
                                        ---------             ---------         -------   --------           ----------
Total Expenses                          1,800,809             8,156,479         382,152          -            7,339,440
                                        ---------             ---------         -------   --------           ----------
Loss from Operations                    1,800,809             3,026,406         382,152          -            5,209,367

 Equity Investee Loss                                            11,202                                         (11,202)
 Minority Interest                                               (1,816)              -  1,476,380           (1,478,196)
 Other (Income) Expense                   (72,126)             (779,143)              -                        (707,017)
                                        ---------             ---------       ---------  ---------           ----------
Loss from continuous operations         1,728,683             3,814,935         382,152  1,476,380            4,449,390
Loss from continuing operations
  per ordinary share                       .22                                        -                         (.36)
Weighted average number of
  ordinary shares outstanding           8,033,265                                     -                      12,533,265

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

BACKGROUND

        The operations of the Company were primarily those of its wholly owned subsidiaries PP Holdings, Inc. and Medipro Sciences Limited ("Medipro"). The Flora operation was acquired June 30, 1994 and is reflected in fiscal 1995 accordingly. The Medipro operation was significantly downsized after the acquisition of the assets of Flora, Inc. ("Flora") and officially ceased operations January 31, 1995. The operations of the Company were primarily those of Medipro for the first four months of fiscal 1995 and all prior years. On November 15, 1995 the Company sold substantially all of its assets to Technical Chemicals and Products, Inc. ("TCPI") for 786,214 shares of TCPI common stock. Operating results related to this business have been treated as discontinued operations in the consolidated financial statements. Accordingly, the financial statements for fiscal 1996 include a loss from the discontinued operations of approximately $2,600,000, and a gain on the sale of approximately $16,400,000. See "Certain Transactions." The consolidated financial statements have been prepared in accordance with US GAAP.

RESULTS OF OPERATIONS

        THREE MONTHS ENDED MAY 31, 1996 AND MAY 31, 1995

        Revenues for the three months ended May 31, 1996 were generated from photo refractive keratectomy and other laser vision correction facility and service fees earned by European operations of the Company's subsidiary Vista. The Company did not generate any revenue for the comparable prior year period.

        Expenses for the three month period ended May 31, 1996 totalled $1,018,987. The increase of $838,201 from the three months ended May 31, 1995 is primarily attributable to the inclusion of Vista operations in the companies first quarter financial statements. Total expenses of $1,018,987 consist primarily of salaries, equipment (excimer lasers) and facility leases related to the laser vision correction operations and depreciation and amortization.

        During the first quarter ended May 31, 1996 the Company sold 210,000 shares of TCPI generating a loss including commissions of $254,903.

        The net loss for the three months ended May 31, 1996 was $730,192 or $0.05 per share compared to $878,346 or $0.18 per share for the three months ended May 31, 1995.

FISCAL YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

        As a result of the November 1995 TCPI transaction, the operations of the Company's subsidiaries, PP Holdings Inc. and Medipro, have been presented in the Company's Consolidated Statements of Earnings and Loss and Deficit as discontinued operations as per U.S. GAAP. The transaction with TCPI resulted in a gain of approximately $16,400,000 as the Company had previously written-off its acquired technologies and all research and development expenditures associated with these technologies. TCPI issued 786,214 shares of TCPI's common stock with a fair value of approximately $11,919,000 to the Company and also satisfied the $5,000,000 promissory note previously issued by the Company to Flora, Inc.

        During the fiscal year ended February 29, 1996, the Company had revenue from discontinued operations of $469,055 versus nil for the previous year.
These revenues were primarily due to feasibility studies conducted by the Company on behalf of third parties. The Company does not expect to have similar revenue in fiscal 1997.

        The loss from continuing operations in fiscal 1996 of $1,728,683 consists mainly of administration expenses of the Company during the year. Administration expenses of continuing operations of $1,798,524 increased by approximately $657,223 or 58% from 1995. This increase can be attributed to an increase in professional fees relating to the TCPI transaction and increased compensation expenses for the year relating to the anticipated reorganization of the Company. Other income during the year of $64,321 was primarily derived from receipt of proceeds from the sale of certain securities. Interest income is down from 1995 by $36,865 or 76% to $11,698 due to lower cash balances being available for short-term investments during the year.

        The loss from operations of the discontinued business segment of $2,593,468 in fiscal 1996 consists mainly of operating expenses of the Company's subsidiary PP Holdings Inc. Within this amount is $1,164,681 in research and development expenses and $558,033 in administration and general expenses. In addition, $337,667 in interest on long-term debt was incurred during the year related to the $5,000,000 note satisfied in TCPI. The fiscal 1995 loss from operations of discontinued business segment of $11,698,353 for fiscal 1995 is $9,104,885 higher than the 1996 amount because of the unusual items charged in 1995's financial statements. These included the write-off of capitalized technologies, restructuring costs of Medipro and the write-off of a foreign currency translation amount, all totalling approximately $6,361,000. In addition to these amounts, fiscal 1995 costs were higher due to higher research and development costs incurred of $2,355,515.

        For the year ended February 29, 1996 the Company had a net earnings of $12,090,676 or $.50 per share (fiscal 1995 - a loss of $2.56). This net income in fiscal 1996 is due to the gain on the sale of assets to TCPI whereas the fiscal 1995 loss is attributable to the unusual items charged in fiscal 1995 listed above.

      FISCAL YEARS ENDED FEBRUARY 28, 1995 AND 1994

        Expenses from continuing operations for the fiscal year ended February 28, 1995 were $2,081,891 versus $1,348,112 for the fiscal year ended February 28, 1994. The increase in expenses are primarily attributable to the write-off of Cangene acquisition costs and the loss on disposal of the Cangene investment ($992,843) partially off-set by a reduction in administration expense and a foreign exchange gain. Loss from continuing operations for the 12 month periods ending February 28, 1995 and 1994 are $2,039,091 and $1,307,672 respectively. The increase in the loss from continuing operations is attributable as outlined above.

        The loss from discontinued operations for fiscal year 1995 were $11,698,353 versus $1,919,752 for the fiscal year ended February 28, 1994. The year over year increase in the loss from discontinued operations is primarily attributable to unusual items written off in fiscal 1995 totalling $6,361,084 and an increase in expenses associated with the operations of PP Holdings, Inc. The unusual items relate to acquired technology ($2,775,336), write-off of capitalized technology ($1,685,516), Medipro restructuring costs ($1,492,070) and write-off of the cumulative translation adjustment related to Medipro Sciences Limited ($408,162).

        The net loss for fiscal 1995 increased 326% to $13,737,444 from $3,227,424 in fiscal 1994. The increase was primarily attributable to the unusual items described above and duplication of discontinued operating expenses associated with PP Holdings, Inc.

LIQUIDITY AND CAPITAL RESOURCES

        Since its inception, the Company has relied upon private and public equity financing and internally generated cash flows, principally from the license and contract product development fees, to finance its operations.

        The increase in cash of $2,957,777 from February 29, 1996 to May 31, 1996 represents the net proceeds from the balance of a closing of the Private Placement ($276,894) and the net proceeds from the sale of 210,000 shares of TCPI shares ($2,928,696) offset primarily by the net cash component of the purchase price paid to Vista ($998,500) less cash held by Vista at the time of purchase of $288,312 for a net effect of ($710,188), the purchase of fixed assets ($5,412) and other on-going working capital requirements. The Company has 576,214 shares of TCPI remaining for which the lock up agreement ends in October 1996, at which time the stock can be sold. As of August 8, 1996 the TCPI stock had a market value of $10.25 per share.

        The net loss for the three month period ended May 31, 1996 of $730,192 included depreciation and amortization and a net change in non-cash working capital of $149,788 and $570,617 respectively.

        The Company has had limited operating revenues and has accumulated a deficit of $6,979,820 as of May 31, 1996. The Company expects to continue to incur operating losses until such time, if ever, it generates sufficient revenues. There is no assurance that the Company will ever operate profitably.

        In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for years beginning after December 15, 1995. The Company anticipates electing to continue its current accounting methodology regarding stock options granted to employees and will add the required additional footnote disclosures prescribed by SFAS No. 123. In addition, options granted to non-employees will have compensation expense associated with them, calculated in accordance with the new pronouncement.

      GENERAL

      The Warrants may be exercised during their respective exercise periods upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date) of such warrants at the office of the Depository, with the form of Election of Purchase on the reverse side of the Warrant certificate completed and executed, as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

      The Warrants do not confer upon the holders any voting or any other rights as a shareholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

      No Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a current prospectus covering the issuance of Units, ADSs and Warrants issuable upon exercise of the Warrant and the issuance of Shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of ADSs representing Ordinary Shares upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement.
While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.

      No fractional Ordinary Shares or ADSs will be issued upon exercise of the Warrants. However, if a holder exercised all warrants then owned of record by him, the Company will pay to that holder, in lieu of the issuance of any fractional shares that are otherwise issuable, an amount of cash based on the market value of the ADSs on the last trading day before the exercise date.

        WARRANT AGENT

      The warrant agent for the Warrants is the Bank of New York, 101 Barclay Street, New York, New York 10286 (the "Warrant Agent").

      The Warrants were issued pursuant to a warrant agreement between the Company and the Warrant Agent.

      In connection with the Company's initial public offering in March 1994, the Company sold to Westfield Financial Corporation, the Underwriter and its designees, for an aggregate of $10.00, warrants (the "Underwriter's Warrants") to purchase up to 100,000 ADS at $9.90 per ADS, 50,000 Class B Warrants at $0.165 per B Warrant and 50,000 Class C Warrants at $0.165 per C Warrant. The Underwriter's Warrants could not be transferred until February 28, 1995, except to the officers and partners of the Underwriter or members of the selling group, and are exercisable during the four-year period commencing February 28, 1995 (the "Warrant Exercise Term"). The exercise price of the Underwriter's Warrants and the number of Ordinary Shares issuable upon exercise of the Underwriter's Warrants are subject to adjustment under the anti-dilution provisions contained in the Underwriter's Warrants. The Company has also granted certain registration rights to the holders of the Underwriter's Warrants.

      During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's ADRs. To the extent that the Underwriter's Warrants are exercised, dilution to the equity interests of the Company's shareholders will occur if, at the time of exercise, the Company's book value exceeds the exercise price. Further, the terms upon which the Company will be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants.

                               BUSINESS OF VISTA

INTRODUCTION

     Certain information in this Proxy Statement -- Prospectus includes forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties including, but not limited to, market acceptance of new technologies, financial resources available to Vista and its corporate affiliates, economic, competitive, governmental and technological factors affecting Vista operations, markets, services and prices, and other factors described in this Report. Vista's actual results could differ materially from those suggested by any forward-looking statements as a result of such risks.

     Vista is engaged primarily in providing advanced laser vision correction ("LVC") equipment and support services for use by licensed health care professionals. Through its subsidiary corporations, Vista provides excimer lasers, related equipment and other services (collectively "LVC Services") at outpatient surgical centers for ophthalmologists to perform refractive surgical procedures for correction of vision disorders. Vista's majority owned subsidiaries in Europe, acquired in 1994, currently operate five refractive surgical outpatient clinics, three in Italy and two in Sweden. To date, Vista's operations in Europe have not been profitable. See "European Operating Subsidiaries".

     Since June 1995, Vista has been developing a program to organize and sponsor additional companies to provide laser equipment and LVC Services in the United States and Canada through regional joint venture enterprises. A key part of Vista's strategy for expansion in the United States and Canada is to develop independent regional companies that will be independently financed and engage the services of skilled and prominent ophthalmologists experienced in a variety of LVC treatments, procedures and post-operative care. These professionals will be engaged by Vista and/or its regional subsidiaries to establish medical and operational standards relating to LVC Services, to train other ophthalmologists in advanced LVC procedures, and to establish advisory boards consisting of credentialed and prominent ophthalmologists ("Mds") and optometrists ("Ods") with similar skills and experience. Vista believes that its regional joint venture subsidiaries in North America will be capable of supporting a full range of LVC procedures because of their anticipated access to physicians skilled in advanced methods and one or more planned locations in Canada offering certain LVC services not currently available in the United States. See "Program to Expand by Sponsoring Regional Joint Venture Companies in North America."

     Vista, through its European operating subsidiaries and joint venture interests in other affiliated companies in the United States and Canada, is primarily engaged in providing access to advanced laser vision correction ("LVC") equipment and support services (collectively "LVC Services") for use by licensed ophthalmologists in the treatment of refractive vision disorders. Computer-controlled excimer lasers can be used to treat refractive vision disorders such as nearsightedness and astigmatism to eliminate or reduce the need for corrective lenses. The Company's subsidiaries and affiliates provide individual physicians and group ophthalmic practices with shared access to laser equipment, thus eliminating capital costs, investment risk and maintenance of such equipment by the health care professional. LVC Services provided by the Company's subsidiaries and affiliates also include various support services, such as physician and staff training, technical support services, equipment maintenance, billing and accounting and other administrative services.

     Vista's European operating subsidiaries have owned and operated excimer laser facilities in Italy and Sweden since 1992 and 1994, respectively, and
currently maintain      excimer lasers in use at five outpatient surgical
centers, three in Italy and two in Sweden, including a new location in Sweden established in August 1995. See "European Operating Subsidiaries" below.

     In anticipation of recent approvals by the United States Food and Drug Administration ("FDA") of excimer laser technology and equipment supplied by two manufacturers to treat certain refractive vision disorders, the Company developed a strategic plan commencing in June 1995 to organize and sponsor additional companies to provide LVC Services in the United States and Canada through regional joint venture alliances with certain prominent ophthalmologists. A key part of Vista's strategy for expansion in the United States and Canada is to develop, invest in, and act as a consultant to, regional joint venture companies ("Regional Joint Ventures") that are to be independently financed and offer advantages of equity incentives and management control to skilled and prominent ophthalmologists experienced in a variety of LVC treatments, procedures and post-operative care. To date, the Company has organized and sponsored six Regional Joint Ventures in various stages of development including one in Northern California that recently commenced operations in June 1996 with an excimer laser at each of three locations. See "North American Regional Joint Venture Investments and Affiliations".

     During March 1996, Vista completed equity financing transactions with the Company that resulted in a change in control of Vista. See "Agreements with the Company for Equity Financing and Change in Control" below.

     In July 1995, Vista abandoned efforts to acquire control of Medical Development Resources, Inc. ("MDRI") and wrote off $5,643,000 of prior investments in MDRI and its subsidiaries at the end of its prior fiscal year on March 31, 1995. The joint venture operations of an excimer laser clinic in London, England were discontinued in June 1995 in response to unfavorable local pricing for PRK procedures due to overcrowding of the market, a history of unprofitable operations and a change in business strategy of the joint venture partner.

     The Company was incorporated under the laws of Nevada on June 15, 1992 and its principal office is located at 1250 Oakmead Parkway, Suite 210, Sunnyvale, California 92086-3599, telephone number (408) 524-2939.

BACKGROUND AS TO LASER VISION CORRECTION SYSTEMS

     Advanced LVC equipment supplied by various manufacturers has been commercially available in recent years for use in foreign countries, including Canada and various countries in Europe, among others. Two U.S. manufacturers, Summit Technology, Inc. ("Summit") and VISX, Incorporated ("VISX"), recently received FDA pre-market approval in October 1995 and March 1996, respectively, for use of the Summit SVS Apex excimer laser system and VISX's excimer laser systems Models "B" and "C" to perform photorefractive keratectomy ("PRK") to treat low to moderate myopia (nearsightedness). PRK is a form of LVC treatment involving the use of an excimer laser to reshape the cornea, thereby adjusting refractive power of the eye. Excimer lasers manufactured by Summit and VISX have also been approved for use in the United States and other countries to treat a number of pathological superficial corneal disorders in a procedure called phototherapeutic keratectomy ("PTK").

     Other LVC procedures employed in Canada and other foreign countries include the use of excimer lasers to perform a procedure known as laser in situ keratomileusis ("LASIK") and holmium lasers for laser thermalkeratoplasty ("LTK") and laser sclerostomy ("LS") procedures. LASIK is primarily prescribed for treatment of hyperopia (farsightedness), astigmatism and extreme myopia; LTK may be prescribed for instances of mild hyperopia and astigmatism; and LS is used for treatment of symptoms of glaucoma. In May 1996, the FDA advised U.S. eye care professionals that LASIK and bilateral surgery (treatment of both eyes at the same time) are outside the scope of currently FDA approved labeling for excimer lasers; although the FDA noted that physician discussions with patients and decisions to conduct either of those procedures are considered the practice of medicine, the FDA cautioned that it expects excimer laser equipment manufacturers and health care practitioners will advertise and promote the use of FDA approved lasers in the United States only within the scope of their currently FDA approved use, i.e. for PRK and PTK.

     All of these LVC procedures are normally performed on an outpatient basis and require from 15 to 30 minutes in addition to pre-operative consultations and post-operative care. Depending upon the severity of the patient's pre-treatment vision disorder, improved vision resulting from LVC procedures either eliminates or significantly reduces the patient's need to wear eyeglasses or contact lenses. Vista's existing European subsidiaries and planned Regional Joint Ventures in the United States focus primarily on PRK treatment to correct low and mild myopia. Regional Joint Venture operations planned for at least two locations in Canada adjacent to the U.S. border are expected to offer a wider variety of LVC services, including LASIK, bilateral treatment and an advanced proprietary method of PRK developed by Dr. Donald G. Johnson called the Johnson transepithelial multi-zone, multi-pass PRK procedure ("TMM PRK"). TMM PRK provides for a smoother ablation zone than standard PRK procedures, thus reducing glare and central islands side effects sometimes encountered in PRK procedures. The epithelium (a layer of cells comprising the outer surface of the cornea) is removed in the TMM PRK procedure by use of the laser, thus avoiding direct contact with the eye by the physician or instruments. Vista believes that the TMM PRK method promotes faster post-operative regrowth during the period when risk of pain and infection risk is highest.

     Vision care professionals engaged by Vista and/or its Regional Joint Ventures establish medical and operational standards relating to LVC Services, train ophthalmologists and optometrists in advanced LVC procedures, and establish advisory boards consisting of credentialed and prominent ophthalmologists and optometrists with similar skills and experience. The Company believes that its Regional Joint Ventures planned for targeted market segments of North America will be capable of supporting a full range of LVC procedures because of access to physicians skilled in advanced methods and the ability to make appropriate referrals to medical professionals in Canada offering certain LVC procedures not currently available in the U.S.

          VISION DISORDERS AND ALTERNATE FORMS OF CORRECTIVE TREATMENT

     The human eye is approximately 25 millimeters in diameter and functions much like a camera, with a lens in front and a light sensitive screen, the retina, in the rear. Images enter the human eye through the cornea, a transparent domed window at the front of the eye. In a properly functioning eye, the cornea bends (refracts) incoming images, causing the images to focus on the retina. The inability of the cornea to properly refract incoming images results in blurred vision and is called a refractive disorder.

     Myopia (nearsightedness), hyperopia (farsightedness) and astigmatism are three of the most common refractive disorders resulting from an inability of the optic system to properly focus images on the retina. The amount of refraction is dependent on the shape, specifically the curvature, of the cornea. In a nearsighted (myopic) eye, images are focused in front of the retina; in a farsighted (hyperopic) eye, images are focused behind the retina; and in an astigmatic eye, images are not focused at any one single point.

     Conventional methods of correcting refractive disorders are by prescription of eyeglasses and contact lenses. Over the last 15 years, refractive vision disorders have also been treated by several surgical techniques. These include radial keratotomy ("RK"), in which small incisions approximately 400 to 450 microns deep in a radial configuration are made around the periphery of the cornea to cause a flattening of the cornea. Other surgical techniques are keratomileusis, which involves freezing the cornea and reshaping it, and automated lamellar keratoplasty ("ALK"), which involves using a microkeratone to remove microscopic amounts of corneal tissue.

     Industry sources estimate that 200,000 RK procedures were performed in the United States in 1994. Because RK is a manual procedure and not performed with a computer-controlled device, RK is highly dependent on the surgical skill of the ophthalmologist performing the procedure. Moreover, because RK involves incisions into the corneal tissue, it weakens the structure of the cornea which may have adverse consequences as patients age. RK has never undergone a controlled clinical study under an FDA protocol because no medical device, other than a scalpel, is used in the procedure. Compared to RK, the Company believes that laser surgery involves reduced surgical risk, does not weaken the corneal tissue, is less invasive and is less dependent on the ophthalmologist's skill.

     Corneal pathological disorder, which include certain diseases, injuries and conditions of the cornea, also result in impaired vision, discomfort or blindness. Such pathologies include corneal opacities, irregular corneal surfaces and abnormal tissue growths on the cornea. Another pathological condition of the eye is glaucoma, a disease characterized by a sustained elevation of intraocular pressure which, if untreated, may result in blindness. A typical medical alternative for treatment of pathological disorders is a corneal transplant which involves major surgery and is dependent on the availability of a suitable donor cornea and the individual surgeon's skill and experience. Corneal transplants may produce irregular corneal surfaces which compromise the patient's vision and also involve a risk of the possible transmission of viruses that could infect the patient.

                    LASER VISION CORRECTION ("LVC") SYSTEMS

     Lasers have been used routinely for a variety of medical purposes since the 1960s. Lasers emit photons of light into a highly intense beam of energy that is delivered to targeted tissue by means of optical mirrors or fiber optics. The degree of absorption by the tissue varies with the choice of wavelength and is an important variable in the application of laser technology in treating various tissues. Surgical lasers emit light in a continuous stream or in a series of very short duration "pulses", thus interacting with tissue through heat or shock waves. Several factors, including the wavelength of the laser and the frequency and duration of the exposure or pulse, determine the amount of energy which interacts with the targeted tissue.

     Laser technology has been accepted in the ophthalmic community for the treatment of certain eye disorders. In general, ophthalmic lasers are used to coagulate, cut or ablate (remove) targeted tissue.

                       EXCIMER LVC SYSTEMS AND PROCEDURES

     Excimer lasers were first developed in the late 1980s, and are incorporated in a fully integrated ophthalmic surgical workstation for use by ophthalmologists to perform procedures to treat refractive and other ophthalmic disorders. The excimer laser system delivers pulses of ultraviolet laser light to ablate (remove) submicron layers of tissue from the surface of the cornea in a computer-assisted, predetermined pattern to reshape the cornea. Most of the laser light generated by the excimer system is absorbed by the removed corneal tissue during a procedure. As a result, the laser light does not penetrate interior portions of the eye and does not create substantial amounts of heat in the surrounding tissue. These attributes make the excimer laser system well suited to corneal surgery.

     PRK. Photorefractive keratectomy ("PRK") is a procedure performed with a excimer laser system to treat primarily nearsightedness. When performing PRK with the excimer laser, the ophthalmologist determines the exact correction required (which is measured by the same type of examination used to prescribe eyeglasses or contact lenses) and programs the correction into the system's computer. The ophthalmologist removes the thin surface layer of the cornea (the epithelium) and positions the patient for the laser procedure. The average PRK procedure consists of approximately 150 laser pulses, each of which lasts several billionths of a second over a period ranging for 15 to 40 seconds. Cumulative exposure to the laser light is less than one second. The entire procedure, including patient preparation and post-operative dressing, generally lasts no more than thirty minutes.

     Following the PRK procedure, the ophthalmologist may prescribe topical pharmaceuticals to promote corneal healing and to alleviate discomfort. A series of patient follow up visits is scheduled with the ophthalmologist or an optometrist to monitor the corneal healing process, to verify that there are no complications and to test the correction achieved by the PRK procedure. Patients undergoing PRK generally experience discomfort for approximately 24 hours, and blurred vision for approximately 48 to 72 hours after the procedure. Although most patients experience improvement in uncorrected vision within a few days of the procedure, it generally takes from two to six months for the correction to stabilize and for the full benefit of the procedure to be realized. An individual typically has one eye treated in a session, with the second eye treated three to six months thereafter. The Company anticipates, however, that a significant percentage of patients at Vista's Regional Joint Ventures planned for Canada may be eligible for bilateral treatment in which both eyes are treated simultaneously.

     Although a patient usually experiences a substantial improvement in clarity of vision within a few days following the PRK procedure, it generally takes from two to six months for the full benefit of the procedure to occur. The PRK procedure is used today primarily to correct the vision of patients with myopia (or nearsightedness) ranging from -1.5 to up to -7.00 diopters, although the PRK procedure has also been performed in foreign countries on higher diopter nearsighted and, occasionally, farsighted and astigmatic patients. Approximately 90% of all myopic patients are nearsighted up to -6.00 diopters and use of the PRK procedure to correct the vision of nearsighted patients of up to -6.00 diopters therefore has received the greatest degree of testing.

     LASIK. Laser assisted in situ keratomileusis ("LASIK") is a procedure performed with an excimer laser system primarily to treat extreme cases of myopia. LASIK, although a more unusual and delicate surgical procedure than PRK, offers advantages in that the epithelium is not touched by the laser and therefore promotes quicker healing. The ophthalmologist uses a microkeratone to open a flap on the surface of the cornea, laser energy is used to ablate corneal cells on the exposed surface, and the flap is then folded back into place. Glare and central islands are practically non-existent after LASIK since ablation occurs in the stroma layer (under the surface epithelium layer). Due to the corneal flap, subsequent retouches are facilitated with minimal recovery time.

     LASIK may be more predictable in treating high levels of myopia, but the LASIK procedure not been specifically approved in the United States by the FDA. The FDA has advised physicians that discussions with patients and decisions to conduct LASIK or bilateral surgery (treatment of both eyes at the same time) are considered the practice of medicine, and the Company believes that certain surgeons in the U.S. are performing LASIK procedures. The FDA has cautioned eye care professionals in the U.S. to advertise and promote the use of FDA-approved lasers only within the scope of their currently FDA-approved use, i.e. for PRK and PTK.

     PTK. Phototherapeutic keratectomy ("PTK") is a procedure performed with the excimer system to treat corneal pathologies. In this procedure, submicron layers of tissue are ablated from the surface of the cornea in order to remove diseased, scarred or sight-inhibiting tissue. The goal of PTK is not necessarily to cure the corneal pathology, but to alleviate symptoms associated with the pathology. The FDA has granted pre-market approvals for use in the United States of PTK procedures with Summit excimer laser equipment in February 1995 and for VISX equipment in October 1995.

     Other. Excimer lasers may also be used to treat glaucoma by a procedure known as Partial Excimer Traheculectomy ("PET"). The PET procedure involves the use of the excimer laser to create a penetrating filter through the scleral tissue (the tough, fibrous tissue covering all of the eye except the cornea), which causes the permeation of fluids from within the eye, thus reducing pressure levels. Vista believes that one laser manufacturer has received an Investigational Device Exemption from the FDA to conduct clinical trials for the PET procedure in the United States.

                       HOLMIUM LVC SYSTEMS AND PROCEDURES

     LTK. Another recently developed LVC technology is the holmium laser system. The holmium system delivers high intensity pulses of infrared light to an eye by means of a fiber optic cable and a single-use, hand-held probe that directly contacts the eye at the exact spots chosen by the ophthalmologist. Vista is aware of two manufacturers that have developed holmium laser systems. Vista believes that both of those companies are in the process of conducting clinical trials for the FDA to demonstrate the safety and efficacy of the holmium laser to perform laser thermal keratoplasty ("LTK"). LTK is a refractive procedure performed to treat farsightedness and astigmatism in which peripheral corneal tissue is thermally shrunk, causing the central portion of the cornea to steepen.

     LS. Laser Sclerostomy ("LS") is a surgical procedure performed with the holmium system to treat the symptoms of glaucoma by making an opening in the front chamber of the eye. Summit has received FDA pre-market approval to sell its holmium system in the U.S. for treatment of glaucoma.

                               OTHER LVC SYSTEMS

     Vista is aware of three companies that have reportedly developed solid state lasers, ophthalmic laser surgical systems that apply a beam of high intensity light to remove tissue from the inside, as opposed to the surface of, the cornea. These solid state lasers are designed to ablate tissue inside the cornea without violating the cornea's surface by computer-guiding the laser beam to the inner corneal tissue and vaporizing the targeted tissue.

EUROPEAN OPERATING SUBSIDIARIES

     From February to May 1994, Vista negotiated and completed the acquisition of controlling interests in certain foreign subsidiaries offering access to excimer lasers at outpatient surgical centers in Italy, Sweden and the United Kingdom. At the time of those acquisitions in 1994, these European operating subsidiaries had excimer lasers at four refractive surgical centers, two in Italy, one in Sweden and one in England. The center in England was subsequently closed in June 1995 and two new centers, one in Italy and one in Sweden, have been opened since these acquisitions were accomplished. Due primarily to the limited operating history of these surgical centers including charges for depreciation and amortization, Vista's operations in Europe have not yet been profitable. However, Vista's Italian subsidiary, representing approximately 57% of Vista's consolidated revenues for its fiscal year ended March 31, 1996, produced positive cash flow from operations during its fiscal year ended December 31, 1995.

     Vista's European LVC Services are operated under the trade name Vista Vision(TM). As of March 31, 1996, Vista owned approximately 73.57% of Vista Vision S.p.A. ("Vista-Italy") and 100% of Vista Vision Scandinavia AB ("Vista-Sweden"). Vista's interest in Vista-Sweden is held through a wholly owned Dutch company organized to facilitate administration of Vista's European operations. A United Kingdom subsidiary of Vista, Vista Vision International Ltd. ("Vista-UK"), owned a 50% joint venture interest in a surgical center in London, England and was liquidated in mid-1995 when Vista and its joint venture partner determined to close the London clinic.

     Vista-Italy's locations include a Milan center originally opened in February 1992 and relocated during 1995, a Pisa clinic established in March 1993 and a Rome center started in January 1995. The Vista-Sweden centers include a center in Stockholm purchased from a third party in June 1994 and a center in Malmo opened in August 1995.

     Vista's European operating subsidiaries typically receive a fee or a percentage of the surgeon's fee for each LVC surgical procedure performed, which to date have consisted primarily of PRK procedures. The gross professional fee for PRK procedures in Italy and Sweden currently ranges from approximately $1,500 to $2,500 per procedure, with a single eye constituting one procedure, and fees payable to Vista-Italy and Vista-Sweden generally range from $800 to $1,800 per procedure. Certain operating expenses of Vista-Italy and Vista-Sweden under cooperative agreements for their facilities are in turn based upon the number of procedures performed.

     Vista-Italy and Vista-Sweden maintain a total of five VISX excimer lasers. Another laser owned by a third party is shared by Vista-Italy at a center recently opened in Palermo, Italy.

     The following chart summarizes certain information as to the number of LVC surgical procedures performed at Vista's European centers for the periods indicated (excluding the center at Palermo, Italy opened in July 1996 after the periods covered by the table):

                                                                       FISCAL YEAR ENDED MARCH 31,
                                                                       ---------------------------
                                                                        1996      1995       1994
                                                                       ------    ------     ------
Milan, Italy (opened February 1992).................................     595        466       239
Pisa, Italy (opened March 1993).....................................     504        404       213
Rome, Italy (opened January 1995)...................................     268         41        --
Stockholm, Sweden (see Note a)......................................     581        524       420
Malmo, Sweden (opened August 1995)..................................      77         --        --
                                                                       -----      -----       ---
Totals..............................................................   2,025      1,435       972
                                                                       =====      =====       ===

- ---------------

(a) Includes procedures performed at this center for periods prior to the June 1994 purchase of assets by Vista-Sweden.

NORTH AMERICAN REGIONAL JOINT VENTURE INVESTMENTS AND AFFILIATES

     Having anticipated recent FDA pre-market approval of PRK equipment supplied by Summit and VISX, Vista's business strategy developed in June 1995 is to expand in North America by organizing and sponsoring independently financed regional enterprises (the "Regional Joint Ventures") in which Vista will obtain a significant equity interest and long-term fee-based consulting arrangements. Vista has obtained and will continue to seek affiliations for each of its Regional Joint Venture subsidiaries with experienced LVC eye care professionals; these regional enterprises will seek third-party financing with Vista's assistance to provide equipment and other LVC support services to vision care professionals in targeted regional markets operating under the name "Vista Laser Centers".

     In the typical Regional Joint Venture enterprise, Vista has subscribed to a 5% Series B convertible preferred stock issue of the Regional Joint Venture enterprise in exchange for shares of Vista common stock.

     From July 1995 through June 1996, an unaffiliated foreign venture capital corporate investor named Refractive Services-800, Inc. provided at least $100,000 in initial seed capital to five Regional Joint Ventures (for an aggregate investment of $520,000) to finance initial organizational expenses and costs of negotiating agreements with vision care professionals and seeking additional financing. In exchange for that investment, and in view of the high risks associated with a start-up enterprise, Refractive Services-800, Inc. received shares of a 10% Series A convertible preferred issue of the Regional Joint Venture with a liquidation preference equal to five times its cash investment in four Regional Joint Ventures and six times its cash investment in one other Regional Joint Venture.

     The Company recently negotiated an agreement effective July 18, 1996 to acquire the Series A preferred shares owned by refractive Services-800, Inc. in all five of these Regional Joint Ventures in exchange for 520,000 shares of Vista common stock. In addition, Vista agreed to purchase all of the capital stock in Refractive Services 800 Corp., a Nevada corporation ("RS-800") for $50,000 from Refractive Services-800, Inc. Refractive Services-800, Inc. organized RS-800 to acquire rights to, and offer the use of, certain 800 and 900 telephone numbers for telemarketing purposes at the election of Regional Joint Ventures.

     After initial organization of a Regional Joint Venture, negotiations with one or more local prominent ophthalmologists have been instituted and these physicians are offered the opportunity of providing additional seed capital investment in common stock and/or common stock purchase warrants issuable by the Regional Joint Venture. Agreements with professionals are negotiated for use of the Regional Joint Venture's equipment and other LVC Services and management to be provided to the Regional Joint Venture by eye care professionals or management personnel designated by them; these agreements are typically conditioned upon receipt of additional financing in the form of a subsequent private placement and/or initial public offering of securities by the Regional Joint Venture. Based upon its experience in LVC Services and affiliations with prominent LVC specialists, Vista also enters into a long-term consulting service agreement to provide certain administrative and consulting services to the Regional Joint Venture in exchange for a percentage of revenues realized by the Regional Joint Venture, which is also contingent upon additional financing.

     The Regional Joint Venture is licensed by Vista on a non-exclusive basis for no additional charge to operate under the name and style of "Vista Laser Centers" of the particular region during the term of Vista's consulting services agreement. Vista has adopted use of, and has filed trademark applications in the United States and Canada to register, the service mark "Vista Laser Centers"(TM). To date, Vista has organized and sponsored six Regional Joint Ventures discussed below, all of which are incorporated under the laws of Nevada.

     Upon commencing business, each Regional Joint Venture plans to enter into nonexclusive LVC Service agreements with additional ophthalmologists and optometrists who desire to contract for access to equipment and LVC Services. Regional Joint Ventures will earn fees for the fair market value of their LVC Services by billing health care professionals at the time of use, with such fees typically based upon a negotiated percentage of the gross procedure fees charged to patients by the professional; payment normally will be received when the professional collects its gross procedure fee from the patient. The gross procedure fee is established by the professional, except that consent of the Regional Joint Ventures will be required for gross procedure fees of less than a specified minimum per eye. Generally speaking, gross procedure fees charged by professionals for LVC treatment in most markets in the United States and Canada currently ranges from approximately $1,500 to $2,000 per eye, although there can be no assurance these levels will be maintained for the long term. Support services offered by the Regional Joint Ventures will include, among others, access to equipment, supplies and support personnel; administration of accounting, billing, collection and other information processing functions; training and education in advanced LVC procedures; and marketing support. There can be no assurance that ophthalmologists and optometrists will require and contract for LVC Services of these Regional Joint Ventures, and independent professionals and groups that do contract for such services cannot legally be required to agree that they will use exclusively the services of any single provider for their LVC practice on an exclusive basis.

                     VISTA LASER CENTERS OF MICHIGAN, INC.

     The first Regional Joint Venture sponsored by Vista is Vista Laser Centers of Michigan, Inc. ("VLC-Michigan"). To date, the activities of VLC-Michigan have consisted primarily of market research, seeking affiliations and negotiating agreements with experienced vision care professionals in the United States and Canada, and negotiating to acquire equipment for establishing a laser vision correction center in Windsor, Ontario after an initial public offering of its securities has been completed. VLC-Michigan is also negotiating to enter into a joint venture arrangement with a group of physicians in Michigan following completion of a pending initial public offering by VLC-Michigan.

     The Company issued 200,000 shares of Vista common stock in November 1995 to VLC-Michigan in exchange for 200,000 shares of VLC-Michigan Series B preferred stock, which have been recorded for financial statement purposes at an appraised value of $217,597. VLC-Michigan also received $157,000 in cash subscriptions to 100,000 shares of its Series A preferred stock ($100,000), 30,000 shares of its common stock ($30,000) and 270,000 Class A warrants ($27,000) exercisable at $1 per share. As noted above, Vista has agreed to purchase the 100,000 shares of Series A preferred stock previously issued by VLC-Michigan.

     VLC-Michigan has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of 800,000 shares of its 10% Series A cumulative convertible preferred stock at $5.00 per share ($4,000,000 total). There can be no assurance that VLC-Michigan will successfully complete an initial public offering of its securities, failing which it may not have sufficient capital to engage in business operations.

     Vista entered into a Consulting Services Agreement to provide certain consulting services to VLC-Michigan in exchange for 5% of VLC-Michigan's revenues attributable to its charges to health care professionals for the use of equipment and VLC Services, less a credit to VLC-Michigan of $5,000 per month. The Consulting Services Agreement is for a term of ten years from the date of an initial public offering by VLC-Michigan, and is automatically renewed thereafter for periods of five years unless either party provides six months' prior notice of an intent not to extend the term.

     RS-800, currently a wholly owned subsidiary of Vista, has granted VLC-Michigan the right to use certain 800 and 900 area code telephone numbers, including among others 800-WE-DO-PRK, for its marketing and public education programs. If VLC-Michigan elects to use those telephone numbers, RS-800 will receive 2-1/2% of the revenues generated only as a direct result of responses to telemarketing activities of VLC-Michigan by use of the licensed 800 and 900 telephone numbers.

     VLC-Michigan's VLC services are planned to be offered at locations in southern Ontario and Michigan. Dr. Fouad Tayfour, an Ontario ophthalmologist, has agreed to act as a consultant and to enter into a facilities use agreement with VLC-Michigan effective upon the completion of its initial public offering. Dr. Tayfour has performed approximately 2,000 LASIK procedures through 1995 in Ontario. Under the terms of a Facilities Agreement between VLC-Michigan and Dr. Tayfour, upon completion of a public offering, VLC-Michigan will receive approximately 50% of the gross procedure fee (as defined in the agreement) charged to patients by Dr. Tayfour as compensation for his use of VLC-Michigan's facilities and support services. The Facilities Agreement between VLC-Michigan and Dr. Tayfour will be for a term of five years effective upon successful completion of a public offering and will be renewed thereafter on a year-to-year basis unless either party has provided the other with at least three months' notice not to renew the agreement.

     Equipment for the first location of VLC-Michigan in Windsor, Ontario will be purchased by VLC-Michigan under an Agreement of Purchase of Assets with Windsor Excimer Corporation, an affiliate of Dr. Tayfour, and its operations will be located in a portion of facilities to be subleased from Windsor Excimer

Corporation upon completion of VLC-Michigan's initial public offering. The equipment includes a Summit OmniMed UV 200 excimer laser, a Sunrise Technologies LTK holmium laser and related equipment for a price of $1,000,000, payable $500,000 at completion of VLC-Michigan's initial public offering and $500,000 payable in a 10% promissory note due two years thereafter and collateralized by the equipment.

     VLC-Michigan has also assumed lease obligations from another physician in Michigan as to a Summit holmium laser with rental payments of $10,850 per month until December 1999, at which point VLC-Michigan has the right to purchase the equipment for a nominal payment of $1, plus an obligation in the aggregate amount of $230,000, payable at the rate of $250 each time the equipment is used by a physician.

     VLC-Michigan has entered into a consulting agreement with Dr. Tayfour effective upon the completion of its public offering. Under that agreement, Dr. Tayfour will act as a professional consultant to VLC-Michigan concerning the establishment of ethical standards and procedures for LVC Services and care, and will periodically conduct training and education seminars sponsored by VLC-Michigan. Compensation payable to Dr. Tayfour under this consulting agreement will include a percentage of VLC-Michigan's fees, after deduction of certain operating expenses, attributable to the first 20 LVC procedures performed in each month at its Windsor location by credentialed physicians other than Dr. Tayfour. The consulting agreement with Dr. Tayfour is for a term of five years effective upon successful completion of a public offering and will be renewed thereafter on a year-to-year basis unless either party has provided the other with at least three months' notice not to renew the agreement.

     Under the agreements with Dr. Tayfour, VLC-Michigan elected Ghassan Barazi as its President and Chief Executive Officer. Mr. Barazi acted as the Administrative Director and Business Manager for the Windsor Laser Eye Institute founded by Dr. Tayfour in 1991. VLC-Michigan has agreed that its Series B preferred shares in VLC-Michigan will be voted to cause Mr. Barazi and two vision care professionals to be designated by Dr. Tayfour to be elected directors of VLC-Michigan. Dr. J. Charles Casebeer and Dr. Donald G. Johnson, directors of Vista, have been elected to serve as directors of VLC-Michigan and Dr. Casebeer also serves as VLC-Michigan's Chairman of the Board.

               OTHER VISTA LASER CENTERS REGIONAL JOINT VENTURES

     Other Regional Joint Ventures sponsored by Vista are in the process of seeking affiliations and negotiating agreements with experienced vision care professionals in their primarily geographic markets and are at various stages in implementing plans to raise additional capital and acquire excimer laser equipment and related facilities. As noted below, one of those Regional Joint Ventures recently commenced operations in June 1996 following the completion of private placement financing.

     From November 1995 to May 1996, Vista issued 1,900,000 shares of its common stock in exchange for the purchase of 5% Series B cumulative convertible preferred shares in five of these Regional Joint Ventures as summarized in the table below. In each instance, it is anticipated that Vista's investment in Series B preferred shares of the Regional Joint Venture has or will be valued by independent appraisals for the purpose of determining the value of the shares exchanged for financial statement purposes.

     Vista Laser Centers of the Southwest, Inc. ("VLC-Southwest") commenced business operations at a location in Scottsdale, Arizona in February 1996. VLC-Southwest has leased a newly acquired VISX excimer laser. As of June 30, 1996, VLC-Southwest had received cash subscriptions of $291,500 to 100,000 shares of its Series A preferred stock ($100,000), 35,000 shares of its common stock ($35,000), 315,000 Class A warrants ($31,500) exercisable at $1 per share and a private placement ($125,000) of units aggregating $125,000 in principal amount of 11% convertible notes and 12,500 Class B warrants exercisable at $4 per share. One of the investors in common stock and Class A warrants of VLC-Southwest is Dr. J. Charles Casabeer. If VLC-Southwest successfully completes additional financing activities, as to which there can be no assurances, it is expected that VLC-Southwest will negotiate the purchase of certain assets from an affiliate of Dr. Casabeer, who is Chairman of the Board and a director of VLC-Southwest and also a director of Vista.

     Vista Laser Centers of the Pacific, Inc. ("VLC-Pacific") commenced business operations in June 1996 following receipt of $1,295,000 in cash subscriptions to 100,000 shares of its Series A preferred stock ($100,000), 50,000 shares of its common stock ($50,000), 450,000 Class B warrants ($45,000) exercisable at $1 per share and a private placement ($950,000) of units aggregating $950,000 in principal amount of 11% convertible notes and equipment lease obligations from physicians affiliated with VLC-Pacific for two VISX excimer lasers in Sacramento and San Jose, California and for a Summit excimer laser in San Leandro, California, and is currently operating at leased facilities in those three locations.

     Vista Laser Centers Metro, Inc., to be renamed Vista Laser Centers of the Northeast, Inc. ("VLC-Northeast") commenced business operations at a center in Toronto, Ontario and received $100,000 in cash subscriptions to 100,000 shares of Series A preferred stock. Additional cash subscriptions to common stock and warrants from local physicians and from a private placement of 11% convertible note and warrants are pending. VLC-Northeast owns a newly acquired VISX excimer laser and is engaged in negotiations to establish its next location in the New York City metropolitan area.

     Vista Laser Centers of the Northwest, Inc. ("VLC-Northwest") has not yet commenced business operations and has received $191,250 in cash subscriptions for 100,000 shares of Series A preferred stock ($120,000), 37,500 shares of its common stock ($37,500) and 337,500 Class A warrants ($33,750) exercisable at $1 per share. The investor in common stock and Class A warrants of VLC-Northwest is Dr. Donald G. Johnson. VLC-Northwest is currently engaged in negotiating agreements for its plan of operations and to raise additional capital, failing which it may not have sufficient capital to engage in business operations. If VLC-Northwest successfully completes an initial public offering or private placement of its securities, as to which there can be no assurance, it is expected that VLC-Northwest will negotiate the purchase of capital stock for an existing LVC services business from an affiliate of Dr. Johnson, who is Chairman of the Board and a director of VLC-Northwest and also Chairman of the Board and a director of Vista.

     Vista Laser Centers of the South, Inc. ("VLC-South") has established an office at Baton Rouge, Louisiana and is in the preliminary stages of organization and negotiating agreements.

     The Company does not exercise control over the Regional Joint Ventures and Vista has granted irrevocable proxies to vote all shares in the Regional Joint Ventures owned by Vista to one or more local affiliates of each Regional Joint Venture. Although there can be no assurance one or more Regional Joint Ventures will be successful in plans for an initial public offering or additional private placement financing, each Regional Joint Venture plans to ultimately affect a public offering of its securities that would reduce Vista's beneficial ownership in the Regional Joint Venture to significantly less than 50%. After giving effect to Vista's recent agreement to purchase Series A preferred shares in five Regional Joint Ventures in exchange for 520,000 shares of Vista Common Stock, the Company's investments in the Regional Joint Ventures described above as of July 30, 1996 are summarized in the following table:

                                                Shares(1)     Issued     Series B(1)     Series A     Primary(2)     Diluted
                                                ---------     ------     -----------     --------     ----------     -------
Vista Laser Centers of Michigan, Inc. ........   200,000     11-16-95     200,000(4)     100,000(4)      90.9%        46.2%
Vista Laser Centers of the Southwest, Inc. ...   250,000      3-18-96     350,000(5)     100,000(5)      87.2%        47.7%
Vista Laser Centers of the Pacific, Inc. .....   500,000      5-08-96     500,000(6)     100,000(6)      67.6%        38.5%
Vista Laser Centers of the Northeast, Inc. ...   450,000      5-08-96     675,000(7)     100,000(7)     100.0%       100.0%
Vista Laser Centers of the Northwest, Inc. ...   500,000      5-08-96     500,000(8)     100,000(8)      94.1%        51.1%
Vista Laser Centers of the South..............      0                            (9)

- ---------------
(1) In each case, Vista has granted or is committed to grant to one or more persons associated with the Regional Joint Venture an irrevocable proxy granting such person or persons the right to vote shares acquired by Vista in the Regional Joint Venture for a five-year term. Conversely, the Board of Directors of Vista has received for the same period an irrevocable proxy from the Regional Joint Venture to vote shares of Vista Common Stock issued to the Regional Joint Venture. All of such proxies will terminate as to any shares which are sold to a bona fide third party prior to expiration of the proxy.

(2) Represents percentage of common and common equivalent shares of the Regional Joint Venture that would be outstanding if all its convertible securities issued as of July 30, 1996 were converted into common stock. Does not give effect to the exercise of warrants and/or stock options issued by the Regional Joint Venture or to the possibility of additional offerings of securities planned by the Regional Joint Venture.

(3) Calculated on a fully diluted basis to give effect to the assumed conversion or exercise into common stock of all convertible securities, warrants and/or stock options issued by the Regional Joint Venture as of July 30, 1996. Does not give effect to the possibility of additional offerings of securities planned by the Regional Joint Venture. Based upon current proposals, if planned initial public offerings for VLC-Michigan and VLC-Pacific are successfully completed, as to which there can be no assurances, the beneficial ownership of shares held by the Company in VLC-Michigan and VLC-Pacific on a fully-diluted basis would decrease to approximately 20.7% and 20.3% respectively.

(4) Shares of 5% Series B preferred stock issued by VLC-Michigan have a preference in liquidation of $2.50 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis. The appraised value of the Series B preferred shares in VLC-Michigan as of the date of original issuance for financial purposes is $217,597. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Michigan for $1.00 per share in cash, have a preference in liquidation of $5.00 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis.

(5) Shares of 5% Series B preferred stock issued by VLC-Southwest have a preference in liquidation of $2.50 per share and are convertible into VLC-Southwest common stock on a one-for-one basis. The value of the Series B preferred shares in VLC-Southwest has not yet been appraised. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Southwest for $1.00 per share in cash, have a preference in liquidation of $5.00 per share and are convertible into common stock of VLC-Southwest on a one-for-one basis.

(6) Shares of 5% Series B preferred stock issued by VLC-Pacific have a preference in liquidation of $2.50 per share and are convertible into common stock of VLC-Pacific on a one-for-one basis. The appraised value of the Series B preferred shares in VLC-Pacific at the date of original issuance for financial reporting purposes is $487,855. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Pacific for $1.00 per share in cash, have a preference in liquidation of $5.00 per share and are convertible into common stock of VLC-Pacific on a one-for-one basis.

(7) Shares of 5% Series B preferred stock issued by VLC-Northeast have a preference in liquidation of $2.50 per share and are convertible into common stock of VLC-Northeast on a one-for-one basis. The value of the Series B preferred shares in VLC-Northeast has not yet been appraised. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Northeast for $1.00 per share in cash, have a preference in liquidation of $6.00 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis.

(8) Shares of 5% Series B preferred stock issued by VLC-Northwest have a preference in liquidation of $3.00 per share and are convertible into common stock of VLC-Northwest on a one-for-one basis. The value of the Series B preferred shares in VLC-Northwest not yet been appraised. Shares of 10% Series A preferred stock acquired by Vista for 120,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Northwest for $1.20 per share in cash, have a preference in liquidation of $6.00 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis.

(9) VLC-South is still in the organization stages. It is anticipated the Company will acquire Series B preferred shares of VLC-South in exchange for shares of Vista common stock.

                     OTHER RELATIONSHIPS WITH PROFESSIONALS

     Dr. Donald G. Johnson is Chairman of the Board and a director of Vista and has agreed to render part-time consulting services to certain of Vista's Regional Joint Ventures. The TMM PRK procedure was developed by Dr. Johnson, who is one of the world's most experienced PRK surgeons. Dr. Johnson developed TMM PRK procedures with VISX equipment and, as of December 31, 1995, has successfully treated approximately 7,400 eyes with excimer laser procedures.

     Dr. J. Charles Casebeer is an educator and trainer in the LASIK procedure and has previously served other companies as a consultant in the LASIK field. Dr. Casebeer is a director of Vista and has entered into a Consulting Agreement with VLC-Michigan contingent upon completion of its pending public offering. He is expected to continue his efforts in LASIK procedures and to assist in managing programs for training vision care professionals in the use and performance of LVC procedures and in recommending standards to establish a program of credentialing and training health care professionals in various aspects relating to LVC procedures and patient treatment. After completion of an initial public offering, Dr. Casebeer's professional corporation will receive from VLC-Michigan compensation at the rate of $60,000 per annum plus additional compensation for each vision care professional that enters a credentialing program to be established by VLC-Michigan.

     Dr. Casebeer and Dr. Johnson are expected to promote advanced LVC methods for both Vista and for various Regional Joint Ventures that have been formed, or may be formed in the future, to service various North American geographic markets.

SAFETY AND EFFICACY

     The first PRK procedure for the treatment of nearsightedness using an excimer laser system was performed in 1989, and the first PTK procedure for the treatment of a corneal pathology using an excimer system was performed in 1988. A large majority of PRK and PTK procedures to date have been performed only since 1990. PRK to correct myopia has been performed in at least 35 countries outside the U.S. prior to 1996.

     Some potential medical risks have been identified in connection with the use of LVC surgery and there may be other risks which will not be known until the procedure has been more widely used and monitored over an extended period of time.

     Possible concerns with respect to the safety and efficacy of LVC excimer laser systems for refractive surgery include predictability and stability of results and potential complications, such as modest decreases in best corrected vision and side effects from PRK, PTK, LASIK and LTK. Other possible effects include postoperative discomfort; corneal haze during healing (an increase in the light scattering properties of the cornea); glare/halos (undesirable visual sensations produced by bright lights); decrease in contrast sensitivity (diminished vision in low light); temporary increases in intraocular pressure in reaction to post procedure medication; modest fluctuations in astigmatism and modest decreases in best corrected vision (i.e., with eyeglasses); unintended over or under corrections; instability, reversal or regression of effect; corneal scars (blemishing marks left on the cornea); corneal ulcers (inflammatory lesions resulting in loss of corneal tissue); and corneal healing disorders (compromised or weakened immune system or connective tissue disease which causes poor healing).

     Summit has reported that two year follow-up data accumulated by Summit during its Phase III PRK clinical trials indicate all of the individuals undergoing PRK experienced an improvement in visual acuity without corrective eyewear. Prior to PRK, 95% of the eyes in this group were 20/200 or worse. Of the eyes treated, approximately 91% improved to 20/40 or better, the legal requirement to obtain a driver's license in most states without corrective eyewear, while the remaining 9% experienced improved vision without corrective eyewear, but still required corrective eyewear to achieve 20/40 vision or better.

MARKET POTENTIAL FOR LVC SERVICES

     It is estimated that in excess of 100 million people in the U.S., and a much larger number worldwide, use eyeglasses or contact lenses to correct common vision disorders, with over 60 million of these individuals suffering from nearsightedness. U.S. consumers spent an estimated $13.8 billion in eyeglass and contact lens purchases in 1993. While excimer laser procedures can treat people who are farsighted or are astigmatic, both the existing technology and application for regulatory approvals for those uses are in an earlier stage than for use of excimer lasers for treatment for nearsightedness.

     Refractive disorders generally are corrected with conventional methods such as eyeglasses and contact lenses. Alternative treatments for permanently reshaping the cornea to relieve nearsightedness, farsightedness and astigmatism include surgical methods, the most popular of which has been RK, discussed earlier in this Report. RK is used primarily to correct nearsightedness, but is known to have potential limitations such as: (i) weakening the cornea, (ii) potential for infection and (iii) producing inconsistent visual correction results. However, RK procedures are generally substantially less expensive than LVC procedures.

     Vista believes that the market potential for alternative refractive care utilizing excimer laser systems is commercially significant. Many eyeglass or contact lens wearers are potential candidates for laser refractive surgery. Generally speaking, Vista believes that younger persons are more apt to elect refractive surgery than older people who have become accustomed to eyeglasses or contact lenses over an extended period. However, the degree to which Vista's LVC Services can penetrate the potential market for vision correction will depend on a variety of factors including, but not limited to, medical and public acceptance of laser vision correction procedures and alternative technologies. None of these factors is under the immediate control of Vista nor is any predictable at this time.

     Vista's growth strategy includes: (a) increasing market penetration into Canada and the United States through Vista's sponsorship, investment and affiliation with Regional Joint Ventures; (b) continuing to promote alliances with prominent ophthalmologists and other vision care professionals with a goal of maximizing excimer laser usage for both its European operating subsidiaries and North American Regional Joint Ventures; (c) targeting Regional Joint Venture efforts toward specific markets and key demographic groups within their regional markets; (d) expanding market acceptance of LVC procedures by both vision care professionals and the general public through Vista's participation in seminars and training programs and dissemination of public information and advertising; and (e) on a longer-term basis, the possible acquisition of other companies engaged in providing LVC Services.

LVC EQUIPMENT AND SUPPLIERS

     Vista is not involved in the research, development or manufacture of refractive laser systems, and is dependent on unrelated manufacturers for the supply of laser equipment and systems to Regional Joint Venture companies and for possible expansion in Europe. Vista believes that there are four U.S. companies that have conducted or are conducting clinical trials with excimer lasers for refractive surgery: in addition to Summit and VISX, these include Chiron Corp. and LaserSight Incorporated. As discussed earlier, Summit and VISX have received pre-market approval to commercially sell and market in the United States their excimer lasers for PRK treatment of low and mild myopia and for PTK procedures.

     The current cost of an excimer laser ranges from approximately $475,000 to $525,000, plus sales tax. For laser equipment purchased from VISX or Summit, the manufacturer generally requires an additional royalty equal to $250 per PRK procedure to be paid to Pillar Point Partners, a partnership between VISX and Summit that holds certain patent rights with respect to their excimer laser technology. The purchase price typically includes a one- or two-year warranty on all parts except the optics (mirror and glass components), which generally carry a 30-day warranty. Annual maintenance and service fees are contracted for separately at the time of purchase and range from approximately $40,000 to $60,000 per year, but these estimates may vary with usage. Due to the equipment cost, Vista believes that most ophthalmologists interested in LVC surgery will not be able or willing to purchase a laser, seek financing for the purchase and/or arrange for required maintenance of the laser equipment.

     Equipment currently maintained or expected to be acquired by the Company's European operating subsidiaries and Regional Joint Ventures are described above under the captions "European Operating Subsidiaries", "Vista Laser Centers of Michigan, Inc." and "Other Vista Laser Centers Regional Joint Ventures". Reference is also made to Note 12 of the Notes to the Consolidated Financial Statements. Regional Joint Ventures in which the Company has acquired an interest plan to enter into additional commitments to purchase and lease LVC equipment which may be contingent in certain instances upon the respective Regional Joint Venture obtaining additional financing.

     In June 1996, the Company entered into two rental agreements with Summit for the lease of two Summit Apex excimer lasers. The term of each rental agreement commences upon equipment installation and will continue for a 27 month period. After the first three months of operation, each equipment lease provides for a minimum monthly rental fee of $6,500. The Company anticipates installing these lasers at one or more of its Regional Joint Ventures under a sublease arrangement.

FDA PRE-MARKET APPROVAL OF LVC EXCIMER SYSTEMS

     Excimer laser systems are regulated as medical devices by the United States Food and Drug Administration ("FDA") and require pre-market clearance or pre-market approval (referred to as a "PMA") by the FDA prior to commercial sale and use in the U.S. Medical devices in the U.S. are classified into one of three classes on the basis of the controls deemed necessary by the FDA to reasonably ensure safety and effectiveness. Class III devices, which include medical lasers, generally are those which must receive PMA by the FDA to ensure their safety and effectiveness and include, among other devices, new devices which have been found not to be "substantially equivalent" to existing legally marketed devices.

     A PMA application must be supported by valid scientific evidence which typically includes extensive preclinical and clinical trial data to demonstrate the safety and effectiveness of the device. If human clinical trials of a device are required, and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or distributor of the device) will have to file an Investigational Device Exemption ("IDE") application prior to commencing human clinical trials. The IDE application must be supported by data, typically including results of animal and laboratory testing. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA.

     A PMA application must contain the results of clinical trials, the results of all relevant bench tests, laboratory and animal studies, a complete description of the device and its components, a detailed description of methods, facilities and controls used to manufacture the device and certain other information. Upon receipt of a PMA application, the FDA makes a threshold determination as to whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the PMA application is sufficiently complete to permit a substantive review, the FDA will accept the application for filing. FDA review of a PMA generally takes one to two years from the date the PMA is accepted for filing, but may take significantly longer. The review time is often significantly extended by the FDA asking for more information, including additional clinical trials for clarification of information provided in the submission. There are devices for which FDA approval has been sought which have never been approved for marketing in the U.S.

     When conditions have been fulfilled to the satisfaction of the FDA, it will issue a PMA approval letter, authorizing commercial distribution of the device for certain applications. If the FDA's evaluation is not favorable, the FDA will deny approval of the PMA application or issue a "not approvable letter." The FDA may approve a device for some procedures but not others, or for certain classes of patients and not others. Modifications to a device that is an approved PMA also may require approval by the FDA of PMA supplements or new PMAs.

GOVERNMENTAL REGULATION

     The manufacturing, labeling, distribution, marketing and promotion of medical devices such as excimer lasers to which Vista and its affiliated companies provide access are subject to extensive and rigorous government regulation in the United States and in certain other countries.

     Excimer lasers in the United States are required to be the subject of an approved PMA application. As noted above, Summit and VISX have received approval of PMA applications for use of their excimer lasers in PRK and PTK procedures for the treatment of low to mild myopia. There can be no assurance that FDA approval will be received by equipment manufacturers for use of PRK for other refractive disorders, such as extreme myopia, astigmatism and hyperopia (farsightedness) or that other LVC procedures, such as LASIK or TMM PRK, will ever be approved by the FDA. Failure to receive such approvals could have the effect of limiting the market for LVC procedures in the United States, although the Company's plan in such event is that vision care professionals affiliated with its Regional Joint Ventures will have an option of referring patients desiring these alternative procedures to physicians in Canada associated with one or more Regional Joint Ventures.

     Users of medical devices in the United States are subject to continuing FDA obligations. Medical devices are required to be manufactured in accordance with regulations setting forth current Good Manufacturing Practices ("GMP"), which require that devices be manufactured and records be maintained in a prescribed manner with respect to manufacturing, testing and control activities. It is the FDA's view that with respect to excimer lasers, users, as well as manufacturers, are required to comply with FDA requirements with respect to labeling and promotion. The Medical Device Reporting regulation adopted by the FDA would require that the user provide information to the FDA whenever there is evidence to reasonably suggest that one of its devices may have caused or contributed to a death or serious injury, or that there has occurred a malfunction that would be likely to cause or contribute to a death or serious injury, or that there has occurred a malfunction that would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Users of medical devices are subject to periodic inspections by the FDA. Failure to comply with applicable FDA requirements could subject one or more Regional Joint Ventures subject to FDA regulation in the United States to enforcement action, including product seizures, recalls, withdrawal of approvals, and civil and criminal penalties, any one or more of which could have a material adverse effect.

     Medical device laws and regulations are also in effect in Canada and Europe. These range from comprehensive device approval requirements to requests for product data or certifications. The number and scope of these requirements are increasing. Medical device laws and regulations are also in effect in some states in which the Company may plan to sponsor Regional Joint Ventures. The failure of the Company's European operating subsidiaries or Regional Joint Ventures to comply with applicable foreign or state medical device laws and regulations may have a material adverse effect on the Company's business.

     Federal, state and foreign laws and regulations regarding the manufacture and marketing of medical devices are subject to change. For example, the FDA is currently considering significant changes to its GMP and to other regulations. The Company cannot predict what impact, if any, such changes might have on its business.

     The operations of Vista's European subsidiaries and the Regional Joint Ventures are also subject to extensive rules and regulations, both in the United States and foreign countries at the federal, provincial, state and local level, affecting the health care industry and the delivery of health care. These include laws and regulations prohibiting the practice of medicine and optometry by persons not licensed to practice medicine or optometry, prohibiting the unlawful rebate or unlawful division of fees and limiting the manner in which prospective patients may be solicited.

     Current regulatory requirements and restrictions that relate to corporate entities involved in the ownership and operation of healthcare facilities include prohibitions against: the corporate practice of medicine except by an entity owned by healthcare professionals and/or wherein the professionals exercise control over medical judgments; patient referrals by healthcare professionals (including ophthalmologists and optometrists) to a facility owned or compensated by such referring professional (either generally, or sometimes by defining such payments as "kick backs"); and "fee splitting" between healthcare professionals and corporate entities. Other laws in both the United States and foreign countries specifically regulate the nature and compensation provisions of employment or management relationships that healthcare professionals may have with a corporate-owned facility, may affect the form of business entity to be utilized, may limit payments either to the entity or to healthcare professionals to the "fair market value" of their contributions, or may affect the manner of marketing the service performed at the healthcare facility. Additional regulations in some jurisdictions also now affect, or in the future may affect, the administration and use of LVC Services, including requirements for certificates of need and/or other licensing and registration of medical equipment.

     Laws and regulations affecting the manner in which LVC Services may be marketed, administered or compensated for vary significantly from jurisdiction to jurisdiction. In some instances these laws and regulations are ambiguous, and sometimes regulators fail to provide adequate guidelines. Vista believes that its European operating subsidiaries and Regional Joint Ventures have adopted strategies that enable each of them to offer and administer LVC Services in compliance with applicable regulatory requirements in their areas of operations. However, federal, state and provincial regulatory attention may continue to be directed to the practice of medicine, and any changes in applicable law or regulations, or in governmental agency and judicial interpretations of such laws and regulations, could cause one or more of these strategies currently in compliance with applicable laws to cease to comply.

     The use of excimer lasers and other medical equipment is also subject to numerous government laws and regulations relating to such matters as safe working conditions, environmental protection, fire hazard control and disposal of potentially hazardous substances. There can be no assurance that the Company's European operating subsidiaries and one or more Regional Joint Ventures will not be required to incur significant costs to comply with such laws and regulations in the future.

INSURANCE AND INDEMNIFICATION

     Health insurance providers in North America generally consider LVC procedures to be elective surgery and do not provide insurance reimbursement. In other countries, reimbursement programs vary by country and region, and reimbursement is not generally available for European locations at which the Company's European subsidiaries currently operate.

     Use of laser systems by health care professionals using laser equipment and other LVC Services may give rise to claims against Vista or its affiliates by persons alleging injury. Vista's subsidiaries generally do not currently have malpractice liability insurance due to limited capital resources.

     Vista believes that claims alleging defects in laser systems will be covered by manufacturers' warranties and the manufacturer's product liability insurance, and that Vista and its affiliates could take advantage of such insurance by adding such suppliers to potentially adverse lawsuits. There can be no assurance that laser suppliers will carry product liability insurance or that any such insurance will be adequate to protect Vista.

     Generally speaking, the policy of Vista's operating subsidiaries and Regional Joint Ventures are to require that ophthalmologists who perform laser procedures by use of LVC equipment maintain their own professional liability insurance.

     At a future date, Vista intends to explore the availability and cost of obtaining umbrella coverage with respect to any malpractice claims relating to procedures performed by use of LVC Services and of obtaining errors and omissions coverage with respect to the Company's staff. There can be no assurance that Vista will be able to retain adequate liability insurance at reasonable rates, or that insurance or indemnification provided by health care providers will be adequate to cover claims asserted against Vista, in which event Vista's business may be materially adversely affected.

PROPRIETARY RIGHTS

     Vista has no licenses, patents, registered trademarks or registered copyrights except that it has filed trademark applications in the United States and Canada for the service mark "Vista Laser Centers" (TM) and its European operating subsidiaries conduct business under the name of Vista Vision (TM).

COMPETITION

     The vision care industry is extremely competitive and includes numerous companies that are substantially larger than Vista and have greater financial, marketing and technical resources. Vista believes principal competitive factors affecting revenues include market acceptance of LVC procedures by both patients and vision care professionals, performance, success relative to alternative refractive correction methods, pricing, regulatory requirements, quality of equipment and convenience to the patient and physicians, some of which are factors beyond the Company's control.

     Vista competes with other surgical and non-surgical forms of treatments for refractive disorders, including eyeglasses, contact lenses, manual refractive surgery (such as RK), corneal transplants and possibly other new technologies currently under development. Continued use of eyeglasses and contact lenses are expected to be the most popular methods of treating refractive vision disorders due to low immediate cost and the avoidance of surgery. Notwithstanding certain limitations and disadvantages compared to LVC procedures, RK surgery is generally less expensive than are LVC procedures, and RK may remain a competitive surgical treatment due to cost considerations or the skills of particular physicians.

     The market for access to excimer lasers is highly competitive and Vista and its Regional Joint Ventures compete, or will compete, in various geographic markets with other businesses formed since 1990 offering similar access to LVC equipment and services in Europe, Canada and the United States. These competitors are pursuing a variety of business and marketing strategies, such as marketing directly to consumers through optical chains or affiliating with hospitals or physician group practices.

     Summit, a supplier of laser equipment, has indicated it plans, through a subsidiary named Refractive Centers International, Inc., to open various laser centers in the United States. Other companies which do not manufacture laser equipment currently provide, or have indicated they intend to provide, access to laser equipment in the United States, including: Beacon Eye Institute Inc. (a subsidiary of Siddeley Canada Inc.); Vision International, Inc., which operates PRK clinics in Mexico, Finland and Argentina; Laser Vision Centers, Inc. ("LVCI"), which has operated centers in Canada since 1991 and in Europe since 1993; Global Vision, Inc.; LCA Vision, Inc.; Sight Resources, Inc.; Sterling Vision, Inc.; The Laser Centre; and 20/20 Laser Centers, Inc. Additional competition also exists or may develop from hospital-affiliated groups, physician group practices and private ophthalmologists electing to purchase refractive laser systems in certain markets, some of whom are believed to operate equipment for which royalties are not payable to a laser manufacturer. LVCI reportedly operates 12 sites in the U.S., and plans to open additional U.S. locations, in conjunction with Columbia Healthcare Corporation, formerly named Columbia/HCA, which operates ambulatory surgery centers in approximately 27 states. LVCI has also announced plans to develop self-contained mobile laser surgery centers and to apply for pre-market approval of its mobile system with the FDA.

     The ability of Vista and its Regional Joint Ventures to compete successfully may also depend in the future on their ability to adapt to technological changes and advances in the treatment of refractive vision disorders. There can be no assurance that, as the market for excimer laser surgery and other treatments of refractive disorders develops, that equipment owned and/or leased by Vista and its affiliates will not become obsolete, and if this occurs, there can be no assurance that Vista will be able to secure new equipment to allow Vista and its affiliates to compete effectively.

INVESTMENT IN TECHNICAL CHEMICALS AND PRODUCTS, INC.

     As part of an Exchange Agreement between Vista and the Company generating additional financing for Vista in March 1996, Vista received 200,000 restricted shares of Technical Chemicals and Products, Inc. ("TCPI") common stock from Pharma Patch at a stated value of $4,400,000, or $22.00 per TCPI share. On March 1, 1996, the date the Company and Vista concluded negotiations for the Exchange Agreement, the high and low sale prices quoted for TCPI common stock were $22.25 and $21.375, respectively. Subsequent closing prices for TCPI common stock were $16.50 on March 31, 1996 and $10.25 on August 8, 1996.

     TCPI is principally engaged in the design, development, manufacture and marketing of a wide range of medical diagnostic products for use in physician offices, at home and at other point-of-care locations. TCPI's medical diagnostic products employ patented and proprietary membrane-based technology, and include approximately 25 different tests to detect conditions such as pregnancy, ovulation timing, cholesterol levels, blood glucose levels, infectious diseases and drugs of abuse. TCPI markets diagnostic products through a marketing and distribution alliance between TCPI and Boehringer Mannheim and also markets products under its proprietary brand name and under private label arrangements to drug, discount and supermarket chains. In addition to its diagnostics business, TCPI is also involved, through its Pharmetrix Division acquired from Pharma Patch PLC in November 1995, in research, development and commercialization of transdermal and mucosal drug delivery systems and skin permeation enhancers. For its fiscal year ended December 31, 1995, TCPI reported net sales of $4,188,000 and a net loss of $1,494,000.

     TCPI's common stock is publicly traded in the over-the-counter market and quoted on the Nasdaq SmallCap Market under the symbol "TCPI." TCPI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at its principal office in Washington, D.C. and at its regional offices in Chicago and New York.

     As the assignee of the Company with respect to its investment in TCPI, the Company is entitled to certain benefits and subject to certain obligations arising under prior agreements between the Company and TCPI. TCPI filed a registration statement on Form S-3 to register certain shares of TCPI common stock acquired by the Company from TCPI, including the 200,000 shares assigned to Vista. The resale of these shares pursuant to such registration is subject to a lock-up agreement executed by Vista. Under that lock-up, Vista has agreed it will not sell, contract to sell, grant any option for the sale of, or otherwise directly or indirectly dispose of Vista's shares of TCPI common stock during the period expiring on October 31, 1996 without the prior consent of the representative of the underwriters of TCPI's public offering.

EMPLOYEES

     Vista's corporate operations employ the services of eight employees and consultants, including three on a full time basis and five on a part-time basis, all of which are involved in management or administrative functions. Vista's European subsidiaries employ six persons at Vista-Italy and five persons at Vista-Sweden. Management believes that the Company's relationship with its employees is satisfactory. As the Company expands, it expects to add additional employees, primarily in marketing, administrative and management positions. The Company does not anticipate difficulty in hiring such personnel when needed.

DESCRIPTION OF PROPERTY

     Vista's principal office is located at 1250 Oakmead Parkway, Suite 210, Sunnyvale, California 92088-3599. Commencing in mid-August 1996, the Company will relocate its principal office to 167 S. San Antonio Road, Suite 9, Los Altos, California 94022.

     The Company and its subsidiaries do not own any real property. The following table summarizes information as to facilities utilized by the Company and its European operating subsidiaries.

     Vista's principal office is located at 1250 Oakmead Parkway, Suite 210, Sunnyvale, California 92088-3599. Vista and its subsidiaries do not own any real property. The following table summarizes information as to facilities utilized by Vista and its European operating subsidiaries:

                                                                    SIZE AND LEASE--
            LOCATION                     USE                        EXPIRATION DATE
- --------------------------------  ------------------  --------------------------------------------
UNITED STATES FACILITIES:
Vista Technologies Inc.           Corporate offices   404 square feet; expires 8/31/96
  1250 Oakmead Parkway, Suite
  210 Sunnyvale,
  California
  167 S. San Antonio Road         Corporate offices   1,042 square feet; expires 7/31/01
     Suite 9
     Los Altos,
     California
EUROPEAN FACILITIES:
Vista Vision Spa:
Milan Center                      LVC center          430 square feet; expires (renewed every
  Milan, Italy                                        three years unless notice given six months
                                                      in advance)
Pisa Center                       LVC center          480 square feet; expires February 1999
  Pisa, Italy                                         (renewed every three years unless notice
                                                      given six months in advance)
Rome Center                       LVC center          1,600 square feet; expires November 2000
  Rome, Italy
Vista Vision Scandinavia AB:
Klara Clinic                      LVC center          shared use of facilities under operating
  Stockholm, Sweden                                   agreement expiring Sept. 30, 1996 (renewed
                                                      every years unless notice given nine months
                                                      in advance)
Malmo Center                      LVC center          shares use of facilities operating agreement
  Malmo, Sweden                                       with Gustav Adolf Clinic expiring on May 1,
                                                      1988 (renewed every three years unless notice
                                                      given 12 months in advance)

     The Company believes that its facilities are in good operating condition and repair and are adequate for their existing requirements. See Note 12 of the Notes to Consolidated Financial Statements elsewhere herein for additional information concerning lease obligations of the Company. The lease for the Company's new corporate offices in Los Altos, California provides for a base rental of $2,084 per month adjusted at the end of each year during the five-year term for changes in the consumer price index and in any event not less than a 3% nor more than a 7% increase per year.

                               LEGAL PROCEEDINGS

PENDING-LEGAL PROCEEDINGS AS TO VISTA-ITALY

     Vista-Italy is a party to pending litigation proceedings arising as a result of prior transactions between Vista-Italy and Laser Vision Centers, Inc. ("LVCI") of St. Louis, Missouri. An unfavorable determination in these proceedings would not adversely affect the business operations of the Company or Vista-Italy as presently conducted.

     On October 9, 1993, LVCI filed civil litigation in the Circuit Court of St. Louis County, Missouri against Vista-Italy alleging fraud and breach of contract on the part of Vista-Italy arising from agreements made and partly performed between the parties from May 1991 to March 1993. Vista-Italy did not file responsive pleadings in this proceeding based upon its counsel's advice, among other things, that the Missouri court did not have jurisdiction. On December 17, 1993, a default judgment was entered in this action against Vista-Italy (a) terminating and rescinding all agreements and proposed agreements between LVCI and Vista-Italy, (b) awarding damages of $175,000 against Vista-Italy, and (c) ordering a return to LVCI of 275,000 shares of its common stock previously issued or issuable to Vista-Italy (of which only 200,000 shares were delivered to Vista-Italy). Vista-Italy filed a motion to vacate this judgment which was denied by the trial court; the trial court's decision recently was affirmed on appeal. Vista-Italy intends to apply for a rehearing by the appellate court or, in the alternative, to petition for an appeal to the Missouri Supreme Court. The ultimate outcome of these proceedings cannot presently be determined.

     In view of the default judgment and uncertainty as to the ability of Vista-Italy to set aside that judgment, Vista recorded the following transactions on its consolidated financial statements as of September 30, 1994:
(i) the cancellation of 287,500 shares of Vista-Italy previously issued to LVCI under the agreements that would be rescinded by the default judgment; (ii) cancellation of 200,000 shares of LVCI stock previously delivered to Vista-Italy; and (iii) an accrued liability of approximately $175,000 for damages awarded by the default judgment. Vista-Italy does not believe that the money damage portion of the default judgment would be enforced by a court of competent jurisdiction in Italy.

SEC SUBPOENA RELATING TO TRADING IN U.S. SHOE CORP. SECURITIES

     In June 1996, the Company received a subpoena duces tacum from the Securities and Exchange Commission ("Commission") in connection with an investigation by the Commission into trading in the securities of U.S. Shoe Corp., Commission File Number HO-3018. Based on the subpoena, this investigation is apparently focused on trading in U.S. Shoe Corp. securities during the period from October 1, 1994 through March 3, 1995. The subpoena requires the Company to furnish the Commission with various documents relating, among other things, to the Company's bank accounts, brokerage accounts, telephone records and documents referring or relating to 29 named individuals and entities. As of July 29, 1996, Vista had transmitted to the Commission copies of all documents then in its possession required by the subpoena. (Additional documents received from storage files of a former executive officer were delivered to Vista on July 29, 1996 and will be produced for the Commission after review by the Company's counsel.) The Company has never directly or indirectly traded in the securities of U.S. Shoe Corp. and management therefore believes that Vista is not a target of the Commission's investigation. Counsel for Jac. J. Lam, a former director of Vista, has advised the Company that Mr. Lam purchased call options covering securities of U.S. Shoe Corp. during 1994 based solely on then publicly available information. To avoid any possible complications arising as a result of these proceedings, Mr. Lam resigned as a director of the Company on July 2, 1996.

OTHER

     In two separate instances, a physician planning to associate with a Regional Joint Venture sponsored by Vista has been advised by a third party that it contends the physician breached commitments or obligations to the third party by the physician's decision to associate with one of Vista's Regional Joint Ventures. In one of these matters, the third party contends that its plan of operations to enter the business of providing access to LVC equipment in association with the physician has been damaged. In the other, the third party contends that the physician breached fiduciary duties to the third party and misappropriated client lists and data, and the claimant also has threatened to hold Vista and certain other parties responsible as well as the physician. To date, neither dispute has resulted in the filing of legal proceedings although legal proceedings have been threatened. Based on information currently known to Vista, Vista believes these claims are without merit and will not result in material liability to either of the Regional Joint Ventures involved or to Vista.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of Vista common stock were initially offered and sold to the public in an initial public offering completed in December 1993. However, an active trading market did not develop until March 18, 1996 following a one-for-five reverse stock split as to the Company's common stock effective as of March 15, 1996.

Vista's common stock is traded in the over-the-counter market and quoted on the NASD's Electronic Bulletin Board under the trading symbol "VIII." The following table sets forth, for the periods indicated, the high and low closing bid and asked prices for Vista's common stock as reported by the National Quotation Bureau, Inc. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

                                                     CLOSING BID PRICES        CLOSING ASKED PRICES
                                                    --------------------     ------------------------
                      PERIOD                        HIGH BID     LOW BID     HIGH ASKED     LOW ASKED
- --------------------------------------------------  --------     -------     ----------     ---------
1996:
  Quarter ended March 31 (from March 18)..........   $ 2.50      $0.875        $2.625        $  2.50
  Quarter ended June 30...........................   $ 4.50      $ 2.50        $ 6.00        $ 2.625
  July 1, 1996 to July 22, 1996...................   $ 3.00      $ 2.50        $ 3.75        $  3.00

     On July 15, 1996, the closing sale price for Vista's common stock as reported in the over-the-counter market was $3.00 and the closing bid and asked prices were $2.875 bid and $3.50 asked. As of July 8, 1996, there were approximately 135 holders of record of Vista's Common Stock. Additional beneficial owners of the Common Stock hold shares in street name or other nominee accounts.

     No cash dividends have been declared or paid by Vista since its inception. Vista intends to employ all available funds for development of its business and, accordingly, does not intend to pay cash dividends in the foreseeable future. There are no contractual provisions that would prohibit Vista from payment of dividends on its common stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

INTRODUCTION AND PLAN OF OPERATION

     Vista commenced business operations in February 1994. Vista acquired controlling equity interests in European subsidiaries during 1994, made substantial investments in Medical Development Resources, Inc. ("MDRI") and its subsidiaries in 1994 and 1995, and developed a strategic plan in mid-1995 to sponsor and invest in Regional Joint Ventures to conduct additional LVC Services businesses in regional markets of North America.

     Since commencing operations, Vista has financed its business operations, acquisition and expansion activities primarily from the issuance or sale of equity securities. From February 1994 through March 31, 1996, Vista had received approximately $7,437,500 from the sale of 1,197,500 shares of common stock and 1,225,000 warrants, approximately $278,000 from the sale of convertible debt instruments, and had issued an additional 3,692,756 shares of common stock and 259,000 warrants in connection with the acquisition of other assets and investments.

     Vista made significant investments in MDRI and its subsidiaries from May 1994 through March 1995. In July 1995, Vista terminated and rescinded all of its executory agreements with MDRI and certain of its stockholders and noteholders. Vista's investment in cash, securities issued and loans advanced for its investment in MDRI of approximately $5,643,000 was written-off at March 31, 1995.

     At March 31, 1996, Vista had an accumulated deficit of $15,036,000 incurred as a result of the $5,643,000 writeoff of its investment in MDRI in fiscal 1995, a $3,826,000 impairment of goodwill during fiscal 1995 and otherwise primarily as a result of losses from operations in the fiscal years ended March 31, 1995 and 1996. Vista's net loss for the most recent fiscal year ended March 31, 1996 was $3,815,000. Vista's European subsidiaries have not operated profitably since their inception; although its Italian subsidiary generated positive cash flow from operations in fiscal 1996 and Vista-Sweden's cash flow from operations was approximately cash neutral, there can be no assurance that European operations will be profitable in the future.

     Management's strategy developed in mid-1995 has been to expand its participation in a developing market for LVC Services in the United States, anticipated as a result of recent FDA approval of excimer laser equipment for certain PRK and PTK procedures, while at the same time minimizing Vista's short-term cash requirements for such expansion. Since insurance reimbursement is not available, Vista's management believes the skills and reputation of health care professionals involved in recommending and performing refractive eye procedures are an important and often critical element in the patient's decision to elect an LVC refractive procedure. Vista has therefore designed and is implementing a program to organize and sponsor U.S. and Canadian Regional Joint Ventures in alliance with prominent physicians that are to be largely independently financed and will offer advantages of equity incentives and management control to skilled and prominent ophthalmologists experienced in a variety of LVC treatments, procedures and post-operative care.

     Vista plans to continue to seek additional capital through the private placement and/or public sale of its equity securities, use of equipment lease financing, and sale of marketable securities in TCPI when possible to finance Vista's operations and expansion plans in North America.

     Vista's business activities are subject to both predictable and unforeseen risks incident to the creation of new businesses with a limited history of operations. Prospective investors should consider the frequency with which newly developed businesses encounter unforeseen expenses, difficulties, complications and delays, and other factors such as Vista's losses from its continuing operations.

RESULTS OF OPERATIONS:

     FISCAL YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

     Revenues: During the fiscal year ended March 31, 1996 (the "1996 Year"), Vista's consolidated revenues from operations were $2,130,000, an increase of 76% compared to $1,210,000 in consolidated revenues for the prior fiscal year ended March 31, 1995 (the "1995 Year"). Consolidated revenues in the 1996 Year principally included $1,216,000 attributable to the operations of Vista-Italy, approximately a 100% increase compared to the 1995 Year, and $929,000 from the operations of Vista-Sweden, an increase of approximately 60% over the 1995 Year. These increases were in part attributable to new LVC Services centers opened in January 1995 and August 1995 in Rome, Italy and Malmo, Sweden, respectively, and in part to increases in the number of LVC procedures performed at other locations of Vista-Italy and Vista-Sweden.

     Operating Expenses: Costs and expenses of operations for the 1996 Year were $5,092,000, an increase of 51.8% compared to costs and expenses of operations of $3,354,000 in the 1995 Year. Vista believes that increases in costs and expenses of operation were generally commensurate with the 76% increase in consolidated revenues. Costs and expenses in the 1996 Year consisted of $4,625,000 in general and administrative expenses, a 66.8% increase compared to the 1995 Year, and $468,000 in depreciation and amortization, a $113,000 decrease compared to the 1995 Year. General and administrative expenses for the 1996 Year included $1,173,000 for Vista-Italy, a 40% increase compared to the 1995 Year, and $1,198,000 for Vista-Sweden, a 127% increase compared to the 1995 Year due primarily to start-up operations in Malmo. Costs and expenses for operations in England which were closed in June 1995 were $152,000 for the 1996 Year compared to $199,000 in the prior 1995 Year. Vista's European subsidiaries accordingly sustained losses from operations in the 1996 Year that were significantly reduced compared to the 1995 Year and will not be impacted in future years by the England operation closed in June 1995. Vista-Italy generated positive cash flow from operations in fiscal 1996 and Vista-Sweden's cash flow from operations was approximately cash neutral as a result of the start-up at Malmo. Profitable operations from European operating subsidiaries in the future will be dependent upon increasing revenues, as to which there can be no assurance. Other major components of Vista's general and administrative expenses in the 1996 Year included approximately $2,552,000 of general and administrative expenses at the Vista parent corporation level.

     Other Expenses and Income: Other net expenses in the 1996 year totalled $843,000, a reduction of $3,012,000 compared to $3,855,000 in other net expenses in the prior 1995 Year. The primary portion of such expenses in the prior 1995 Year was nonrecurring charges of $3,826,000 for impairment of goodwill relating to Vista's investments in its European subsidiaries ($2,762,000 relating to Vista-Italy, $633,000 as to Vista-UK and $431,000 relating to Vista-Sweden and Convista Vision B.V.). Approximately 53% of other net expenses in the 1996 Year was a charge of $447,000 for the impairment of idle equipment formerly used at ________. Other major components of income and expense items in the 1996 Year included a reserve of $135,000 for losses incurred in closing operations in England, a $152,000 loss on trading securities and $64,000 of interest expense. Interest expense increased by $54,000 compared to the prior 1995 Year due to an increase in outstanding debt obligations.

     Net Loss: Net loss for the 1996 Year was $3,815,000, equal to a net loss of $1.92 per common share, compared to a net loss in the 1995 Year of $11,420,000, or $9.64 per common share.

     FISCAL YEAR ENDED MARCH 31, 1995

     Revenues: During the fiscal year ended March 31, 1995 (the "1995 Year"), Vista's consolidated revenues from operations were $1,210,000. Consolidated revenues principally included $607,000 attributable to the operations of VistaItaly and $580,000 to the operations of Vista-Sweden. No revenues were recognized in the comparable prior year's twelve-month period ended March 31, 1994 because Vista had not acquired interests in operating subsidiaries prior to March 31, 1994.

     Operating Expenses: Costs and expenses of operations for the 1995 Year were $3,354,000, consisting of $2,773,000 in general and administrative expenses and $581,000 in depreciation and amortization. General and administrative expenses for the 1995 Year included $836,000 for Vista-Italy, $526,000 for Vista-Sweden and $199,000 for operations in England which were closed in June 1995. Vista's European subsidiaries accordingly sustained losses from operations in the 1995 Year, which increased as a result of the start-up of a clinic in Rome and the relocation of the Milan clinic. Other major components of general and administrative expenses in the 1995 Year included approximately $463,000 in legal and accounting fees, a majority of which were attributable to transactions with Medical Development Resources, Inc. that were ultimately abandoned in July 1995, $226,000 in officers' salaries, $208,000 in travel expenses and $131,000 in consulting fees.

     Other Expenses and Income: Other net expenses in the 1995 year totalled $3,855,000. The primary portion of such expenses was a $3,826,000 impairment of goodwill charge relating to the Company's investments in its European subsidiaries ($2,762,000 relating to Vista-Italy, $633,000 as to Vista-UK and $431,000 relating to Vista-Sweden and Convista Vision B.V.). Other income and expense items included an expense reserve of $186,000 for litigation, a writeoff of $125,000 in advances to a stockholder and $29,000 in foreign currency exchange losses; these expenses were partially offset by $129,000 of realized gains and $117,000 of unrealized gains on trading securities.

     Extraordinary Loss: During the 1995 Year, Vista recognized an extraordinary loss of $5,643,000 attributable to the write-off of its investment in, and advances to, Medical Development Resources, Inc. and its subsidiaries. See Item 12 of this Report and the Notes to Consolidated Financial Statements included elsewhere herein.

     Net Loss: Net loss for the 1995 Year was $11,420,000, equal to a net loss of $9.64 per common share. The 1995 Year includes results of operations of consolidated subsidiaries only from their respective dates of acquisition.

LIQUIDITY AND CAPITAL RESOURCES

     Vista's principal capital requirements include working capital for management and administration, cash resources to finance programs to acquire additional LVC equipment and support activities of Regional Joint Ventures sponsored by the Company since June 1995, and in the future, anticipated requirement to finance sales and marketing and other working capital requirements. Subject to the availability of adequate capital, as to which there can be no assurance, expenditures for additional excimer laser equipment may be significant during the foreseeable future to support Vista's program of expanding LVC Services and supporting the activities of Regional Joint Ventures. Due to a lack of capital and in order to sustain the Vista parent corporation's operations from June 1995 through December 1995, corporate activities during the 1996 Year were financed in part by the issuance of 925,000 shares of common stock in December 1995 at a negotiated cost of $1,470,000.

     As of March 31, 1996, Vista had $288,000 in cash and a deficit consolidated working capital of $67,000. An additional $1,675,000 in cash was generated subsequent to March 31, 1996 by the collection of a $750,000 short-term note from the Company and collection of a stock subscription receivable for $212,500, both of which were included as current assets on Vista's consolidated financial statements at March 31, 1996, and the sale in June 1996 of common stock for an additional $212,500. Vista's long-term assets include 200,000 restricted shares of TCPI common stock which are expected to be registered and available for resale by Vista after September 30, 1996. Vista plans to continue to seek additional capital through the private placement and/or public sale of its equity securities, use of equipment lease financing, and sale of marketable securities in TCPI when possible to finance the Company's operations and expansion plans in North America.

     Although Vista's European operating subsidiaries appear to have achieved positive or neutral cash flow levels of operations, Vista's management anticipates that its consolidated operations will incur negative cash flows for the immediate future, primarily due to fixed expenses for corporate general and administrative overhead. There can be no assurance that Vista's consolidated revenues will increase to the point that operating expenses will be fully absorbed by revenues from operations.

U.S. DOLLAR PRESENTATION AND FOREIGN CURRENCY FLUCTUATIONS

     Vista publishes its consolidated financial statements in U.S. dollars after translating transactions in foreign currencies to U.S. dollars. A significant portion of Vista's consolidated revenues and expenses are collected and paid in local currency of its European operating subsidiaries, i.e. Italian lira and Swedish krona. Income and expense items in foreign currencies are translated at the weighted average exchange rate prevailing during the period, except that expenses related to nonmonetary assets and liabilities are translated at historical rates. In periods when the U.S. dollar depreciates against relevant foreign currencies, reported earnings attributable to transactions in foreign currencies may be materially enhanced.

     In periods when the U.S. dollar appreciates against the relevant foreign currencies, however, reported earnings attributable to transactions in foreign currencies may be materially reduced. Fluctuations in the exchange rate between relevant foreign currencies and the U.S. dollar may also affect the book value of Vista's consolidated assets and the amount of its stockholders' equity. Except as otherwise stated in this Report, all monetary amounts have been presented in U.S. dollars.

DIRECTORS AND EXECUTIVE OFFICERS

     Vista's directors and executive officers are as follows:

          NAME               AGE                      POSITIONS
Donald G. Johnson, M.D.      57      Chairman of the Board; Director
Thomas A. Schultz            46      President and Chief Executive Officer;
                                     Director
Murray D. Watson             52      Vice Chairman of the Board; Director
J. Charles Casebeer          57      Director
Kenneth G. Howling           38      Treasurer and Chief Financial Officer
William M. Curtis            55      Secretary

     DR. DONALD G. JOHNSON was elected Chairman of the Board and a director of Vista on February 16, 1996. Dr. Johnson, an ophthalmologist actively practicing in Canada, has successfully treated approximately 7,400 eyes with excimer laser procedures as of December 31, 1995. He also developed the proprietary Johnson transepilthelial multi-zone, multi-pass PRK procedure ("TMM PRK"), which provides for a smoother ablation zone and substantially reduces glare and central islands side effects sometimes encountered in standard PRK procedures. Dr. Johnson has practiced in New Westminster, British Columbia continuously since 1969, first participating in a group practice for general ophthalmology from 1969 to 1981, then as a solo practitioner from 1981 to 1985. He established the London Place Eye Centre in New Westminster as an outpatient medical and surgical eye center in November 1985 where he still practices. Dr. Johnson has published 16 articles and conducted 11 clinical investigation studies in the field of ophthalmology, including clinical investigations of the VISX 20/20 and Nidek EC-5000 excimer lasers and the Sunrise holmium laser. He has appeared as a guest speaker on radio and television and at numerous hospital and professional seminars since 1991 on subjects relating to excimer lasers. Dr. Johnson has been affiliated with St. Mary's Hospital,

Royal Columbian Hospital and Surrey Memorial Hospital since 1969 and Whitehorse General Hospital since 1970. He received his M.D. degree from the University of Western Ontario, served his internship at Toronto Western Hospital, his general surgery residency at Shaughnessy Hospital, Vancouver, British Columbia, and his ophthalmology residency at the University of British Columbia. His postgraduate accomplishments include certifications in the United States for radial keratotomy (1984), epikeratophakia (1986), advanced corneal transplantation
(1987), small incision cataract and advanced phacoemulsification (1990) and excimer laser PRK and PTK (1990) and certification in Germany for the non-freeze B.S.K. method of lamellar keratoplasty (1988).

     THOMAS A. SCHULTZ was elected a director, President and Chief Executive Officer of Vista on February 16, 1996. Mr. Schultz was a director and employee of Chrystallume, Inc., from 1986 to January 16, 1996 and served as its Chairman of the Board and Chief Executive Officer from April 15, 1993 until October 15, 1995. Chrystallume, a publicly-held company, produced diamond film for electronic and industrial applications. From 1983 to 1986, Mr. Schultz served as Corporate Vice President of Dole Food Co., formerly named Castle and Cooke, Inc., a consumer foods company. From 1979 to 1983, he was a staff member of Booz, Allen & Hamilton, an international business consulting firm. Mr. Schultz holds a B.E.S. degree in Operations Research from John Hopkins University and an M.B.A. from Harvard Business School.

     MURRAY D. WATSON was elected a director of Vista on January 31, 1994 and Vice Chairman of the Board on February 16, 1996. He has served as Chairman of the Board, Chief Executive Officer and a director of the Company, a publicly traded company, since July 1993. The Company is an Irish public company and was engaged in the research and development of both advanced transdermal drug delivery systems and advanced skin penetration enhancers, a business sold by the Company in late 1995 to Technical & Chemical Products, Inc. Prior to July 1993, Mr. Watson had been the President and Chief Operating Officer of the Company's predecessor, Medipro Sciences Limited, from November 1987. Mr. Watson has over 25 years of experience in the international health care industry, including Vice President, Picker International, Inc.; President, Odyssey, Inc.; and General Manager, American Hospital Supply Corp. of Canada. As president since 1985 of the M.D.W. Group, Inc., a privately owned merchant banking company, he has managed a broad spectrum of business ventures. Mr. Watson received his B.A. Science in Civil Engineering in 1965 from the University of Toronto and his M.B.A. in 1971 from York University, Toronto, Canada.

     DR. J. CHARLES CASEBEER was elected a director of Vista and its Chairman of the Board on February 16, 1996. Dr. Casebeer is an ophthalmologist actively practicing in the United States and his experience since 1983 includes over 10,000 refractive procedures and the education of more than 3,000 physicians worldwide in various refractive procedures ranging from radial keratotomy ("RK") to PRK and laser assisted in situ keratomileusis ("LASIK"). He has been engaged in private practice from 1971 to the present time, including associations with the Northern Arizona Eye Clinic, Ltd. Outpatient Surgery Center, Flagstaff, Arizona from 1971 to July 1994, where he served as President and Medical Director; Northern Arizona Eye Clinic, Ltd., Scottsdale, Arizona from 1992 to May 1994; the J. Charles Casebeer Laser/Refractive Surgery Center Ltd., Scottsdale, Arizona from May 1994 to August 1994; and Casebeer Eye Centers, Ltd., Scottsdale, Arizona from August 1994 to the present. Dr. Casebeer's experience in keratorefractive surgery dates from 1983 to the present, and includes more than 6,000 cases.

     From 1987 to the present, Dr. Casebeer has served as a Course Director in RK technique and practice development and in automated lamellar keratoplasty ("ALK") at numerous courses and symposiums worldwide. Since 1992, he has been a Clinical Professor for the University of Utah Department of Ophthalmology. Dr. Casebeer has lectured extensively since 1989 at over 150 seminars, courses and symposiums on various refractive surgery topics including, among others, RK, ALK and LASIK procedures. He has authored four books or book chapters on refractive surgery, has 16 articles published in peer-reviewed medical journals, and since July 1993 has authored a monthly ocular surgery news column entitled "The Comprehensive Refractive Surgeon" in Ocular Surgery News. He received his B.A. degree from Harvard University, his Doctor of Medicine degree from the University of Southern California School of Medicine, served his internship at the Medical College of Virginia, his residency in ophthalmology at Stanford University Medical Center and currently holds professional licenses in the States of Arizona, California and Utah.

     KENNETH G. HOWLING was elected Treasurer and Chief Financial Officer of Vista on February 16, 1996. He has served from November 8, 1993 until the present time as Vice President of Finance and Chief Financial Officer of the Company. From June 1988 until November 1993, Mr. Howling was employed by Roberts Company Canada Limited in the capacities of Corporate Secretary and Controller from June 1988 until May 1991 and as General Manager from June 1991 until November 1993. Prior to June 1988, he was employed for ten years in financial and general management positions with Smith Kline Beecham, Bancard Allergy Laboratories, McGraw Edison and Price Waterhouse. Mr. Howling has been involved in acquisitions, corporate restructuring, cash flow management, human resource management and management information systems. He received a Certified Public Accountant license from the State of New Jersey in 1987 and holds a B.A. degree in Accounting from Upsala College in East Orange, New Jersey.

     WILLIAM M. CURTIS was elected corporate Secretary of Vista in October 1994. Mr. Curtis has been principally engaged in a private law practice in Southern California since 1976, specializing in corporate, merger and acquisition, finance and securities matters. Mr. Curtis holds a law degree from Duke University.

     There is no family relationship between any of Vista's directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers serve at the discretion of the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which any person was elected or nominated as a director.

     The Board of Directors currently has a Compensation Committee and a Stock Option Committee.

     The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for Vista's executive officers and for reviewing management recommendations concerning compensation programs for other members of management. The Compensation Committee met once during the fiscal year ended March 31, 1996 at a meeting of the full Board. The Compensation Committee currently consists of Mr. Watson and a vacancy to be filled by the Board.

     The Stock Option Committee is responsible for granting options under the Company's employee stock option plans, establishing the terms and conditions of options granted under those plans, and administering employee stock options. Actions by the Stock Option Committee during the fiscal year ended March 31, 1996 were by unanimous written consent and at one meeting of the full Board of Directors. The Stock Option Committee currently consists of Mr. Watson and a vacancy to be filled by the Board.

     Vista intends to establish an Audit Committee during 1996 responsible for meeting independently with representatives of Vista's independent accountants and with representatives of senior management. The Audit Committee will also be responsible for reviewing the general scope of the audit and matters relating to internal control systems.

     During the fiscal year ended March 31, 1996 the Board of Directors held eight meetings and took certain actions by unanimous written consent of the Board. No incumbent director attended fewer than 75% of all meetings of the Board of Directors.

     No director received compensation for his services as a director during the fiscal year ended March 31, 1996, except that an award of 25,000 shares of common stock was granted by Vista to each of its three then directors in December 1995, including Murray D. Watson and two former directors. Although the Company has no current compensation plan for directors other than stock options, Vista's By-Laws permit compensation of directors and the Board reserves the right of changing compensation policies for directors from time to time. The salaries of all officers are subject to review and adjustment from time to time by the Board of Directors.

SUMMARY EXECUTIVE COMPENSATION

     The following Summary Compensation Table indicates the cash compensation paid by Vista as well as certain other compensation, paid or accrued for its fiscal years ended March 31, 1996 and 1995 to each of its Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 for such periods.

                                                                                       LONG TERM COMPENSATION
                                                                                ------------------------------------
                                                 ANNUAL COMPENSATION                      AWARDS
                                           --------------------------------     --------------------------   PAYOUTS
                                                                   OTHER        RESTRICTED     SECURITIES    -------
                                                                   ANNUAL         STOCK        UNDERLYING     LTIP     ALL OTHER
            NAME AND             FISCAL     SALARY     BONUS      COMPEN-         AWARDS         OPTIONS     PAYOUTS    COMPEN-
       PRINCIPAL POSITION        YEAR(1)     ($)        ($)      SATION ($)        ($)          SARS (#)       ($)     SATION ($)
- -------------------------------- -------   --------   --------   ----------     ----------     -----------   -------   ----------
Thomas A. Schultz                  1996    $ 12,000        -0-         -0-            -0-        300,000       -0-              (6)
  President and Chief Executive
  Officer(2)
Jac. J. Lam                        1996    $225,000        -0-         -0-       $ 18,750(7)         -0-       -0-           -0-
  President and Chief Executive
  Officer(3)
Drago A. Cerchiari                 1996    $ 20,000        -0-    $ 20,260(8)    $ 25,000(8)         -0-       -0-           -0-
  President & Chief Executive      1995    $ 33,100        -0-    $ 84,000(9)         -0-        190,000       -0-           -0-
  Officer(4)
G. Lennart Perlhagen               1995    $130,000        -0-         -0-            -0-            -0-       -0-           -0-
  Chairman or President and
  Chief Executive Officer(5)

- ---------------

(1) Information set forth in the table represents data for the fiscal years ended March 31, 1996 ("1996") and March 31, 1995 ("1995").

(2) Mr. Schultz was elected President and Chief Executive Officer of the Company on February 16, 1996.

(3) Mr. Lam was elected acting President and Chief Executive Officer of the Company on June 9, 1995 and resigned from that position when he was replaced on February 16, 1996.

(4) Mr. Cerchiari was elected President and Chief Executive Officer of the Company on February 1, 1995 and resigned as an executive officer of the Company on June 1, 1995.

(5) Mr. Perlhagen was elected Chairman, President and Chief Executive Officer of the Company on February 1, 1994. On January 15, 1995, he relinquished the titles of President and Chief Executive Officer. Mr. Perlhagen resigned as an executive officer of the Company on June 1, 1995.

(6) Mr. Schultz's employment agreement provides he will be entitled to a cash bonus of $75,000 upon the filing of the second of two registration statements for an initial public offering by Regional Joint Ventures sponsored by the Company.

(7) Represents the value of 25,000 shares of common stock awarded in December 1995 to Mr. Lam for services as a director in the fiscal year ended March 31, 1996 valued at $.75 per share.

(8) Includes 4,000 shares of common stock valued at $20,260 paid in settlement of claim for expenses and subject to a put option subsequently exercised by Mr. Cerchiari and $25,000 in common stock (5,000 shares valued at $5.00 per share) paid in settlement of a hiring bonus claim under the terms of a Termination Agreement between the Company and Mr. Cerchiari effective June 1, 1995.

(9) Includes $84,000 in consulting payments for the 1995 period paid prior to Mr. Cerchiari's election as an officer and director.

STOCK OPTIONS

     The following tables summarize stock option activity during the fiscal year ended March 31, 1996 for each of the named officers shown in the table "Summary Executive Compensation":

                                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                          ENDED MARCH 31, 1996
                              -----------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE
                                               % OF TOTAL                               VALUE AT ASSUMED
                               NUMBER OF      OPTIONS/SARS                           ANNUAL RATES OF STOCK
                              SECURITIES       GRANTED TO    EXERCISE                  PRICE APPRECIATION
                              UNDERLYING       EMPLOYEES     OR BASE                    FOR OPTION TERM
                              OPTIONS/SARS         IN         PRICE     EXPIRATION   ----------------------
            NAME              GRANTED(#)      FISCAL YEAR     ($/SH)       DATE      5%($)(3)     10%($)(3)
            ----              -----------     ------------   --------   ----------   --------     ---------
Thomas A. Schultz...........    150,000(1)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Thomas A. Schultz...........    150,000(2)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Jac. J. Lam.................    150,000(1)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Jac. J. Lam.................    150,000(2)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Drago A. Cerchiari..........        -0-             --           n/a          n/a         n/a          n/a
G. Lennart Perlhagen........     50,000(1)         3.3%       $ 2.50      2/15/01    $ 34,535     $ 76,314

- ---------------

(1) Options granted under the Company's 1994 Stock Option Plan at an exercise price of not less than fair market value on date of grant, exercisable in 12 equal quarter-annual installments commencing May 15, 1996.

(2) Options granted under the Company's 1994 Stock Option Plan at an exercise price of not less than fair market value on date of grant, exercisable during the last 30 days of the five-year option term or earlier if the Company's common stock has traded at $10.00 or more for 30 days which need not be consecutive.

(3) The 5% and 10% assumed annualized rates of compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or a projection by the Company of future common stock prices.

                                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                       AND FISCAL YEAR-END OPTION/SAR VALUES
                                -----------------------------------------------------------------------------------
                                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                 OPTIONS/SARS AT              OPTIONS/SARS AT
                                  SHARES                        FISCAL YEAR-END(#)         FISCAL YEAR-END($)(A)
                                ACQUIRED ON      VALUE      --------------------------   --------------------------
             NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
             ----               -----------   -----------   --------------------------   --------------------------
Thomas A. Schultz.............      -0-           n/a            -0-         300,000          -0-        $37,500
Jac. J. Lam...................      -0-           n/a            -0-         300,000          -0-        $37,500
Drago A. Cerchiari............      -0-           n/a            -0-             -0-          -0-            -0-
G. Lennart Perlhagen..........      -0-           n/a            -0-          50,000          -0-        $ 6,250

- ---------------

(A) The value of unexercised in-the-money options is based upon an estimated fair market value for the common stock on March 29, 1996 of $2.625 per share, based on the last reported closing price for the common stock as of that date.

                                            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)
                                        ------------------------------------------------------------------
                                                         PERFORMANCE
                                         NUMBER OF         OR OTHER
                                          SHARES,        PERIOD UNTIL
                                          UNITS OR        MATURATION
                 NAME                   OTHER RIGHTS      OR PAYOUT       THRESHOLD     TARGET     MAXIMUM
                 ----                   ------------     ------------     ---------     ------     -------
Thomas A. Schultz.....................      N/A               N/A             N/A         -0-         N/A
Jac. J. Lam...........................      N/A               N/A             N/A         -0-         N/A
Drago A. Cerchiari....................      N/A               N/A             N/A         -0-         N/A
G. Lennart Perlhagen..................      N/A               N/A             N/A         -0-         N/A

- ---------------

(1) The Company does not have any compensation plans involving stock appreciation rights or long-term incentive or deferred pension or profit-sharing plans.

EMPLOYMENT AGREEMENT WITH CHIEF FINANCIAL OFFICER

     Vista has entered into a written employment agreement dated as of January 31, 1996 with Thomas A. Schultz, who was elected President and Chief Executive Officer on February 16, 1996. The employment agreement with Mr. Schultz is for a term of 36 months from January 15, 1996 and is renewable thereafter on a year-to-year basis unless either party provides at least 60 days prior notice of termination before the expiration of its original term or any renewal term. The agreement provides for an annual base salary of $150,000, participation in group benefit programs, payment of Mr. Schultz's existing insurance premiums for long-term disability and life insurance for the initial 12 months of the agreement, and an amount not exceeding 7 1/2% of his base salary for personal benefit expenses relating to Mr. Schultz and his family members as he shall determine. Mr. Schultz is eligible to receive an annual performance bonus of up to 100% of his annual base salary based upon achievement of Vista goals to be determined by the Board of Directors. In addition, he is entitled to a cash bonus of $75,000 upon the filing of the second of two registration statements for the initial public offerings by Regional Joint Ventures sponsored by Vista.

     Mr. Schultz's employment agreement further provides he is entitled to severance benefits if his employment is involuntarily terminated, other than for cause (as defined in the agreement), death or disability, equal to (i) a lump-sum payment equal to his annual base salary, (ii) continuation of insurance benefits for life, health, dental and longterm disability for a period of 12 months after employment termination, and (iii) continued vesting of his outstanding stock options for a period of 12 months after employment termination. Mr. Schultz is required to devote his full business time to the affairs of Vista except for such investment, business, professional and continuing education activities that do not interfere with the performance of his duties as Vista's President and Chief Executive Officer. The employment agreement contains confidentiality and non-competition provisions in favor of the Company. Mr. Schultz's employment agreement was approved by the Board of Directors on February 6, 1996.

OTHER RECENT COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS AND DIRECTORS

     On February 6, 1996, Vista approved compensation for certain executive officers and directors. Murray Watson, effective upon his election as the Company's Vice Chairman on February 16, 1996, receives a base salary of $100,000 per year plus a bonus to be reviewed by the Board at the end of each fiscal year up to 100% of his base salary. Kenneth G. Howling, effective upon his election as Vista's Treasurer and Chief Financial Officer on February 16, 1996, receives a base salary of $60,000 per year plus a bonus to be reviewed by the Board at the end of each year up to 100% of his base salary. A corporate affiliate of Dr.
J. Charles Casebeer, effective upon his election as a director of Vista on February 16, 1996 and in further consideration of his agreement to provide certain consulting services to be defined by the Board, receives a base salary of $60,000 per year. Dr. Casebeer also serves as a director of certain Regional Joint Ventures and is Chairman of the Board and Chief Executive Officer of Vista Laser Centers of the Southwest, Inc. Upon successful completion of an initial public offering by three of those Regional Joint Ventures, one of which will be VLC-Southwest, Dr. Casebeer's corporate affiliate will become entitled to annual compensation of $60,000 per year from each of three Regional Joint Ventures. Dr. Donald G. Johnson, effective upon his election as Chairman of the Board and a director of the Company on February 16, 1996 and in further consideration of his agreement to provide certain consulting services to be defined by the Board, receives a base salary of $60,000 per year. Dr. Johnson is also Chairman of the Board and Chief Executive Officer of Vista Laser Centers of the Northwest, Inc. and is expected to enter into an employment agreement providing compensation for such services effective upon completion of an initial public offering by VLC-Northwest at an annual compensation rate of $180,000 plus an annual bonus based upon a formula to be determined relating to pre-tax earnings of VLC-Northwest.

     In December 1995, Vista's Board of Directors authorized the issuance of 25,000 shares of the Company's common stock to each of its then three directors, Messrs. Jac. J. Lam, Malcolm J. Rowe and Murray D. Watson, or their nominees, as compensation for their services as directors during the fiscal year ending March 31, 1996. Due to the absence of an active trading market for the common stock at the time of this award and other factors deemed relevant by the Board, these shares were valued by the Company at $.75 per share.

TERMINATION AGREEMENTS WITH FORMER EXECUTIVE OFFICERS

     The Company previously had employment agreements with: Robert L. Ferrera, who resigned as the Company's Chief Financial Officer on April 14, 1995; Drago
A. Cerchiari, who resigned as Vista's President and Chief Executive Officer on June 1, 1995; and G. Lennart Perlhagen, who resigned as Vista's Chairman on June 1, 1995.

     Under an agreement dated as of July 5, 1995, Vista issued 16,000 shares of its common stock to Mr. Perlhagen in payment of $80,000 of unreimbursed business expenses.

     Under an agreement dated as of June 1, 1995, Vista paid Mr. Cerchiari $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. Vista agreed that Mr. Cerchiari had the right to put the 4,000 shares of common stock to the Company after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. Mr. Cerchiari exercised that option on February 1, 1996. Vista also issued 5,000 shares of common stock to Mr. Cerchiari under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement of January 15, 1995.

STOCK OPTION PLANS

     Vista's Board of Directors has adopted a policy of providing long-term incentive to members of its Board and senior management tied to performance of Vista's common stock through stock option plans. These plans are intended to foster management incentive and positively align and reinforce management and stockholder interests. The plans are structured to allow the Board of Directors or its Stock Option Committee discretion in creating management and key employee equity incentives which assist Vista in motivating and retaining the appropriate talent needed to conduct its business successfully.

     Vista's Board of Directors and stockholders adopted two stock option plans in 1994, the 1994 Stock Option Plan (the "1994 Plan") and the Restricted Stock Option Plan (the "Restricted Plan"). The 1994 Plan covers an aggregate of 150,000 shares of common stock and on February 6, 1996 the Board increased the total number of shares subject to the 1994 Plan to a total of 1,900,000 shares subject to ratification and approval of that increase by stockholders of the Company in one year. The Restricted Plan covers a total of 50,000 shares of common stock. Under both Plans, the number of shares available for options and subject to option, and the option exercise price of outstanding options, is to be adjusted upward or downward, as the case may be, in the event of any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of Vista's common stock.

     Both Plans are by the Board of Directors or by a Stock Option Committee of two or more members of the Board of Directors of Vista. The Stock Option Committee currently consists of Mr. Watson and a vacancy to be filled by the Board. The Stock Option Committee, or the Board in the absence of a Committee, determines the persons to receive options under the Plans, the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise.

     Both Plans contain provisions which authorize the Stock Option Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which Vista is not the surviving corporation, to take certain action in its discretion. In the event of such a transaction, the Committee may accelerate the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe following the public announcement of a sale of assets or merger, or may elect to earlier grant that right at the time an individual option is granted. The Committee may also require in the event of such a transaction that an optionee surrender an option in return for a substitute option issued by a surviving corporation which is determined by the Committee to have a value substantially equal to the value of the surrendered option.

     Each of the Plans provides that shares of common stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the Committee, through the delivery of shares of Vista's common stock with a market value equal to the option exercise price. The ability to pay the option price in shares would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee. The Board of Directors has not established any policy as to whether it will permit exercises of options through payment with shares.

     The maximum term for each option under both Plans is ten years; to date no option has been granted for a term in excess of five years under either Plan. If any option granted under either Plan expires or terminates without having been exercised in full, the shares covered by the unexercised portion of the option may be used again for new grants under that Plan. No option granted under the Plans may be transferred by the optionee other than by will, the laws of descent and distribution, or by a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by such optionee or a corporate entity controlled by the optionee.

     1994 STOCK OPTION PLAN

     The 1994 Plan provides that options granted thereunder may be either incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or, at the discretion of a Stock Option Committee, non-qualified stock options which do not qualify as incentive stock options under the Code. The 1994 Plan provides that incentive stock options must be granted at an option price which is not less than the fair market value of the Common Stock on the date of grant, and that any non-qualified option granted must be at an option price which is not less than 50% of the fair market value of the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option under the 1994 Plan must be not less than 110% of fair market value on the date of grant. To date, all options granted under the 1994 Plan were granted at fair market value on date of the grant. Options under the 1994 Plan may be granted to officers, directors, key employees of, and consultants to, the Company and its subsidiaries.

     In the event of termination of employment, the optionee's option will terminate and may be exercised during a three month period after termination to the extent the option was exercisable on the date of termination. In the event termination of employment was caused by death or permanent disability, the period of exercisability is extended under the 1994 Option Plan to one year after the date of termination, but in no event after the date the option would have expired in the absence of termination of employment. No shares acquired on exercise of an option granted under the 1994 Plan may be sold or otherwise disposed of by an optionee until the expiration of at least six months following the date on which the exercised option was originally granted by the Company.

     At July 15, 1996, no options had been exercised under the 1994 Plan, and unexercised options were outstanding to purchase 1,567,000 shares of common stock at an average option exercise price of $2.73 per share, of which options covering 1,520,000 shares at an option exercise price of $2.50 per share are subject to stockholder ratification of an increase in the number of shares covered by the 1994 Plan approved by the Board on February 6, 1996, and up to 333,000 shares were available for future grants of options under the 1994 Plan. Of the total options outstanding, options to purchase 383,000 shares are exercisable in the fiscal year ending March 31, 1997 without regard to the market price of Vista's common stock and 450,000 shares are exercisable at such time as Vista's common stock has traded at $10.00 per share or more for at least 30 days, which need not be consecutive days. Of the unexercised options outstanding, options covering 828,000 shares are held by five current officers and directors (of which options covering 181,333 shares are exercisable in the fiscal year ending March 31, 1997 without regard to the market price of Vista's common stock and 300,000 shares are exercisable at such time as Vista's common stock has traded at $10.00 per share or more for at least 30 days,) at an average exercise price of $2.57 per share.

     RESTRICTED STOCK OPTION PLAN

     The Restricted Plan provides that options granted thereunder must be granted at an option price which is the lesser of $0.50 per share or 10% of the fair market value of the Common Stock on the date of grant. No options granted under the Restricted Plan may be exercised until the expiration of at least two years following the date on which the option was originally granted by Vista. Options under the Restricted Plan may be granted only to directors and senior management of Vista, including its Chairman of the Board, its President, and any other persons appointed to act as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

     In the event of termination of an optionee's service as a director or member of senior management, the optionee's option will terminate and may be exercised during a 12 month period after termination to the extent the option was exercisable on the date of termination. In the event termination of employment was caused by death or permanent disability, the amount exercisable is extended under the Restricted Plan to the extent the option would have become exercisable during the 12 month period if not prevented by the optionee's death or disability. In no event may any option be exercised after the date the option would have expired in the absence of termination of employment.

     At July 15, 1996, no options had been exercised under the Restricted Plan, unexercised options were outstanding to purchase 8,000 shares of common stock (all of which are exercisable in the fiscal year ending March 31, 1997) at an average exercise price of $.50 per share, and up to 42,000 shares were available for future grants of options under the Restricted Plan.

     1996 STOCK COMPENSATION PLAN

     On February 6, 1996, the Company's Board of Directors adopted a 1996 Stock Compensation Plan (the "Stock Plan") subject to approval of the Stock Plan within one year thereafter by stockholders of the Company. The purpose of the Stock Plan is to permit the Board or a Committee of the Board the flexibility of issuing shares of Vista common stock in lieu of cash to compensate officers, directors, employees and other individuals acting as professionals, consultants and/or advisers to the Company for services rendered to Vista and its subsidiaries. A "subsidiary" of the Corporation for purposes of the Stock Plan is any corporation in which Vista at the time of a compensation award owns or controls, directly or indirectly, at least 50% or more of the outstanding voting capital stock.

     Shares may be issued under the Stock Plan solely in payment for the value of services actually rendered to Vista. In no event may shares be issued as compensation under the Stock Plan: (i) for services which are either directly or indirectly related to the offer or sale of securities in a capital-raising transaction by Vista or its corporate affiliates; or (ii) for the sale of goods, merchandise, products or other tangible assets. Common stock issued as compensation under the Stock Plan will be valued at their fair market value on the date such shares are authorized to be issued to a participant for designated services rendered in a specified dollar amount. In determining the fair market value of any such payment, the Board or a Committee of the Board will take into consideration the quoted prices in the public market for common stock on the date shares are authorized for issuance and, if deemed applicable by the Board or the Committee to its determination of fair market value, a reasonable discount to quoted market prices not exceeding 25% of the low bid price on the date of such authorization if such discount is deemed appropriate to allow for price volatility and/or possible lack of liquidity based on reported prices and trading volume in the public market for the common stock when compared to the number of shares authorized for issuance as compensation and any applicable forfeiture or restrictive provisions relating to the award.

     Shares of common stock authorized by the Stock Plan may be issued as compensation only upon the execution of an agreement by the recipient to accept the same in lieu of all or a designated portion of cash compensation otherwise payable for his or her services. If the award of shares is subject to contractual restrictions or performance conditions that may result in a forfeiture, the recipient's interest in the shares may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable restriction or performance condition and period shall lapse without the requirement of forfeiture.

     The Stock Plan will be administered by the Board or by a Committee of not less than two directors. No member of the Committee will be eligible to participate in the Stock Plan while serving on the Committee. The Committee has the authority to (i) select the participants to whom common stock compensation may be granted; (ii) determine the number of shares and the fair market value thereof for each payment of common stock compensation; (iii) determine any other terms and conditions of common stock compensation payments, including but not limited to any restrictions or forfeiture conditions relating to the performance of services by the participant; (iv) determine whether, to what extent and under what circumstances a common stock payment of compensation under the Stock Plan may be deferred either automatically or at the election of the participant under a written agreement; and (v) approve any agreement executed by participants under the Stock Plan.

     Subject to approval of the Stock Plan by Vista stockholders, 250,000 shares of common stock will be available for payment of compensation under the Stock Plan. If any shares are issued under the Stock Plan and subsequently cease to be outstanding as a result of any forfeiture or failure to satisfy restrictive conditions, such shares will again be available for compensation payments under the Stock Plan. No compensation awards under the Stock Plan have been made as of July 30, 1996.

OTHER

     Vista currently has no pension, retirement, annuity, savings or similar benefit plan which provides compensation to its executive officers or directors except for group health and life insurance plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information (except as otherwise indicated by footnote) as of July 20, 1996 as to Vista's common stock owned by (i) each person known by management to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, and (iii) all executive officers and directors as a group:

                                                                      COMMON STOCK (1)
                                                    -----------------------------------------------------
                                                      SHARES BENEFICIALLY
                                                      OWNED, DISREGARDING
                                                      IRREVOCABLE PROXIES
                                                    GRANTED TO THE COMPANY'S
                                                     BOARD OF DIRECTORS(2)           VOTING RIGHTS(2)
                                                    ------------------------     ------------------------
                                                                       % OF                         % OF
                NAME OR GROUP (3)                   NO. OF SHARES     CLASS      NO. OF SHARES     CLASS
- --------------------------------------------------  -------------     ------     -------------     ------
Directors:
  Dr. J. Charles Casebeer(4)......................      260,000         3.7%           10,000         0.1%
  Dr. Donald G. Johnson(5)........................      510,000         7.3%           10,000         0.1%
  Thomas A. Schultz(6)............................       25,000         0.4%           25,000         0.4%
  Murray D. Watson(7).............................    3,472,000#       49.0%        3,472,000        49.0%
  Proxies granted to the Board of Directors by
     Regional Joint Ventures(8)...................           --          --         1,900,000        27.1%
  All officers and directors as a group [6
     persons](9)..................................    4,283,667#       59.9%        5,433,667        75.9%
Other 5% Shareholders:
  Pharma Patch PLC(10)............................    3,410,000#       48.3%       -3,410,000       -48.3%
  131 Bloor Street West, Suite 210
  Toronto, Ontario M5S 1R1, Canada
  Vista Laser Centers of the Northwest,
     Inc.(12).....................................      450,000         6.4%               --          --
  918 12th Street
  New Westminster
  British Columbia V3M 6B1, Canada
  Vista Laser Centers of the Pacific, Inc.(13)....      500,000#        7.1%               --          --
  14895 East 14th Street, Ste 400
  San Leandro, California 94578

- ---------------
  # Includes certain securities listed elsewhere in the above table. See Notes
    4, 5, 7, 8, 10, 11, 12 and 13 below.

 (1) Based on 7,006,112 shares of common stock outstanding at July 20, 1996 and includes common stock beneficially owned plus, where applicable, common stock issuable upon exercise of outstanding stock options held only by the person or group indicated that are fully exercisable or exercisable within 60 days after July 20, 1996.

 (2) As described in Note 8 below, five Regional Joint Ventures holding an aggregate of 1,900,000 shares of Vista common stock have agreed to grant irrevocable proxies to Vista's Board of Director's expiring in each instance approximately five years after the Regional Joint Venture has completed an initial public offering of its securities. All other rights of beneficial ownership are retained by the respective Regional Joint Venture including the power to dispose of the shares in a bona fide sale transaction free of the proxy restrictions.

 (3) To the best knowledge of Vista's management, the persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to the information contained in the footnotes to the table and, where applicable, community property laws.

 (4) Includes 10,000 shares issuable upon exercise of stock options held directly by Dr. Casebeer that were fully exercisable or exercisable within 60 days after July 20, 1996 plus 250,000 shares owned by Vista Laser Centers of the Southwest, Inc. in which Dr. Casebeer is Chairman of the Board and Chief Executive Officer. Dr. Casebeer disclaims beneficial ownership of shares owned by Vista Laser Centers of the Southwest, Inc. Does not include other shares owned by Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies (see Note 8 below). Dr. Casebeer's business address is 15100 North 78th Way, Suite 100, Scottsdale, Arizona 85260.

 (5) Includes 10,000 shares issuable upon exercise of stock options held directly by Dr. Johnson that were fully exercisable or exercisable within 60 days after July 20, 1996 plus 500,000 shares owned by Vista Laser Centers of the Northwest, Inc. in which Dr. Johnson is Chairman of the Board and Chief Executive Officer. Dr. Johnson disclaims beneficial ownership of shares owned by Vista Laser Centers of the Northwest, Inc. Does not include other shares owned by Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies (see Note 8 below). Dr. Johnson's business address is 918 12th Street, New Westminster, British Columbia V3M 6B1, Canada.

 (6) Includes 25,000 shares issuable upon exercise of stock options held directly by Mr. Schultz that were fully exercisable or exercisable within 60 days after July 20, 1996. Does not include shares owned by Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies (see Note 8 below). Mr. Schultz's business address is 1250 Oakmead Parkway, Suite 210, Sunnyvale, California 94086.

 (7) Includes (i) 25,000 shares of common stock and 37,000 shares issuable upon exercise of stock options held directly by a corporate affiliate of Mr. Watson that were fully exercisable or exercisable within 60 days after July 20, 1996, plus (ii) shares of common stock and fully exercisable stock options owned by the Company (see Note 10 below) in which Mr. Watson is Chairman of the Board and Chief Executive Officer. Mr. Watson disclaims beneficial ownership of shares owned by the Company. Does not include shares owned by Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies (see Note 8 below). Mr. Watson's business address is 51 Yonge Street, Suite 400, Toronto, Ontario M5E 1J1, Canada.

 (8) The following Regional Joint Ventures, holding an aggregate of 1,900,000 shares of Vista common stock, have agreed to grant irrevocable proxies to Vista's Board of Director's expiring in each instance approximately five years after the Regional Joint Venture has completed an initial public offering of its securities: Vista Laser Centers of Michigan, Inc. as to 200,000 shares; Vista Laser Centers Metro, Inc. as to 450,000 shares; Vista Laser Centers of the Northwest, Inc. as to 500,000 shares; Vista Laser Centers of the Pacific, Inc. as to 500,000 shares; and Vista Laser Centers of the Southwest, Inc. as to 250,000 shares. All other rights of beneficial ownership are retained by the respective Regional Joint Venture including the power to dispose of the shares in a bona fide sale transaction free of the proxy restrictions.

 (9) Includes shares described in Notes 4 through 8 above plus 16,667 shares issuable upon exercise of stock options held directly by one other officer that were fully exercisable or exercisable within 60 days after July 20, 1996.

(10) Includes 3,360,000 shares of common stock and fully exercisable stock options to purchase 50,000 shares expiring on September 30, 1996 owned by Pharma Patch PLC. These securities are also included in the table under beneficial ownership of Murray D. Watson (see Note 7 above). The table does not include (i) 500,000 Class C Warrants owned by Pharma Patch PLC which are exercisable during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised (see Item 12 of this Report), or (ii) shares owned by Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies (see Note 8 below).

(11) Includes 450,000 shares beneficially owned by Vista Laser Centers Metro, Inc. which are subject to an irrevocable proxy in favor of the Company's Board of Directors (see Note 8 above).

(12) Includes 500,000 shares beneficially owned by Vista Laser Centers of the Northwest, Inc. which are subject to an irrevocable proxy in favor of the Company's Board of Directors (see Notes 5 and 8 above).

(13) Includes 500,000 shares beneficially owned by Vista Laser Centers of the Pacific, Inc. which are subject to an irrevocable proxy in favor of the Company's Board of Directors (see Note 8 above).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH THE COMPANY FOR EQUITY FINANCING AND CHANGE IN CONTROL

     The Company sold its operating assets and proprietary transdermal patch and penetration enhancer business in November 1995 in exchange for 786,214 shares of common stock in Technical & Chemical Products, Inc. ("TCPI") and the satisfaction of approximately $5,000,000 of Company indebtedness by TCPI. TCPI is a publicly-traded company engaged primarily in the design, development, manufacture and marketing of medical diagnostic products for use in physician offices, at home and at other point-of-care locations, and the research, development and commercialization of transdermal and mucosal drug delivery systems and skin permeation enhancers.

     Vista's Board on February 6, 1996 authorized the negotiation of equity financing agreements with the Company. On February 15, 1996, the Company publicly announced its board of directors had approved the acquisition of a controlling interest in Vista subject to negotiation of definitive agreements. Definitive agreements negotiated between Vista and the Company were executed on March 1 and March 4, 1996 and were closed on or prior to March 31, 1996. Vista's financing transactions and agreements with the Company are summarized as follows:

     STOCK PURCHASE AGREEMENT FOR $500,000 (200,000 VISTA COMMON SHARES)

     On March 1, 1996, Vista and the Company executed a Stock Purchase Agreement providing for the first stage of financing transactions. The Stock Purchase Agreement provided for 200,000 newly issued shares of Vista common stock to be sold to the Company for a cash price of $500,000, or $2.50 per share. These funds were received by Vista in March 1996.

     EXCHANGE OF NOTE AND TCPI SECURITIES FOR $5,150,000 (2,060,000 VISTA COMMON SHARES) AND EXERCISE OF STOCK OPTION

     On March 4, 1996, Vista and the Company executed an Agreement (the "Exchange Agreement") that was closed on March 31, 1996. Under the Exchange Agreement, Vista delivered to the Company 2,060,000 newly issued shares of Vista common stock at a stated value of $5,150,000, or $2.50 per Vista share, plus 500,000 Vista Class C common stock purchase warrants ("Class C Warrants"). In exchange, Vista received from the Company: (i) an interest-free note due in six months from the Company in the principal amount of $750,000, which was fully paid by the Company on May 3, 1996; and (ii) 200,000 restricted shares of Technical Chemicals and Products, Inc. ("TCPI") common stock to be transferred from the Company to Vista at a stated value of $4,400,000, or $22.00 per TCPI share. On March 1, 1996, the date the Company and Vista concluded negotiations for the Exchange Agreement, the high and low sale prices quoted for TCPI common stock were $22.25 and $21.375, respectively. Subsequent closing prices for TCPI common stock were $16.50 on March 31, 1996 and $10.375 on July 15, 1996.

     As additional consideration for these transactions, the Exchange Agreement granted the Company an option exercisable at any time on or before September 30, 1996 to purchase up to an additional 250,000 newly issued shares of the Company's common stock at an option exercise price of $2.50 per share in cash (the "Six Month Option"). On July 18, 1996, the Company exercised 200,000 shares subject to the Six Month Option at an exercise price of $500,000.

     DESCRIPTION OF CLASS C WARRANTS

     The 500,000 Class C Warrants issued to the Company under the Exchange Agreement each represent the right to purchase one (1) share of Vista's common stock during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised. In each instance, the exercise price per share will be determined by the average of the quoted closing prices for Vista's common stock in the over-the-counter market during the month of January immediately preceding the date Class C Warrants or any portion thereof are exercised, except that the Class C Warrant exercise price per share in any event will not exceed $10.00 per share. The exercise price and number of shares issuable on exercise of Class C Warrants are subject to adjustment in certain events to prevent dilution in the event of any subsequent stock split, stock dividend, reclassification or recapitalization affecting the outstanding common stock as a class.

     EXCHANGE OF 900,000 VISTA COMMON SHARES BY CERTAIN STOCKHOLDERS

     At the time Vista negotiated and concluded its agreements with the Company, Vista was advised that three Vista stockholders, including Therapeutic Patch Research N.V. ("TPR"), Saliva Research Limited ("SRL") and Westcliff Partners Inc. ("WPI"), exchanged a total of 900,000 shares of Vista's outstanding common stock for newly issued securities of the Company in a privately-negotiated transaction. Those securities had been acquired by TPR, SRL and WPI in December 1995 as a result of prior transactions financing the operations of Vista through December 1995. See "Issuance of Shares for Expenses from June Through December 1995" below.

     CHANGE IN CONTROL AND OTHER INFORMATION

     As a result of the agreements described above, the Company acquired a controlling interest in Vista during March 1996. At March 31, 1996, Vista had 5,256,104 common shares outstanding, including the 2,260,000 Vista shares issued to the Company under the Stock Purchase Agreement and the Exchange Agreement, but excluding common stock reserved for outstanding stock options, warrants, conversion or exchange of debt obligations or reserved for investments in certain Regional Joint Ventures. The Company's total ownership of 3,160,000 Vista common shares represented approximately 60.1% of the total Vista common stock outstanding at March 31, 1996 and approximately 46.4% of 6,806,112 shares of Vista common stock outstanding at July 15, 1996. Vista and the Company both recognized in March 1996 that the Company's percentage ownership of the Company may fluctuate in the future as a result of continuing changes in Vista's capitalization, the right of Vista to exercise its Six Month Option for 250,000 Vista common shares expiring on September 30, 1996 and/or 500,000 Class C Warrants exercisable in February 1997 and February 1998, described above, or as a result of a future decision by Pharma Patch to sell or otherwise dispose of all or a portion of its investment in Vista.

     Vista entered into a registration rights agreement with the Company upon closing the Exchange Agreement. Subject to certain limitations, this agreement grants the Company two "piggy-back" registration rights in the event Vista files registration statements covering offerings of its securities under the Securities Act of 1933. In addition, the Company will have the right on three occasions after March 31, 1997 and until July 31, 2006 to demand that all or a portion of Vista's common stock held by the Company and issuable upon exercise of Class C Warrants and the Six Month Option be registered under the Securities Act of 1933. Any such registrations of Vista common stock for the account of Pharma Patch will be at Vista's expense.

     Murray D. Watson, a director of Vista since January 31, 1994, has served since July 1993 as Chairman of the Board, Chief Executive Officer and a director of the Company. On February 16, 1996, Mr. Watson was elected Vista's Vice Chairman of the Board and Kenneth G. Howling, Vice President and Chief Financial Officer of the Company, was elected Vista's Treasurer and Chief Financial Officer. In each case, their election as Vista officers was subject to a condition that definitive agreements for the contemplated transactions between Vista and the Company be executed, which events occurred on March 1, 1996.

     Transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement were authorized and approved by Vista's board of directors ("Board") at a Board meeting held on February 6, 1996 attended by all three of Vista's then directors. Vista's Board approved the Stock Purchase Agreement and Exchange Agreement transactions with knowledge and disclosure of the proposed exchange by TPR, SRL and WPI of 900,000 shares of Vista common stock with the Company. Mr. Watson, a Vista director, abstained from voting on the proposed transactions due to his position as the Chief Executive Officer and a director of Pharma Patch. Messrs. Jac. J. Lam and Malcolm J. Rowe, Vista's other two directors at that time, voted in favor of approving the transactions. Mr. Rowe also served at the time as a member of Pharma Patch's board of directors.

Purchase of Certain Assets From Refractive Services-800, Inc.

     From July 1995 through June 1996 date, a foreign corporate investor named Refractive Services-800, Inc. invested $520,000 in cash in five Regional Joint Ventures sponsored by the Company. In exchange for that investment, and in view of the high risks associated with making the initial investment in start-up enterprises that had yet to negotiate any agreements for proposed business operations, Refractive Services-800, Inc. received shares of a 10% Series A convertible preferred issue of the five Regional Joint Ventures with a liquidation preference equal to five times its cash investment (six times its cash investment in the case of VLC-Northeast). Vista has been advised that Refractive Services-800, Inc. is a Panama corporation owned and controlled by Marcel Jouby, a Dutch citizen, Kerry Lynne O'Rourke, a South African citizen residing in The Netherlands, and Sukumal Chintagevonse, a Thailand citizen.

     Vista negotiated an agreement on July 18, 1996 to acquire all Series A Preferred Shares to five Regional Joint Ventures originally purchased by Refractive Services-800, Inc. for $520,000. In exchange, Vista has agreed to issue to Refractive Services-800, Inc. a total of 520,000 shares of Vista common stock. Vista also agreed to purchase for $50,000 in cash all of the capital stock in Refractive Services 800 Corp., a Nevada corporation ("RS-800") organized by Refractive Services-800, Inc. in 1995 to acquire rights to certain 800 and 900 telephone numbers for telemarketing purposes at the election of Regional Joint Ventures.

OFFSHORE SALES OF COMMON STOCK UNDER REGULATION S

     On March 29, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of its common stock at $2.125 per share under a Regulation S offshore private placement transaction with one foreign investor, Corundum B.V. The quoted closing market price for Vista's common stock on March 29, 1996 was $2.625 per share. No fees or commissions to third parties were paid in connection with this offering.

     On June 13, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of the Company's common stock at $2.125 per share under a separate Regulation S offshore private placement transaction with two foreign investors, Solar Ventures Limited as to 50,000 shares and Armilla Holdings Limited as to 50,000 shares. The quoted closing market price for the Company's common stock on June 13, 1996 was $3.25 per share. No fees or commissions to third parties were paid in connection with this offering.

PURCHASE OF LASER EQUIPMENT FROM AFFILIATE OF A DIRECTOR

     On February 1, 1996, Vista entered into an asset purchase and lease assumption agreement with a corporate affiliate of Dr. J. Charles Casebeer providing for the purchase by Vista of an excimer laser system. The purchase price for the equipment was $75,000 in cash, a $96,591 promissory note with interest at 8% per annum originally due May 31, 1996, and the assumption of outstanding obligations under an existing lease of the laser including future lease payments not to exceed $328,409. Dr. Casebeer was subsequently elected a director of Vista on February 16, 1996. Vista later determined to replace its intended use of this equipment with newer technology, resulting in a charge to earnings in the amount of $446,636 for the impairment of an idle asset. As of July 12, 1996, the note to Dr. Casebeer's corporate affiliate remained unpaid and is expected to be paid by Vista later in the current fiscal year ending March 31, 1997.

ISSUANCE OF SHARES FOR EXPENSES FROM JUNE THROUGH DECEMBER 1995

     During the period from June to December 1995, certain clients of Vista's then acting President, Jac. J. Lam, invested approximately $1,470,000 to sustain Vista's corporate operations during that period. These advances included approximately $700,000 for travel by Vista's officers and consultants and corporate office expenses in New York and Europe, approximately $100,000 in out-of-pocket advances for various expenses, and $670,000 in compensation paid for personnel assigned to support Vista's corporate activities and its program to establish various Regional Joint Ventures in North America under the "Vista Laser Centers" name. The $670,000 figure for personnel included $200,000 paid or payable to Vista's then acting President, Jac. J. Lam, and $60,000 accrued for its then acting Treasurer and Chief Financial Officer, Theodore J. Mayer. Vista's Board of Directors agreed these charges should be billed at a flat negotiated rate of $1,470,000 and in December 1995 authorized the issuance of 925,000 shares of Vista's common stock in payment of these obligations.

     These shares were issued to Therapeutic Patch Research, N.V. (300,000 shares), Saliva Research Ltd. (325,000 shares) and Westcliff Partners Inc. (300,000 shares). Mr. Lam acted at the time as a managing director for Saliva Research Ltd. and Westcliff Partners Inc., but disclaimed any beneficial interest in the securities held by those entities.

REPURCHASE OF SHARES FROM SEMERA AB

     In June 1994, Vista formed a subsidiary in Sweden, Vista Vision Scandinavia AB ("Vista-Sweden"). Under an agreement dated June 1, 1994, Vista-Sweden purchased certain assets of a PRK surgical center clinic in Stockholm, Sweden, from Semera AB, an unaffiliated company. The price paid for the assets was approximately $100,000 in cash, 28,600 shares of Vista common stock and 28,600 Class A Warrants. Vista-Sweden concurrently engaged the services of Professor Bjorn Tengroth, a noted authority in PRK procedures. All of the capital stock of Vista-Sweden is owned by Convista Vision BV, an inactive Dutch company ("Convista") purchased by Vista in April 1994 as a subsidiary to administer financing and management of Vista's international operations.

     As part of the negotiated agreement with Semera AB, 20% of Convista's capital stock was sold to Professor Tengroth for $3,000 and Vista-Sweden advanced a loan of approximately $134,000 to Professor Tengroth. Exercising an option granted in June 1994, Convista subsequently repurchased Professor Tengroth's 20% interest in Convista for SEK 1,250,000 (approximately $167,000), and his loan was repaid from the proceeds. In June 1995, the Company repurchased 25,640 shares of Vista common stock and 25,640 Class A Warrants from Semera AB for the sum of $277,777 pursuant to a commitment made in June 1994.

     The funds required for the $277,777 payment to Semera AB in June 1995 were obtained by the Company from proceeds of 12% convertible promissory notes issued by Vista in June 1995. These 12% notes were issued and sold to G. Lennart Perlhagen ($177,777), then a director of the Company, and Quintillion B.V., an affiliate of Jac. J. Lam (who was elected a director and acting President of the Company in June 1995). The 12% notes are due on June 15, 1998 and are convertible into shares of Vista common stock at $5.00 per share. Payment obligations on the 12% notes are collateralized by the pledge of 51% of the outstanding shares of

Vista-Sweden. In consideration of these loans, Vista-Sweden is obligated to pay the noteholders a royalty of $100 for each Incremental PRK procedure performed by Vista-Sweden during the three years ending May 31, 1996, 1997 and 1998. Incremental PRK procedures for this purpose are generally defined as the number of PRK procedures performed by Vista-Sweden in excess of its first 800 PRK procedures for the twelve months ended May 31, 1996, and the number of PRK procedures in each following 12 month period that exceed PRK procedures performed for the prior 12 month period.

ABANDONMENT OF OPERATIONS BY VISTA VISION INTERNATIONAL LTD. (UNITED KINGDOM)

     Vista Vision International Ltd. ("Vista-UK"), formed in July 1992, owned a 50% interest in Precision Laser Eye Centres Ltd., a joint venture with Optika Holdings Limited formed in June 1993, which owned and operated an excimer laser eye surgical clinic in London, England. G. Lennart Perlhagen, President and Chief Executive Officer of Vista from February 1994 to January 15, 1995, served as the managing director of Vista-UK since its organization. Vista purchased all of the capital stock of Vista-UK and advances to Vista-UK of approximately 24,000 British pounds from an unaffiliated third party under an agreement dated March 31, 1994. The consideration paid by the Company included $134,000 in cash (U.S. funds) and 250,000 shares of Vista's common stock issued to the seller, Laser Technologies (Jersey) Ltd.

     In June 1995, Vista closed the operations of Vista-UK and Precision Laser Eye Centres Ltd. due to their unprofitable history, a change in business strategy of the joint venture partner and extremely competitive market conditions in London.

ABANDONMENT OF PROPOSED ACQUISITION OF MEDICAL DEVELOPMENT RESOURCES, INC.

     Medical Development Resources, Inc. ("MDRI") is a privately-held Delaware corporation engaged in research and development of a proprietary production process for the manufacture of scalpels and other cutting instruments from natural obsidian and/or an obsidian formulation. MDRI owned 100% of two operating subsidiaries, KMI I, Inc. ("KMI") which designs, manufactures and markets precision surgical instruments and related products, and Micra Instruments Limited ("Micra"), a company was formed by MDRI in July 1993 to purchase the assets of a business involved in design, development, manufacturing and marketing of titanium microsurgical instruments for ophthalmology and neurosurgery.

     As previously reported in Vista's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 and Reports on Form 10-QSB for the quarterly periods ended June 30, 1995 and September 30, 1995, Vista engaged in a series of transactions and proposed transactions relating to investments in MDRI and its subsidiaries from April 1994 through June 1995. Vista wrote-off all of its investment in MDRI and loans advanced for MDRI's account, aggregating $5,643,000, as of March 31, 1995.

     INITIAL INVESTMENT BY VISTA IN MDRI. On April 1, 1994, Vista entered into an agreement with Obsidian Research N.V., an unaffiliated partnership, to acquire 715,563 shares of MDRI common stock and warrants to purchase up to 601,073 shares of MDRI common stock exercisable at $6.60 per share until December 31, 1996. The purchase price paid by Vista for these MDRI securities consisted of 200,000 shares of Vista Common Stock and 200,000 Vista Class A Warrants. The MDRI common stock and warrants were originally acquired by Obsidian Research N.V. at a cost of $1,125,000 in February 1993. Vista's purpose in acquiring this interest in MDRI was to establish a long-term relationship with the KMI subsidiary for future access to U.S. ophthalmologists.

     ADDITIONAL MDRI INVESTMENTS IN MAY 1994. On May 5, 1994, Vista entered into a Stock Purchase Agreement (the "May 1994 Stock Agreement") with six individuals who were principal stockholders of MDRI and included certain members of MDRI and KMI's management (the "MDRI Management Stockholders"). Under the May 1994 Stock Agreement, Vista purchased 1,000,000 newly issued shares of MDRI common stock from MDRI on May 6, 1994 for $1,250,000 in cash and acquired 1,000,000 shares of MDRI common stock from the MDRI Management Stockholders in exchange for $2 million in principal amount of noninterest bearing promissory notes due on December 31, 1994. At the time of this investment, MDRI's management projected MDRI would generate net income for fiscal 1994 of at least $900,000 and there was proposed an initial public offering of MDRI securities in which Vista would participate as a selling stockholder.

     Concurrent with the closing of the May 1994 Stock Agreement, seven foreign private investors purchased an additional 1,000,000 shares of MDRI common stock from the MDRI Management Stockholders for $2 million in non-interest bearing promissory notes due in ten equal bi-weekly installments from July 5, 1994 through November 9, 1994. Under separate agreements on May 24, 1994, Vista acquired these 1,000,000 MDRI shares from the seven foreign investors in exchange for 200,000 shares of Vista common stock and 100,000 Vista Class A Warrants (all of which Vista shares and warrants were subsequently cancelled, as described below). With the consent of the MDRI Management Stockholders, Vista common stock issued to the seven foreign investors were substituted as a collateral pledge to secure obligations of the foreign investors on their non-interest bearing notes to the MDRI Management Stockholders.

     In July 1994, Vista was advised that the seven foreign investors were unable at that time to make payment of the installments due on their $2 million in notes to the MDRI Management Stockholders. As an accommodation to the MDRI Management Stockholders, during July and August 1994 Vista prepaid $600,000 in principal amount of Vista's $2 million note obligations otherwise maturing on December 31, 1994 to the MDRI Management Stockholders.

     EXCHANGES WITH TNC MEDIA, INC. FOR MDRI SECURITIES. Under an agreement dated October 11, 1994, MDRI transferred shares of common stock in TNC Media, Inc. ("TNC") to TNC in exchange for the forgiveness of $450,000 in principal and $56,140 of accrued interest due from MDRI and KMI to TNC and for the cancellation of 155,000 shares of MDRI common stock then held by TNC. As a consequence of the cancellation of these shares, Vista's then percentage ownership of MDRI capital stock increased from 52.41% to approximately 53.48%. In consideration of this increase in Vista's ownership of MDRI, TNC received from Vista redeemable Class B warrants to purchase up to 31,000 shares of Vista common stock exercisable at $10.00 per share at any time through October 11, 1999 unless earlier called for redemption. Vista has the optional right of calling the Class B warrants for redemption if the Vista common stock issuable upon exercise of Class B Warrants have been registered for sale under the Securities Act of 1933 and if Vista common stock is traded in the NASDAQ over-the-counter market or on a national securities exchange and the closing sale price is $22.50 per share or more for at least 20 consecutive trading days on the date Class B Warrants are called for redemption.

     During December 1994, Vista acquired 778,777 shares of MDRI common stock (representing approximately 11.2% of the MDRI shares then outstanding) from TNC in exchange for 155,755 shares of Vista common stock in order to increase its voting position in MDRI. Vista demanded that MDRI call an annual meeting of its stockholders to elect directors, but this demand was ignored by MDRI.

     As a result of the above transactions, Vista owned 4,809,340 shares of MDRI capital stock, or approximately 69.13% of the total then outstanding, at December 31, 1994. The MDRI Management Stockholders continued to manage MDRI and its subsidiaries and controlled the policies and operations of MDRI and its subsidiaries.

     DECEMBER 1994 REORGANIZATION AGREEMENT WITH MDRI. In order to resolve certain disputes which arose between MDRI Management Stockholders and the seven foreign investors, on the one hand, and between MDRI Management Stockholders and Vista on the other hand, and in an effort to obtain control over the operating policies and management of MDRI and its subsidiaries, Vista entered into an Agreement and Plan of Reorganization with MDRI and the MDRI Management Stockholders dated as of December 15, 1994 (the "Reorganization Agreement") and amended in January and March 1995. In order to obtain access to historical financial records retained by independent public accountants for MDRI, Vista further agreed that upon the closing of the Reorganization Agreement Vista would assume $70,000 of MDRI's indebtedness to its independent public accountants and would guarantee an additional $70,000 of such indebtedness assumed by KMI. Vista advanced $40,000 of the funds contemplated by these obligations prior to closing the Reorganization Agreement as an accommodation to MDRI and KMI.

     Due to numerous problems observed by Vista during its due diligence review of the operations and reported financial condition of MDRI and its subsidiaries, the original closing contemplated by the Reorganization Agreement was postponed pending a renegotiation of certain terms and provisions of the Reorganization Agreement. Vista also extended an exchange offer to the holders of certain MDRI notes and warrants as required by the Reorganization Agreement, subject to the closing of the Reorganization Agreement. The Reorganization Agreement further provided for a proposed merger later in 1995 of MDRI with a wholly-owned subsidiary of Vista.

     EXCHANGE AGREEMENT FOR LOAN TO MICRA. In June 1995, Quintillion B.V., an affiliate of Vista's then acting President, Jac. J. Lam, advanced the sum of $100,000 to Micra Instruments Ltd. for working capital to sustain Micra's operations in exchange for a 15% debenture issued by Micra. The 15% debenture was for a term of six months and payable thereafter on three months written notice and secured by a fixed and floating charge on the assets of Micra. In consideration of this financial accommodation, Vista entered into an Exchange Agreement with Quintillion B.V. which grants Quintillion the right to exchange the 15% Micra debenture for shares of the Company's common stock at an exchange price of $1.25 per share of Vista common stock.

     TERMINATION AND RESCISSION OF AGREEMENTS RELATING TO MDRI. Following the failure of MDRI and the MDRI Management Stockholders to comply with conditions set forth in the Reorganization Agreement and the inadequacy of MDRI's financial records, Vista elected on July 7, 1995 to terminate all obligations on its part under the Reorganization Agreement and advised MDRI and the MDRI Management Stockholders that Vista was further rescinding all transactions with the MDRI Management Stockholders contemplated by the May 1994 Purchase Agreement including all obligations under promissory notes previously issued by Vista. The reasons given by Vista for these actions included Vista's allegations of fraud, intentional misconduct and breach of fiduciary duties on the part of the MDRI Management Stockholders, misrepresentations of material facts by the MDRI Management Stockholders and MDRI, and failures in the timely performance of conditions precedent to Vista's obligations. Vista further demanded that the MDRI Management Stockholders make full restitution to Vista of $600,000 in cash previously paid by Vista to the MDRI Management Stockholders under notes issued pursuant to the May 1994 Stock Purchase Agreement.

     As a result of this action, all shares issued by Vista under the Reorganization Agreement and to seven foreign investors in exchange for Vista securities were cancelled and Vista returned to the MDRI Management Stockholders all certificates representing shares of MDRI common stock previously received by Vista except for 2,794,340 MDRI shares, believed to represent approximately 40% of MDRI's outstanding common stock, paid for in cash by Vista. Vista wrote-off all of its investment in MDRI and loans advanced for MDRI's account, aggregating $5,643,000 as of March 31, 1995.

TRANSACTIONS WITH FORMER OFFICERS AND DIRECTORS

     In June 1994, Vista engaged the services of Drago A. Cerchiari to render consulting services relating to financial and accounting matters, including identification of suitable candidates for the position of the Company's Chief Financial Officer. Vista issued 7,000 Class A Warrants in consideration of this agreement, and agreed to repurchase all or any portion of these Class A Warrants at the price of $5.00 per warrant. Mr. Cerchiari exercised his put option and the 7,000 Class A Warrants were cancelled in June 1995.

     Vista previously had employment agreements with Robert L. Ferrara, who resigned as Vista's Chief Financial Officer on April 14, 1995; Drago A. Cerchiari, who resigned as Vista's President, Chief Executive Officer and a director on June 1, 1995; and G. Lennart Perlhagen, who resigned as Vista's Chairman on June 1, 1995 and as a director on July 4, 1995.

     Under an agreement dated as of July 5, 1995, Vista issued 16,000 shares of its common stock to Mr. Perlhagen in payment of $80,000 of unreimbursed business expenses.

     Under an agreement dated as of June 1, 1995, Vista paid Mr. Cerchiari $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. Vista agreed that Mr. Cerchiari had a put option right to sell the 4,000 shares of common stock to Vista after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. Mr. Cerchiari exercised that option on February 1, 1996. Vista also issued 5,000 shares of common stock to Mr. Cerchiari under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement dated as of January 15, 1995.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

NAME                            AGE                    TITLE
- ----                            ---                    -----
Murray D. Watson  . . . . .      51                    Chairman of the Board,
                                                       Chief Executive Officer,
                                                       President and Director
Kenneth G. Howling  . . . .      38                    Vice President --
                                                       Finance and
                                                       Chief Financial Officer
Paul E. Heney . . . . . . .      37                    Secretary
Kevin J. Quinn  . . . . . .      54                    Director(1)
William G. Hutchison  . . .      58                    Director(1)

_______________
(1)      Member of the Audit, Compensation and Nominating Committees.

         All of the above persons have served in their respective capacities since July 30, 1993 with the following exceptions: Mr. Howling began his service on November 8, 1993, and Mr. Quinn and Mr. Lam became directors on March 15, 1996 and April 1, 1996, respectively. No director receives any compensation for his services as such.

         The function of the Audit Committee is to review significant financial and accounting issues, to review the services performed by, and reports of, the Company's independent auditors and to make recommendations to the Board of Directors with respect to these and related matters.

         The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs. The Nomination Committee is responsible for making recommendations for vacancies on the Board of Directors.

MURRAY D. WATSON, B.A.Sc., M.B.A., CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

         Mr. Watson became the Chairman of the Board and Chief Executive Officer of the Company on July 30, 1993. Prior thereto, he had been the President and Chief Operating Officer of Medipro Sciences Limited since November, 1987. He has over 25 years of experience in the international health care industry including Vice President, Picker International Inc., President, Odyssey Inc., and General Manager, American Hospital Supply Corp. of Canada. As President of the M.D.W. Group Inc., a privately owned merchant banking company since 1985, he has managed a broad spectrum of business ventures. Mr. Watson received his B.A.Sc., in Civil Engineering in 1965 from the University of Toronto and his MBA in 1971 from York University in Toronto, Canada. Mr. Watson is also a director of Technical Chemicals and Products, Inc. and is the Vice-Chairman of the Board of Vista. See "The Company" and "Certain Transactions".

KENNETH G. HOWLING, C.P.A., VICE PRESIDENT -- FINANCE AND CHIEF FINANCIAL
OFFICER

         Mr. Howling became the Vice President -- Finance and Chief Financial Officer of the Company on November 8, 1993. He served as the Corporate Secretary and Controller for Roberts Company Canada Limited from June 1988 until May 1991 and also served as General Manager from June 1991 to November 1993. Prior thereto, he spent 10 years in financial and general management positions including positions with Smith Kline Beecham, Bencard Allergy Laboratories, McGraw Edison, and Price Waterhouse. He has been involved in acquisitions, corporate restructuring, cash flow management, human resource management, and management information systems. Mr. Howling received his Certified Public Accountant license from the state of New Jersey in 1987 and his B.A. in Accounting from Upsala College in East Orange, New Jersey.

PAUL E. HENEY, B.Soc.Sci., LL.B., M.B.A., SECRETARY

         Mr. Heney became the Secretary of the Company on July 30, 1993. He is an attorney and has practiced in the Toronto, Ontario firm of Heney and Associates since 1991. Between 1985 and 1991 he worked with the Toronto law firm of Holden Day Wilson. He received his B.Soc.,Sci. in economics from the University of Ottawa in 1981, his LL.B. from the University of Ottawa in 1984 and his M.B.A. in 1985 from York University, Toronto.

KEVIN J. QUINN, LLM., DIRECTOR

         Mr. Quinn was elected a director of the Company in March 1996. He has been a practicing attorney in Los Angeles, California since 1969.

WILLIAM G. HUTCHISON, B.ENG., P.ENG - DIRECTOR

         Mr. Hutchison is the Managing Director of Quorum Growth International Limited, located in Singapore. Quorum is a Canadian headquartered company providing expansion capital and strategic management expertise to technology-rich growth companies. Prior to joining Quorum, Mr. Hutchison was National Managing Partner for the Information Technology Practice of Ernst & Young (Canada) and also National Director, Information, Communications and Entertainment Industries and Chairman of the International Telecommunications Industries Practice of Ernst & Young; Chairman & CEO of Informart, Canada's largest multimedia publishing firm and President and CEO of Consolidated Computer Inc., Canada's first computer systems manufacturing firm. Mr. Hutchison has focused much of his 35 year career in pioneering efforts to help establish Canada's advanced technology infrastructure. He was Chairman of the Executive Committee that created CANARIE Inc.; a former Chairman of the Board and he continues as a director. Other positions Mr. Hutchison has held include Vice-Chairman of the Prime Minister's National Advisory Board for Science and Technology; founder, Director and Chairman of the Canadian Advanced Technology Association (CATA); and founder and Director of Precarn Associates Ltd.

         Mr. Hutchison received his B.Eng. in Electrical Engineering in 1962 from McGill University in Montreal, Quebec.

EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company entered into a three (3) year management agreement commencing August 3, 1993 (the "TMI Agreement") with Trident Management Inc. ("TMI"). Mr. Watson is a minority shareholder of TMI.

         On February 28, 1994 the TMI Management Agreement was terminated save and except for the option provisions and a three-year employment agreement between the Company and Mr. Watson became effective. On January 22, 1996, the TMI Agreement was terminated, effective November 15, 1995. A new consulting agreement was entered into between the Company and TMI on February 27, 1996, effective November 16, 1995. The new agreement provides that TMI will provide general supervision of the day to day operations and provide consulting services with respect to the worldwide business and affairs of the company and designated Murray D. Watson, a minority shareholder of TMI, to serve as the Company's Chairman of the Board and Chief Executive Officer.

         The agreement provides for annual salary of $225,000 U.S., payable monthly. The annual base salary shall be increased annually at the rate of 10% per annum. TMI shall be entitled to receive an annual performance bonus payable in cash or by mutual agreement by equivalent equity in the amount equal to 100% of the gross annual base remuneration payable during the first year of the term thereof but only in the event that closing price of the Company's ADSs equals or exceeds U.S.$ 2.00 for any 21 day period (whether or not consecutive) prior to February 28, 1997. With respect to subsequent years, the bonus shall be in an amount agreed upon between the compensation committee of the Company's board of directors and TMI. If the Company terminates the agreement without cause, TMI will be entitled to receive severance payments in an amount equal to the greater of the amounts payable each year for the number of years or part thereof remaining under the contract or 12 months.

    On November 8, 1993, the Company entered into an employment agreement with Mr. Kenneth Howling for a term of three (3) years. On January 22, 1996, this agreement was terminated, effective November 15, 1995. Pinnacle Financial Corporation ("Pinnacle") and the Company entered into a new three year consulting agreement on February 27, 1996, effective November 16, 1995. Pinnacle is wholly-owned by Mr. Howling. The new agreement provides that Pinnacle will provide general supervision of the day to day financial operations and provide consulting services with respect to the worldwide business and affairs of the company and designated Kenneth G. Howling, its sole shareholder, to serve as the Company's Vice President of Finance and Chief Financial Officer.

    The agreement provides for annual salary of $125,000 U.S., payable monthly. The annual base salary shall be increased annually at the rate of 10% per annum. Pinnacle shall be entitled to receive an annual performance bonus payable in cash or by mutual agreement by equivalent equity in the amount equal to 100% of the gross annual base remuneration payable during the first year of the term thereof but only in the event that closing price of the Company's ADSs equals or exceeds US$2.00 for any 21 day period (whether or not consecutive) prior to February 28, 1997. With respect to subsequent years, the bonus shall be in an amount agreed upon between the compensation committee and the Company's board of directors. If the Company terminates the agreement without cause, Pinnacle will be entitled to receive severance payments in an amount equal to the greater of the amounts payable each year for the number of years or part thereof remaining under the contract or 12 months.

    Effective December 1, 1993, the Company entered into a consulting agreement with Dr. Joseph G. Masterson pursuant to which Dr. Masterson will provide the Company with consulting services including assistance in establishing strategic alliances. This agreement was terminated on January 22, 1996.

    Also on January 22, 1996, the employment or management agreements between the Company, Hooper & Associates of which Mr. Gary R. Hooper is the sole shareholder, Dr. Thomas S. Spencer and Dr. Vithal J. Rajadhyaksha were terminated. Mr. Hooper resigned as the President and Chief Operating Officer of the Company; Dr. Spencer resigned as the Executive Vice President and Chief Technical Officer of the Company; and Dr. Rajadhyaksha resigned as the Vice President - Pharmaceutical Development of the Company. These transactions were effective November 15, 1995. In connection with the termination of these agreements, as consideration for contractual obligations not met by the Company, services rendered, severance pay, accepting shares in lieu of cash as payment for salaries in fiscal 1996, the obligations of TMI, Hooper & Associates, Mr. Howling, and Dr. Spencer under promissory notes valued at $741,250 issued in August of 1995 with respect to the purchase of Ordinary Shares were deemed paid in full and TMI was issued 206,250 additional Ordinary Shares valued at $103,125. (See "Certain Transactions").

STOCK OPTION PLANS

    On July 30, 1993, and July 19, 1994, the Board of Directors adopted its 1993 and 1994 Share Option Plans (together, the "Plans"), the purpose of which is to provide the Company's employees, officers and directors with additional incentives to improve the Company's ability to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend.

    The Plans are administered by the Compensation Committee designated by the Board of Directors (the "Committee"), which is comprised of outside directors. The aggregate number of Ordinary Shares reserved for issuance under the 1993 Plan is 550,000 shares, while the aggregate number of Ordinary Shares reserved for issuance under the 1994 Plan is 150,000 shares. Options for a total of 685,000 shares were outstanding and have expired.

    On March 3, 1996, the following options to purchase Ordinary Shares were issued to the persons and entities listed below, all of which have terms of five years:

                                                    No. of Shares            Exercise Price
         Name                                     Subject to Option(1)          Per Share
         ----                                     -----------------          ---------------
Trident Management, Inc.  . . . . . . . . . .         350,000                    $0.50
Pinnacle Financial Corporation  . . . . . . .         250,000                    $0.50
S. Lynda Murtha . . . . . . . . . . . . . . .          33,334                    $0.50
Kevin J. Quinn  . . . . . . . . . . . . . . .          33,333                    $0.50
Paul E. Heney . . . . . . . . . . . . . . . .          33,333                    $0.50

All officers and directors as a group
(5 persons) . . . . . . . . . . . . . . . . .         700,000

__________________________

(1) These options shall vest only in the event that the closing price of the Company's ADS's equals or exceeds U.S. $2.00 in any 21 day trading period (whether or not consecutive) to the February 28, 1997.

    Options granted under the Plans are immediately exercisable. The exercise price of the options is determined by the Committee and will be at least 100% of the market price of the Ordinary Shares on the date the option is granted. No awards can be made under the Plans after August 2002. The term of any option will be determined by the Committee, provided that the term may not exceed ten
(10) years from the date of grant. Unless otherwise expressly authorized by the Board, all options will terminate not more than ninety (90) days after termination of the option holder's employment or service with the Company (or one year after such termination because of death or disability). Under certain circumstances involving a change of control of the Company, the Committee may accelerate the exercisability and termination of the option.

                             EXECUTIVE COMPENSATION

    The following table sets forth in the prescribed format the compensation paid the Company's Chief Executive Officer and the other executive officers of the Company who received total annual salary and bonus in excess of $100,000 for services rendered in all capacities during the Company's last completed fiscal year:

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                    ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                    -------------------                  ----------------------

                                                                    Other Annual       Securities      All Other
                                         Salary         Bonus       Compensation       Underlying       Options
                                                                                        Options
 Name and Compensation
 Principal Position             Year       ($)           ($)          ($)                 (#)             ($)
 -------------------------      ----     -------       -------      -------             -------         -------

 Murray D. Watson            1996    211,719(1)         --          309,375(1)(2)         N/A             N/A

 Gary Hooper                 1996    128,333(3)         --          160,000(4)
 Thomas Spencer              1996     99,167            --          140,000(5)

 Kenneth Howling             1996    117,917(6)         --          115,000(7)

(1) This amount was paid to TMI in which Mr. Watson is a minority shareholder.

(2) Represents 257,813 Ordinary Shares valued at $0.80 per share and 206,250 Ordinary Shares valued at $0.50 per share which were issued to TMI in which Mr. Watson is a minority shareholder.

(3) Includes $15,000 paid to a consulting company in which Mr. Hooper is the sole shareholder.

(4)      Represents 200,000 Ordinary Shares valued at $0.80 per share.

(5)      Represents 175,000 Ordinary Shares valued at $0.80 per share.

(6) Includes $38,333 paid to a consulting company in which Mr. Howling is the sole shareholder.

(7) Represents 146,750 Ordinary Shares valued at $0.80 per share issued to a consulting company in which Mr. Howling is the sole shareholder.

                 The following tables set forth certain information in the prescribed format with respect to options granted and exercised under the Company's various stock option plans during the last fiscal year:

                                                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                           Potential Realizable
                                                                                                             Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                                                            Price Appreciation
                                                                                                           for Option Term (1)

            Number of Securities Under-       % of Total Options Granted To   Exercise    Expiration
 Name       lying Options Granted (#)         Employees In Fiscal Year (%)    Price ($)   Date           5%             10%
 ----       -------------------------         ----------------------------    ---------   --------      ----           -----
 Murray D.
 Watson                   -0-                              N/A                 N/A           N/A        N/A               N/A

 Gary
 Hooper                   -0-                              N/A                 N/A           N/A        N/A               N/A

 Thomas
 Spencer                  -0-                              N/A                 N/A           N/A        N/A               N/A

 Kenneth
 Howling                  -0-                              N/A                 N/A           N/A        N/A               N/A

(1) Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. Such amounts are based on the assumption that the named person hold the options for their full 10-year term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                           Value of Unexercised
                                                       Number of Securities Underlying Unexercised         in the Money Options
                                                       Options at FY-End              at FY-Ended(1)

                  Shares Acquired    Value Realized              Exercisable/Unexercisable            Exercisable/Unexercisable
      Name        on Exercise (#)          ($)                         ($)       ($)                        ($)     ($)
      ----        ---------------     -------------             --------------------------                  ---     ---
 Murray D.
 Watson                 None               N/A                         0          0                            0         0

 Gary Hooper            None               N/A                         0          0                            0         0


 Thomas                 None               N/A                         0          0                            0         0
 Spenser

 Kenneth                None               N/A                         0          0                            0         0
 Howling

(1) The amounts in this column are calculated using the difference between the closing market price of the Company's ordinary shares at the Company's 1996 fiscal year-end and the option exercise prices.

                             PRINCIPAL SHAREHOLDERS

         The Company has outstanding 16,915,211 Ordinary Shares as of May 15, 1996. Such total excludes Ordinary Shares issuable upon the exercise of outstanding Class A, Class B, Class C and Class D Warrants.

         The following table sets forth the Company's Ordinary Shares beneficially held as of the date of this Prospectus by (i) each person known by the Company to beneficially hold 5% or more of such shares, (ii) each director and officer of the Company, and (iii) all officers and directors as a group. All of the persons and groups shown below have voting and investment power with respect to the shares indicated.

                                                                                                  PERCENTAGE
                                                                                                   NUMBER OF
                                                                               ORDINARY SHARES    OUTSTANDING
                                                                           BENEFICIALLY OWNED (1)   SHARES
                                                                           ----------------------------------
Trident Management Inc. (2) . . . . . . . . . . . . . . . . . . .                  880,339            8.8%
Murray Watson . . . . . . . . . . . . . . . . . . . . . . . . . .                      -0-               -
Paul E. Heney . . . . . . . . . . . . . . . . . . . . . . . . . .                  302,500            3.0%
Kenneth G. Howling  . . . . . . . . . . . . . . . . . . . . . . .                  113,000            1.1%
Pinnacle Financial Corporation (3)  . . . . . . . . . . . . . . .                  143,750            1.4%
Kevin J. Quinn  . . . . . . . . . . . . . . . . . . . . . . . . .                  116,408               *
All officers and directors as a group (5 persons) . . . . . . . .                  961,643            9.6%



* Less than .1%

(1) Unless otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the person or entity in the table above. The address for each beneficial holder is c/o the Company, 15/16 Fitzwilliam Place, Dublin 2, Ireland.

(2) Mr. Watson is a minority shareholder of Trident Management Inc. Mr. Watson disclaims beneficial ownership of such shares.

(3)      Mr. Howling is a controlling shareholder of Pinnacle Financial
         Corporation.

                            SELLING SECURITY HOLDER

         The following table sets forth the number of Ordinary Shares beneficially owned by the Selling Security Holder prior to such securities payment to this Prospectus. In the event all such securities so offered are sold, the Selling Security Holder would not beneficially own any of the Company's securities.

                                                                    Beneficial Ownership
    Name                                                            Prior to Offering
    ----                                                            -----------------
    Arca Investments, Inc..........................................   439,999

         Subject to this restriction, Arca Investments, Inc. has advised the Company that sales of its Securities may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Arca Investments, Inc. may effect such transactions by selling its Securities directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Arca Investments, Inc. and/or the purchasers of its Securities for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Arca Investments, Inc. and any broker-dealers that act in connection with the sale of Arca Investments, Inc. Securities as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the as principals might be deemed to be underwriting discounts and commissions under the Securities Act. Arca Investments, Inc. may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of its Securities against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from sales of its Securities. Sales of Arca Investments, Inc. Securities, or even the potential of such sales, would likely have an adverse effect on the market price of the ADRs.

                              CERTAIN TRANSACTIONS

         On July 30, 1993, pursuant to an Agreement for Purchase of Assets, as amended, TPR acquired from Synorex Incorporated, a Delaware corporation ("Synorex"), substantially all of the assets of Synorex, consisting primarily of patents and patent applications relating to certain skin penetration enhancer technologies in exchange for 2,046,576 TPR Class B Preferred Shares. After February 28, 1994, such TPR Class B Preferred Shares were exchanged for 300,000 Ordinary Shares of the Company held by TPR. The 300,000 Ordinary Shares may not be sold or transferred for a period of up to one (1) year after February 28, 1994 without the prior written consent of Westfield Financial Corporation, one of the underwriters of the Company's initial public offering.

         In connection with the Synorex transaction, Dr. Vithal J. Rajadhyaksha ("Dr. Raj"), the principal inventor of the Synorex technology, entered into a Consulting and Non-Compete Agreement ("Consulting Agreement") with TPR pursuant to which Dr. Raj agreed to provide part time technical consulting services to TPR through December 31, 1996. In connection with the TPR License described below, the Consulting Agreement was assigned to the Company. Thereafter, the Consulting Agreement was terminated and Dr. Raj entered into an employment agreement with the Company. See "Management -- Employment and Consulting Agreements."

         On July 30, 1993, TPR completed the private placement of 1,250,000 of its Class A Preferred Shares, for which TPR received aggregate gross proceeds of $5,000,000. Also on July 30, 1993, TPR contributed $4,387,500 to the Company in exchange for 1,250,000 Units, each of which was comprised of one (1)
Ordinary Share, one-half of a Class A Warrant, and one-quarter of a Class B Warrant. See "Description of Capital Stock."

         The Company entered into the TPR License Agreement dated July 30, 1993, with TPR pursuant to which TPR granted the Company an exclusive, fully paid, worldwide license to sublicense, develop, manufacture, use and sell all of the skin penetration enhancer technologies which TPR purchased from Synorex. As consideration for the license, the Company paid the following to TPR:

         (1)     $300,000
         (2)     600,000 Units
         (3)     2,400,000 Class C Warrants and
         (4)     500,000 Class D Warrants.

         For a description of the Class C Warrants and the Class D Warrants, see "Description of Capital Stock -- Warrants."

         TPR may be deemed to be a promoter of the Company in view of the foregoing transactions.

         On July 30, 1993, the Company entered into a Share Exchange Agreement ("Exchange Agreement") with Medipro and each of its shareholders pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of Medipro in exchange for 2,309,432 Ordinary Shares of the Company. The former Medipro shareholders received registration rights with respect to such shares, which rights become exercisable on or after July 30, 1995. The majority of the Company's current directors were nominated by former Medipro shareholders.

         EC/American Ltd., a consulting firm, received from TPR fees of US$262,500 and a payment of $50,000 for expenses as partial consideration for management consulting services rendered in connection with the development and implementation of TPR's licensing, acquisition and restructuring strategies. Such amounts were paid from the proceeds of the TPR Private Offering. In addition, EC/American Ltd. received Class D Warrants from TPR to acquire up to 500,000 Units which warrants EC/American Ltd. transferred to certain individuals.

         On November 30, 1993, the Company entered into a license agreement with Genetronics pursuant to which the Company acquired the exclusive world wide license to exploit electrofusion patents and technological know-how developed by Genetronics for the purpose of developing and selling transdermal drug delivery systems, excluding cosmetic applications. The Company paid a license fee of $150,000 and is required to pay royalties to be mutually agreed by the parties on a product by product basis. The agreement also provides that Genetronics shall have the right to manufacture certain components that the parties expect will be incorporated in drug delivery systems which include these technologies.

         On March 7, 1994, the Company completed its initial public offering in the United States of ADRs and warrants generating gross proceeds of $3,715,000 (the "ADS Offering").

         On June 13, 1994, the Company acquired a total of 1,319,996 common shares of Cangene Corporation ("Cangene") from Arca Investments Inc. ("Arca"). In payment for these shares, the Company issued a total of 439,999 of its Ordinary Shares, on the basis of one Ordinary Share for each three shares of Cangene held by Arca. The Company agreed to register 439,999 Ordinary Shares (which will be represented by ADRs) issued to Arca and has filed this Registration Statement under the U.S. Securities Act of 1933, as amended. This acquisition was completed as part of a bid by the Company to acquire all of the common shares of Cangene which was subsequently withdrawn. The Cangene shares acquired have since been sold by the Company. (See "Managements Discussion and Analysis of Results of Operations and Financial Condition").

         On June 30, 1994, the Company acquired from Flora substantially all of the assets of Flora and assumed certain specified liabilities arising after June 30, 1994. The acquired business ("Business") primarily relates to the research and development of (i) passive transdermal systems, (ii) a periodontal delivery system and (iii) a buccal system, each for the systemic delivery to humans of therapeutic drugs and compounds.

         In exchange for the Business, the Company issued a two year senior secured convertible promissory note in the amount of US$5,000,000 (the "Note"). The principal amount of the Note was due and payable on June 30, 1996. The Note was secured by a pledge of all of the assets acquired from Flora. Such assets were transferred at the direction of the Company directly to PP Holdings, Inc. a wholly owned subsidiary of the Company, on June 30, 1994.

         On July 6, 1994, the Company entered into an Agreement with LDI, Inc., ("LDI") pursuant to which LDI has provided lease financing in the Canadian dollar equivalent amount of US$750,000 which was to be utilized by the

Company to purchase prototype manufacturing equipment costing US$1,100,000.
The balance of the acquisition costs, approximately $350,000, were paid by the Company in the form of deposits. The equipment supplier agreed with LDI to repurchase the equipment if the Company defaulted on its lease payments or terminated the lease. The Company provided LDI with a letter of credit for the difference between the repurchase amount and the lease amount. In September 1994, the Company terminated the lease arrangement. In full and complete settlement of all claims regarding this matter, on December 16, 1994, the equipment lessor drew down the letter of credit, received a further CDN.$25,000 and accepted delivery of 86,908 common shares of Cangene from the Company.
(See "Management's Discussion and Analysis of Results of Operations and Financial Condition").

         The Company entered into agreements with Pharmacia AB of Sweden in December, 1994 pursuant to which it sold to Pharmacia the nicotine patch and buccal patent rights and know-how acquired from Pharmetrix in June, 1994. The terms of the sale included a cash payment to the Company of $1,250,000 and on-going royalties tied to the revenue generated from the commercialization of these patent rights. The agreements with Pharmacia entitle the Company to a royalty on the sale by Pharmacia of certain second generation nicotine patches to be developed by Pharmacia, as well as a non-exclusive license, with right of sublicense, to use the patent rights sold by the Company to Pharmacia.

         On May 24, 1995, August 14, 1995, August 23, 1995, September 13, 1995
and September 25, 1995 the Company had closings of a private placement of 1,699,400 shares ("Placement Shares") of its ordinary shares at a price of $1.00 per share for net proceeds of $1,486,777. The Placement Shares were issued to 35 investors. The Company granted registration rights to the purchasers of the Placement Shares and has included the Placement Shares in the Registration Statement of which this Prospectus is a part.

         In March 1996, the Company completed a private placement of 2,150,000 Ordinary Shares to 16 investors. The Company received net proceeds of $1,075,000 from this private placement. 2,150,000 Class C Warrants were retired in connection with this private placement.

         On May 25, 1995 the Company declared bonuses valued at an aggregate of $261,250 to Messrs: Watson, Hooper, Spencer and Howling pursuant to their respective employment agreements or consulting agreements, as the case may be, with the Company in respect of the fiscal year ended February 28, 1995. One-third of each bonus was paid in cash and the balance in an aggregate of 174,167 Ordinary Shares valued at $1.00 per share. During the fiscal year ended February 29, 1996, senior management received an aggregate of 423,627 Ordinary Shares valued at $.50 per share in lieu of receiving salary or consulting fees, as the case may be.

         On June 28, 1995, the Company's Board of Directors authorized the issuance of an aggregate of 926,563 Ordinary Shares to the following persons or entities, all of which are either officers, directors or affiliates of officers and directors of the Company. The price per share was $.80 representing a discount of 20% from the market price on the date the Board of Directors authorized the issuance thereof as follows:

Name                              Number of Shares                                   Subscription Price
- ----                              ----------------                                   ------------------
Trident Management, Inc.          257,813 Ordinary Shares                               $ 206,250
Hooper & Associates, Inc.         200,000 Ordinary Shares                                 160,000
Thomas Spencer                    175,000 Ordinary Shares                                 140,000
Pinnacle Financial Corporation    143,750 Ordinary Shares                                 115,000
Lennart Perlhagen                  50,000 Ordinary Shares                                  40,000
Malcolm Rowe                       50,000 Ordinary Shares                                  40,000
Joseph Masterson                   50,000 Ordinary Shares                                  40,000

         Each person or entity executed a promissory note in the amount set forth above which is secured by a pledge of the shares received by them. These shares were issued at a discount because the shares could not be sold until the promissory note was satisfied.

         On January 22, 1996, the employment or management agreements between the Company and each of the above persons or entities were terminated, effective November 15, 1995. In connection with the termination of these agreements, as consideration for contractual obligations not met by the Company, accepting shares in lieu of cash as payment for salaries in fiscal 1996, severance pay and/or the granting of a bonus for fiscal 1996, the obligations of the above persons or entities under such promissory notes valued at $741,250 were deemed paid in full and TMI was issued 206,250 additional shares.

         During March 1996, the Company and Vista Technologies Inc. ("Vista") consummated certain agreements pursuant to which Vista received equity financing from the Company in a series of transactions and the Company acquired a controlling equity interest in Vista. These definitive agreements are summarized as follows:

Stock Purchase Agreement for $500,000

         On March 21, 1996, Vista and the Company consummated a Stock Purchase Agreement which provided for 200,000 newly issued shares of Vista common stock to be sold to the Company for a cash price of $500,000, or $2.50 per share. These funds were part of the proceeds of a private placement of 2,150,000 Ordinary Shares, the net proceeds of $1,075,000 were received by the Company on March 21, 1996.

Exchange of Shares by Certain Stockholders

         Three Vista stockholders, including Therapeutic Patch Research N.V. ("TPR"), Saliva Research Limited ("SRL") and Westcliff Partners Inc. ("WPI"), agreed to exchange a total of 900,000 shares of Vista's outstanding common stock owned by TPR, SRL and WPI for 4,500,000 newly issued Ordinary Shares of the Company in a privately-negotiated transaction. The transaction was consummated on March 21, 1996.

Exchange Agreement with Vista

         On March 1, 1996, the Company and Vista executed an agreement ("Exchange Agreement") which was consummated on March 21, 1996.

         Under the Exchange Agreement, Vista delivered 2,060,000 newly issued shares of Vista common stock to the Company at a stated value of $5,150,000, or $2.50 per Vista share, plus 500,000 Vista Class C common stock purchase warrants. In exchange, Vista received from the Company (i) an interest-free note due in six months from the Company in the principal amount of $750,000, and (ii) 200,000 restricted shares of TCPI common stock currently held by the Company at a stated value at July 19, 1996 of $10.25 per TCPI share.

         As additional consideration for these transactions, the Exchange Agreement granted the Company an option exercisable at any time on or before September 30, 1996 to purchase up to an additional 250,000 newly issued shares of Vista's Common Stock at an option exercise price of $2.50 per share in cash (the "Six Month Option") on July 1996, the Company acquired 200,000 Vista shares upon partial exercise of the Six-Month Option.

         The 500,000 Class C Warrants issuable to the Company under the Exchange Agreement each represent the right to purchase one (1) share of Vista's Common Stock during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised. In each instance, the exercise price per share will be determined by the average of the quoted closing prices for the Common Stock in the over- the-counter market during the month of January immediately preceding the date Class C Warrants or any portion thereof are exercised, except that the Class C Warrant exercise price per share will not in any event exceed $10.00 per share of Common Stock. The exercise price and number of shares issuable on exercise of Class C Warrants are subject to adjustment in certain events to prevent dilution in the event of any subsequent stock split, stock dividend, reclassification or recapitalization affecting the outstanding Common Stock as a class.

CHANGE IN CONTROL AND OTHER INFORMATION

         As a result of the agreements described above, the Company acquired a controlling interest in Vista.

         After giving effect to the issuance of 2,260,000 newly issued Vista shares required by the Stock Purchase Agreement and the Exchange Agreement (but without giving effect to other common stock reserved for outstanding stock options, warrants, conversion or exchange of debt obligations, or for additional Regional Joint Ventures other than 1,700,000 shares committed for issuance to four Vista Laser Centers in formation), there are approximately

6,706,104 Vista shares outstanding. Of that amount, 3,160,000 Vista common shares, or approximately 61.3% of the total then outstanding, are owned by the Company upon closings of the Stock Purchase Agreement, the Exchange Agreement and the Company's exchange of shares with TPR, SRL and WPI. Vista and the Company anticipate this percentage ownership may be reduced in the near future as Vista issues additional common shares in connection with its sponsorship of additional Regional Joint Ventures currently in various stages of negotiation and for a planned private placement offering of Vista securities for Vista's own account.

         Vista entered into a registration rights agreement at the closing the Exchange Agreement. This agreement grants the Company certain "piggy-back" registration rights in the event Vista files registration statements covering offerings of its securities under the Securities Act of 1933. In addition, the Company will have the right on one occasion after March 31, 1997 to demand that all or a portion of the Vista common stock held by the Company as a result of the Stock Purchase Agreement, the Exchange Agreement and issuable upon exercise of Class C Warrants be registered under the Securities Act of 1933. Any such registration of Vista common stock for the account of the Company will be at Vista's expense.

         Murray D. Watson has served since July 1993 as Chairman of the Board, Chief Executive Officer and a director of the Company. He is also a director of Vista since January 31, 1994. On February 16, 1996, Mr. Watson was elected Vista's Vice Chairman of the Board and Kenneth G. Howling, Vice President and Chief Financial officer of the Company, was elected Vista's Treasurer and Chief Financial Officer. In each case, their election as Vista officers was subject to a condition that definitive agreements for the contemplated transactions between Vista and the Company be executed, which events occurred on March 1, 1996.

         The transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement were authorized and approved by the boards of directors of the Company and Vista at a board meeting held in February 1996 attended by all of the Company's and Vista's then directors. The Boards approved the Stock Purchase Agreement and Exchange Agreement transactions with knowledge and disclosure of the proposed exchange by TPR, SRL and WPI of 900,000 shares of Vista common stock with the Company. Messrs. Watson and Rowe, each a director of the Company, abstained from voting on the proposed transactions due to there being directors of Vista and in the case of Mr. Watson, because of his position as the Chief Executive Officer and a director of the Company.

                          DESCRIPTION OF SHARE CAPITAL

         Set forth below is certain information concerning the Company's capital stock and a brief summary of certain provisions of the Company Articles of Association under the Irish Companies Acts, 1963 to 1990. This description does not purport to be complete and is qualified in its entirety by reference to the Articles of Association, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. A copy is also available for inspection at the offices of the Company, and Rory O'Donnell & Company, 16 Fitzwilliam Place, Dublin 2, Ireland, Irish counsel to the Company.

ORDINARY SHARES

The Company's authorized share capital is 52,046,576 Ordinary Shares of IRL.01 per share.

The Company as of July 15, 1996, had issued an outstanding 16,915,211 Ordinary Shares.

All of the Ordinary Shares issued as of the date of this Prospectus, have been credited as fully paid, duly authorized and validly issued. Holders of Ordinary Shares are entitled to receive such dividends as may be recommended by the Board of Directors of the Company and approved by the shareholders and/or such interim dividends as the Board of Directors of the Company may decide. No dividends have been paid on the Ordinary Shares prior to the date of this Prospectus on liquidation or a winding up of the Company, the assets available for distribution among the holders of ADSs and Ordinary Shares not otherwise represented by ADSs shall be distributed pro rata. The Ordinary Shares have no conversion or redemption rights.

Voting Rights. Holders of Ordinary Shares are entitled to one vote per share, either in person or by proxy, at shareholder meetings and five or more shareholders present in person or by proxy, not being less than five individuals, holding not less than 66.6% of the issued Ordinary Shares constitutes a quorum at such meetings. A majority of votes cast in favor of the resolution is required for ordinary resolutions; however, a 75% vote in favor of the resolution is required for the adoption of special resolutions. Variation of the rights relating to a class of Ordinary Shares requires the approval of a special resolution by the class in question. Shareholders do not have cumulative voting rights for the election of directors.

         Rights of Dissenting Shareholders. There are no appraisal rights under Irish law.

         Rotation and Appointment of Directors. The Articles of Association of the Company require that a third of the non-executive directors shall retire by rotation at each annual general meeting of the Company. Each of the directors retiring at this time may offer themselves for re-election. The directors may, during the period between annual general meetings of the Company, add additional directors to the Board of Directors of the Company. Directors who are added to the board in such a fashion must resign at the next annual general meeting and may offer themselves for re-election.

         Shareholder Meetings. Under Irish law, a company's annual general meeting of shareholders must take place in the Republic of Ireland and any business transacted at a meeting held in breach of this requirement will be void, unless all shareholders entitled to attend and vote at such meeting consent in writing to the meeting being held elsewhere or alternatively a resolution providing that the meeting be held elsewhere has been passed at the preceding annual general meeting of shareholders. The Articles of Association of the Company permit general annual meetings to be held outside Ireland if the above procedures are followed. Under Irish law, extraordinary general shareholders' meetings may be convened by the Board of Directors or at the request of shareholders holding not less than one-tenth of the paid-up capital of the Company as of the relevant date. An annual general meeting of the Company must be held within 18 months of the date of incorporation and thereafter one in each calendar year so that not more than 15 months shall elapse between one meeting and the next. The Minister for Enterprise and Employment of Ireland may, on the application of any shareholder, call or direct the calling of a general meeting if default is made in holding such a meeting. Irish law requires at least 14 days written notice of a meeting, except that an annual general meeting or a meeting for passing a special resolution requires at least 21 days written notice.

         Resolutions which may be passed by the members in general meetings are of two kinds -- ordinary and special. Ordinary resolutions require that a simple majority of members present in person or by proxy (where voting by proxy is allowed) at the meeting and entitled to vote approve and vote for the resolution. Special resolutions must be passed by not less than three quarters of the votes in person or by proxy (where voting by proxy is allowed).

         Issuance of Shares. Irish law restricts the power of the Board of Directors to allot shares and to grant share subscription rights and rights to convert loans or other obligations of a company into shares unless the shareholders pass a resolution conferring such powers on the Board of Directors for periods of up to five years. The Company's shareholders have passed such a resolution. In addition, the Company may not pay, directly or indirectly, a commission in excess of 10% of the price at which shares are issued to any person subscribing for or procuring subscriptions for the Company's shares.

         Substantial Shareholdings. Under the Irish Companies Acts a person who has an interest in 5% or more of the issued voting share capital of a public limited company must notify the company (in the prescribed manner and normally within five business days) of his interest and of certain circumstances and events affecting that interest. In general, such a person must notify changes in his interest above the 5% level and any reduction which takes his interest below 5%. Failure to notify punctually and properly is an offense. Additionally, no right or interest in respect of the relevant shares will be enforceable by the person who fails to notify the company of such an interest, whether directly or indirectly by action or legal proceeding. The courts may remove the restriction but not if the failure to notify was the result of any deliberate act or omission on the part of the applicant. Any interest in an ADS would be regarded as an interest in the Ordinary Shares for this purpose.

         Preemptive Rights. Irish law provides that issuances of shares for cash (and rights to subscribe for or convert into shares for cash) must be offered, pro rate, to the existing holders of shares. The shareholders may by special resolution eliminate this requirement for periods of up to five years. The Company's shareholders have passed such a resolution.

         Derivative Action Suits. As a general principle of Irish law, only a company itself can be the proper plaintiff for the purposes of maintaining proceedings in respect of wrongs done to the company. Neither an individual shareholder, nor any group of shareholders has any right of action in such circumstances. There are, however, certain exceptions to this principle available under equitable principles on a case-by-case basis. For example, the controlling shareholders cannot perpetrate a fraud on the minority shareholders or commit an act which is illegal or ultra vires. Additionally, if a company purports to act on the strength of a decision by a simple majority where certain decisions call for more than a simple majority, an individual shareholder is entitled to bring suit. In cases where the controlling shareholders will not institute proceedings in the name of the company in those instances where they are properly called for, one or more of the aggrieved minority shareholders may bring what has come to be known as a derivative action, namely an action that derives from the injury to the company rather than the injury to individual shareholders. A minority shareholder is also able to initiate proceedings in the name of the Company in certain other limited circumstances.

         Class Action Suits. In contrast to derivative action, Irish law permits an action by a shareholder in his own right where his personal rights have been infringed. Such a shareholder may commence a suit in a representative capacity on behalf of himself and other affected shareholders of the same class if their rights are identical. Additionally, under Irish law any member of a company who claims that the affairs of the company are being conducted, or that the powers of the directors of the company are being exercised in a manner oppressive to him or any of the members (including himself) or in disregard of his or their interests as members, may apply to the courts for an appropriate order.

         Interlocking and Interested Directors. Irish law provides that it shall be the duty of a director of a company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company to declare the nature of his interest at a meeting of the directors of the company at which that contract is discussed. A director includes a "shadow director", who is any person in accordance with whose directions or instructions the directors are accustomed to act. Irish law and the Articles of Association of the Company provide, among other things, that a director may not generally vote in respect to any contract or arrangement or any other proposal in which he has any material interest otherwise than by virtue of his interests in shares or other securities of or otherwise in or through the Company. The Articles of Association also provide that if any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote, that such question shall be referred to the Chairman of the meeting. Additionally, the Articles of Association provide that the shareholders of the Company may, by Ordinary Resolution, suspend or relax these provisions to any extent to ratify any transaction not only duly authorized by reason of a contravention of the Articles of Association.

         Significant changes have recently been made in Irish law with regard to transactions of a company involving its directors and connected persons, i.e., a director's spouse, immediate family, trustee, guarantor, surety, partner or corporate body controlled by that director. The matters dealt with include loans, share dealings and disclosures. A sale or purchase of an asset by a director to the company or from the company is void in certain circumstances unless the transaction is approved by the company in general meeting. It is illegal for a company to give a loan or loan type finance to or grant security for a director save in specified circumstances. Where permitted loans are made the director may be held personally liable for the debts of the Company by a court in a winding up and these loans must be disclosed in the accounts of the company. There are also extensive obligations on directors to disclose to the company certain transactions in the company's annual accounts. All directors, shadow directors and secretaries have to disclose any interests in shares in the company or a subsidiary or a holding company of the company. Each company is obliged to keep a register of interests. Interests of spouses or minor children are considered to be interests of a director for purposes of Irish law.

         Approval of Financial Statements by Shareholders. The Board of Directors is required to submit the Company's financial statements and a report of their conduct to the shareholders annually for their approval. The shareholders must approve or reject such financial statements.

         Purchase of Own Shares. The Company has authority in its Articles of Association to purchase its own shares. This power may not be exercised unless the shareholders of the Company have passed a special resolution giving the Company general authority to purchase its own shares, which the Company has not done.





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
WARRANTS

         On November 30, 1995, the Company has outstanding (a) 897,000 Class A Warrants exercisable to purchase 897,000 Ordinary Shares and 897,000 Class B Warrants, (b) 1,015,425 Class B Warrants exercisable to purchase 1,015,425 Ordinary Shares, (c) 789,875 Class C Warrants exercisable to purchase 789,875 Units, and (d) 500,000 Class D Warrants exercisable to purchase 500,000 Units (collectively, the "Warrants").

         CLASS A WARRANTS

         The Class A Warrants are exercisable until February 28, 1999. Every Class A Warrant entitles the holder to purchase one ADS and receive one Class B Warrant at an exercise price of $1.72 per Class A Warrant, subject to adjustment under certain circumstances.

         CLASS B WARRANTS

         The Class B Warrants are exercisable until February 28, 1999. Each Class B Warrant entitles the holder to purchase one ADS at an exercise price of $2.31 per share, subject to adjustment under certain circumstances.

         CLASS C WARRANTS

         Each Class C Warrant is exercisable to purchase one Unit consisting of one ADS, one-half of a Class A Warrant and one-quarter of a Class B Warrant at an exercise price of $3.89 per Unit. The Class C Warrants are not exercisable until (i) the Company generates revenues in excess of $10,000,000 in any one fiscal year or (ii) the Units, or the sum of their components trade a price equal to $12.00, for a period of 14 consecutive trading days. The Class C Warrants expire on February 28, 1999.

         The Class C Warrants are exchangeable at the option of the warrant holder(s) for Units of the Company on a formula basis, reflecting the spread between the exercise price of the Warrants and the fair market price of the Units (or the sum of their component parts) at the time when the exchange is requested by the Warrant holder(s).

         CLASS D WARRANTS

         Each Class D Warrant is exercisable to purchase one Unit consisting of one ADS, one-half of a Class A Warrant and one-quarter of a Class B Warrant. The Class D Warrants became exercisable commencing May 29, 1994 because the net worth of the Company reached $3,500,000 prior to March 31, 1994. The exercise price per Class D Warrant is $1.54. The Class D Warrants expire on July 31, 1997.

         The Class D Warrants are exchangeable at the option of the warrant holder(s) for Units of the Company on a formula basis, reflecting the spread between the exercise price of the Warrants and the fair market price of the Units (or the sum of their component parts) at the time when the exchange is requested by the Warrant holder(s).

         REDEMPTION

         The Company may, on 30 days written notice, redeem each Class A and Class B Warrant then issued and outstanding commencing March 1, 1995 for $0.10 per Warrant, provided that the closing bid price per ADS shall have exceeded $7.50 in the case of the Class A Warrants and $9.00 in the case of the Class B Warrants for 30 consecutive trading days prior to notice of redemption. The Class A and Class B Warrants can be exercised up to the last business day preceding the redemption date. The Class C and Class D Warrants are not redeemable by the Company.

         GENERAL

         The Warrants may be exercised during their respective exercise periods upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date) of such warrants at the office of the Depository, with the form of Election of Purchase on the reverse side of the Warrant certificate completed and executed, as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

         The Warrants do not confer upon the holders any voting or any other rights as a shareholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

         No Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a current prospectus covering the issuance of Units, ADS and Warrants issuable upon exercise of the Warrant and the issuance of Shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant.
The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of ADSs representing Ordinary Shares upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.

         No fractional Ordinary Shares or ADSs will be issued upon exercise of the Warrants. However, if a holder exercises all warrants then owned of record by him, the Company will pay to that holder, in lieu of the issuance of any fractional shares that are otherwise issuable, an amount of cash based on the market value of the ADSs on the last trading day before the exercise date.

         WARRANT AGENT

         The warrant agent for the Warrants is the Bank of New York, 101 Barclay Street, New York, New York 10286 (the "Warrant Agent").

         The Warrants were issued pursuant to a warrant agreement between the Company and the Warrant Agent.

         In connection with the Company's initial public offering in March 1994, the Company sold to Westfield Financial Corporation, the Underwriter and its designees, for an aggregate of $10.00, warrants (the "Underwriter's Warrants") to purchase up to 100,000 ADS's at $9.90 per ADS, 50,000 Class B Warrants at $0.165 per B Warrant and 50,000 Class C Warrants at $0.165 per C Warrant. The Underwriter's Warrants could not be transferred until February 28, 1995, except to the officers and partners of the Underwriter or members of the selling group, and are exercisable during the four year period commencing February 28, 1995 (the "Warrant Exercise Term"). The exercise price of the Underwriter's Warrants and the number of Ordinary Shares issuable upon exercise of the Underwriter's Warrants are subject to adjustment under the anti-dilution provisions contained in the Underwriter's Warrants. The Company has also granted certain registration rights to the holders of the Underwriter's Warrants.

         During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's ADR's. To the extent that the Underwriter's Warrants are exercised, dilution to the equity interests of the Company's shareholders will occur if, at the time of exercise, the Company's book value exceeds the exercise price. Further, the terms upon which the Company will be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

         The following is a summary of certain provisions of the deposit agreement (the "Deposit Agreement") pursuant to which the ADRs are issued. The Deposit Agreement is between the Company and The Bank of New York, as depositary (the "Depositary"). Additional copies of the Deposit Agreement are available for inspection at the Corporate Trust Office of the Depositary, 101 Barclay Street, New York, New York 10286, at the principal Dublin,





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
Ireland Office at AIB Custodial Services (the "Custodian") and at the principal office of the Company's co-registrar and co-transfer agent in Toronto, Canada. Such summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement.

AMERICAN DEPOSITARY RECEIPTS

         ADRs evidencing ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each ADS represents, as of the date hereof, one Ordinary Share, deposited with the Custodian, as agent of the Depositary. An ADR may evidence any number of ADSs.

DEPOSIT AND WITHDRAWAL OF DEPOSITED SECURITIES

         The Depositary has agreed that, upon deposit with the Custodian of the requisite number of Ordinary Shares (or evidence of rights to receive such Ordinary Shares) accompanied by an appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian and any certifications as may be required by the Depositary or the Custodian and subject to the terms of the Deposit Agreement, the Depositary will execute and deliver at its Corporate Trust Office, to or upon of, the person or persons specified by the depositor upon payments of the fees, charges and taxed provided in the Deposit Agreement, an ADR or ADRs registered in the name of such person or persons for the number of ADSs issuable in respect of such deposit.

         Upon surrender of ADRs at the Corporate Trust Office of the Depositary and upon payment of the taxes, fees and governmental charges provided in the Deposit Agreement and subject to the terms there of, ADR holders are entitled to delivery, at the office of the Custodian or the Corporate Trust Office of the Depositary, of the deposited shares, any other property or documents of title at the time represented by the surrendered ADRs. Delivery to the Corporate Trust Office of the Depositary shall be made at the risk and expense of the ADR holder surrendering ADRs.

         The Depositary may execute and deliver ADRs prior to the receipt of Ordinary Shares ("PreRelease"). The Depositary may deliver Ordinary Shares upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. Each PreRelease will be
(a) preceded or accompanied by a written representation from the person to whom ADRs are to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the depositary on not more than five business days notice, and (d) subject to further indemnities and credit regulations as the Depositary deems appropriate. The number of ADRs which are outstanding at any time as a result of Pre-Releases will not normally exceed 30% of the Ordinary Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

         The Depositary is required, to the extent that in its judgment it can convert Irish Pounds on a reasonable basis into U.S. dollars (or, with respect to certain ADR holders, with Canadian addresses, Canadian dollars), and subject to the Deposit Agreement, to convert all cash dividends and other cash distributions that it received in respect of the deposited Ordinary Shares into U.S. dollars or Canadian dollars, as applicable, and to distribute the amount thus received (net of any conversion expenses of the Depositary) to the holders of ADRs in proportion to the number of ADSs representing such shares held by each of them. The amount distributed will also be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If the Depositary determines that in its judgment any foreign currency received by it cannot be so converted, the Depositary may distribute, or in its discretion hold, such foreign currency, without liability for interest thereon, for the respective accounts of the ADR holders entitled to receive the same.

         If a distribution by the Company consists of a dividend in or free distribution of Ordinary Shares, the Depositary may, or if the Company so requests, the Depositary will, distribute to the holders of outstanding ADRs, in proportion to their holdings, additional ADRs for an aggregate number of ADSs representing the number of Ordinary Shares received as such dividend or free distribution. If additional ADRs are not so distributed, each

ADS shall thenceforth also represent the additional Ordinary Shares distributed in respect of the Ordinary Shares represented by such ADS prior to such dividend or free distribution.

         Subject to the terms of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution of cash, Ordinary Shares or rights, the Depositary shall cause the securities or property received by it to be distributed to the holders entitled thereto, in proportion to the number of ADSs representing such deposited securities held by them respectively, in a manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Act in order to be distributed) the Depositary deems such distribution not to be feasible, the Depositary may, upon consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the holders entitled thereto as in the case of a distribution received in cash.

         If the Company offers or causes to be offered to holders of Ordinary Shares any rights to subscribe for additional Ordinary Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to holders of ADRs or in disposing of such rights and making the net proceeds available in U.S. dollars (or with respect to certain ADR holders with a Canadian address, Canadian dollars) to holders of ADRs, but will at the request of the Company either (a) make such rights available to holders of ADRs by means of warrants or otherwise, if the Depositary determines in its discretion that it is lawful and feasible to do so, or (b) if making such rights available is determined by the Depositary in its discretion not be lawful or feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales (net of conversion expenses, taxes and any other applicable charges) for the account of the holders of ADRs otherwise entitled thereto upon an averaged or practicable basis without regard to any distinctions among such holders because of exchange restrictions, or the date of delivery of any ADR or ADRs, or otherwise. The net proceeds so allocated to the holders of ADRs entitled thereto could be distributed to the extent practicable as in the case of a distribution of cash.

         If registration under the U.S. Securities Act of 1933 the securities to which any rights relate is required in order for the Company to offer such rights to holders of ADRs and sell the securities represented by such rights, the Depositary will not offer such rights to holders of ADRs unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of ADRs are exempt from registration under the provisions of such Act.

         In the event that the Depositary determines that any distribution in property (including Ordinary Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Ordinary Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the holders of ADRs entitled thereto in proportion to the number of ADSs held by them respectively.

         Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, as defined in the Deposit Agreement, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and ADRs shall be delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional ADRs as in the case of a dividend in Ordinary Share, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

RECORD DATES

         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to Ordinary Shares, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or whenever for any reason the Depositary causes a change in the number of Ordinary Shares that are represented by each ADS, the Depositary will fix a record date for the determination of the holders of ADRs who are entitled to receive such dividend, distribution or rights, or net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or on or after which each ADS will represent the changed number of Ordinary Shares, subject to the provisions of the Deposit Agreement.

VOTING OF THE UNDERLYING DEPOSITED SECURITIES

         Upon receipt of notice of any meeting of holders of Ordinary Shares or other Deposited Securities, as defined in the Deposit Agreement, if requested in writing by the Company, the Depositary has agreed to mail holders of ADRs a notice containing (a) such information as is contained in such notice (b) a statement that each holder of ADRs at the close of business on a specified record date will be entitled subject to any applicable provisions of the laws of the Republic of Ireland and the provisions of the Articles to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such holders ADRs. Upon the written request of a holder of ADRs on such record date received on or before the date established by the Depositary for such purpose, the Depositary has agreed to endeavor to vote or cause to be voted the Deposited Securities represented by the ADSs in accordance with any instructions set forth in such request. If no instructions are received by the Depositary from any holder of ADRs with respect to any of the Deposited Securities represented by the ADSs evidenced by such holders receipts on or before the date established by the Depositary for such purpose the Deposited Securities represented by the ADSs will not be voted.

INSPECTION OF TRANSFER BOOKS

         The Depositary will maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration of transfer, and a register for the registration of ADRs and registration of the transfer of ADRs that at reasonable times will be open for inspection by the holders of ADRs, provided that such inspection shall be for valid business purposes or a matter related to the Deposit Agreement or the ADRs.

REPORTS AND NOTICES

         The Company will transfer to the Depositary copies of communications generally distributed to holders of Ordinary Shares including its annual reports to shareholders together with its audited consolidated financial statements prepared in accordance with Irish GAAP together with a reconciliation to U.S. GAAP. The Depositary will make available for inspection by ADR holders at the Corporate Trust Office of the Depositary any reports and communications received from the Company that are both (a) received by the Depositary as the holder of Ordinary Shares and (b) made generally available to the holders of Ordinary Shares by the Company. The Depositary will also send to ADR holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.

         On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Ordinary Shares, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company shall transmit to the Depositary and the Custodian a written notice thereof in the form given or to be given to holders of Ordinary Shares. The Depositary will, if requested in writing, at the Company's expense, arrange for the mailing of such notices to all ADR holders.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of the ADRs and the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges), or that otherwise prejudices any substantial existing right of ADR holders, will not take effect as to outstanding ADRs until the expiration of thirty days after notice of such amendment has been given to the record holders of outstanding ADRs. Every holder of ADRs at the time such amendment so becomes effective, will be deemed by continuing to hold such ADR to consent and agree to such amendment and to be bound by the Deposit Agreement or the ADR as amended thereby. In no event may an amendment impair the right of any ADR holder to surrender his ADR and receive therefor the Ordinary Shares and other property represented thereby, except in order to comply with mandatory provisions of applicable law.

         Upon the resignation or removal of the Depositary pursuant to the terms of the Deposit Agreement, or whenever so directed by the Company, the Depositary has agreed to terminate the Deposit Agreement by giving notice of such termination to the holders of ADRs at least 30 days prior to the date fixed in such notice for such termination. On or after the date of termination, the ADR holder will be entitled to delivery, to him or upon his order, of the amount of Ordinary Shares and other property represented by such ADR, upon payment of the fees of the Depositary and upon payment of any applicable taxes or governmental charges. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue the collection of dividends and other distributions pertaining to the Ordinary Shares and any other property represented by such ADRs, the sale of rights as provided in the Deposit Agreement and the delivery of Ordinary Shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs, subject to the terms of the Deposit Agreement. At any time after the expiration of one year from the date of termination, the Depositary may sell the Ordinary Shares and any other property represented by such ADRs and hold the net proceeds, together with any other cash then held, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not theretofore surrendered their ADRs, such holders of ADRs thereupon becoming general creditors of the Depositary with respect to such net proceeds.

CHARGES OF DEPOSITARY

         The Depositary will charge each party depositing or withdrawing Ordinary Shares or any party surrendering ADRs or to whom ADRs are issued: (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of Ordinary Shares generally on the share register of the Company or its Irish registrar and applicable to transfers of Ordinary Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency, (5) a fee not in excess of US$10.00 or less per 100 ADSs (or portion thereof) for the execution and a delivery of ADRs and the surrender of ADRs, (6) a fee not in excess of US$0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement and, (7) a fee not in excess of US$1.50 or less per certificate for transfers of ADRs.

GENERAL

         Neither the Depositary nor the Company will incur any liability if prevented or delayed in performing its obligations under the Deposit Agreement by reason of any present future law, or regulation of the United States or any other country or of any governmental or regulatory authority or stock exchange or by reason of any provision, present or future of the Articles or any act of God, war, the threat of any civil or criminal penalty, or any other circumstance beyond its control. The obligations and liabilities of the Company and the Depositary under the Deposit Agreement are expressly limited to performing without negligence or bad faith their respective obligations specified therein.

         The Depositary will act as ADR registrar or appoint a registrar or one or more co-registrars, for registration of the ADRs evidencing the ADSs in accordance with any requirements of any stock exchange on which the ADSs may be listed.

         The transfer of the ADRs is registrable on the books of the Depositary; provided, however, that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up





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
or combination of any ADR or the delivery of any distribution thereon or the withdrawal of any Ordinary Shares or any property represented by the ADR, the Depositary, Custodian or registrar require from the presenter of the ADR or the depositor of the Ordinary Shares (a) payment of a sum sufficient to pay or reimburse the Depositary, the Custodian or the Company for any tax or other governmental charge and any stock transfer or registration fee or any charge of the Depositary upon delivery of the ADR or upon surrender of the ADR, as set forth in the Deposit Agreement and (b) the production of proof satisfactory to the Depositary or Custodian of identity or genuineness of any signature and proof of citizenship, residence or other information as the Depositary may deem necessary or proper. The delivery, registration, registration of transfer, split-up or combination of ADRs, or the deposit or withdrawal of Ordinary Shares or other property represented by ADRs, in particular instances or generally, may be suspended during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time subject to the terms of the Deposit Agreement.

         The surrender of outstanding ADRs and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Ordinary Shares in connection with voting at a shareholders' meeting, or the payment of dividends; (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities.

         The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or persons entitled to ADRs and will be entitled to protection and indemnity to the same extend as the Depositary.

                      ENFORCEABILITY OF FOREIGN JUDGMENTS

         No treaty exists between the United States and Ireland for the reciprocal enforcement of foreign judgments. However, the laws of Ireland as a general rule provide that the judgments of courts of the United States have in Ireland the same validity as if rendered by Irish courts. There are a number of important requirements which must be satisfied before an Irish court will recognize or enforce a United States judgment. The most fundamental requirement is that the United States court which gave the original judgment must have been a court of competent jurisdiction according to Irish principles of law. The United States judgment may not be recognized if it was a judgment based on public policy. Similarly a United States judgment will not be recognized if it was obtained by fraud or if its recognition would be contrary to Irish principles of public policy, and a United States judgment which has been obtained in contravention of the rules of natural justice will not be enforced in Ireland. It is also a generally recognized principle that the courts of Ireland will not recognize or enforce the revenue laws of another country and therefore, if the claim is brought to collect United States revenue debts, it will not be enforced.

         Notwithstanding the foregoing, no assurance can be given that an Irish court would enforce a monetary judgment for the violation of the United States securities laws with respect to the ADRs. See "Enforceability of Civil Liabilities Under United States Federal Securities Laws."

                               TAX CONSIDERATIONS

         The following discussion is based on Canadian, Republic of Ireland and Barbados tax law, statutes, treaties, regulations, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of Canadian, Irish or Barbados federal income taxation that may be relevant to a particular investor in light of the investor's circumstances or to certain types of investors subject to special treatment under the tax laws (for example, financial institutions, life insurance companies, tax-exempt organizations, and non-U.S. taxpayers) and it does not discuss any tax consequences arising under the laws of taxing jurisdictions other than the Republic of Ireland and the Barbados government. This summary assumed that ADSs will be held as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. Holders of ADSs are advised to consult their tax advisors as to the specific tax consequences of acquiring, holding, disposing of and engaging in other transactions involving ADSs, including the application and effect of Irish and other tax laws. Each prospective investor should understand that future legislative, administrative and judicial changes could modify the tax consequences described below.

REPUBLIC OF IRELAND TAXATION

CORPORATION TAX/INCOME TAX

         The Company is a company incorporated in Ireland. For Irish tax purposes a company is tax resident in Ireland if it is managed and controlled in Ireland and this is a question of fact. The Company is currently regarded as non resident in Ireland under Irish tax law. A non-resident company is chargeable to corporation tax if it carries on a trade in Ireland through a branch. It would be chargeable to corporation tax based on the profits of the branch and on any income arising from assets used by/or held by or for, the branch and chargeable gains in respect of the disposal of trading assets of the Branch.

         A non-resident not chargeable to corporation tax is chargeable to income tax on Irish source income (other than dividends) subject to the provisions of any relevant double tax treaty. There is no Irish withholding tax on dividends paid by the Company.

CAPITAL GAINS TAX

         A non-resident company is subject to Irish capital gains tax on the disposal of certain assets only. These are land, buildings and mineral rights located in Ireland or shares deriving the greater part of their value from any of those assets.

         A person who is not resident or ordinarily resident in Ireland for Irish tax purposes will not be subject to Irish capital gains tax on the disposal of Pharma Patch ADSs unless such ADSs derive the greater part of their value from land, buildings or mineral rights in Ireland.

CAPITAL ACQUISITIONS TAX

         Capital acquisitions tax incorporates two taxes, gift tax and inheritance tax and is aimed, primarily, at the individual owner of Irish assets. As the name suggests, the tax arises on gifts of Irish property or on inheritances of Irish property taken under a Will or otherwise on a death. These taxes should not affect any of the companies directly although they may relate to individual shareholders in Pharma Patch plc. It is not anticipated that capital acquisitions tax will ever be payable by the Company. Although ADSs may be held by non-residents, the underlying Ordinary Shares are deemed to be situated in the Republic of Ireland because the Company is required to maintain its original share registers in the Republic of Ireland. Accordingly, ADSs may be subject to gift or inheritance tax payable by the donees of gifts and the successors in the case of inheritances, notwithstanding that the parties involved are domiciled and resident outside of the Republic of Ireland. However, gifts and inheritances taken from one's spouse are exempt from tax and there is a cumulative tax-free threshold of IRL.23,200 where the gift or inheritance is from a lineal ancestor or descendant, brother, sister or child of a brother or sister, and a cumulative tax-free threshold of IRL.11,600 on gifts and inheritances between non-affiliate persons. The maximum cumulative tax-free threshold for gifts and inheritances received by children is IRL.174,000. Due to the complexities of calculating the thresholds, tax may become payable on amounts lower than the thresholds mentioned above. Irish gift taxes are not creditable against United States gift taxes, if any, on gift of the Company's Ordinary Shares. Irish inheritance taxes should be creditable, in whole or in part, against United States federal estate taxes. The thresholds above are indexed annually.

         In addition to the above, a probate tax of 2% on the entire value of Irish assets comprised in the estate of a decedent is payable where the value of those assets exceeds L.10,150. This sum, again, is indexed annually.

STAMP DUTY/CAPITAL DUTY

         The Finance Act 1992 makes any transfers or agreements to transfer an ADR exempt from stamp duty.

         ADRs are defined as instruments which:

         (a)     acknowledge:

         1. that a Depositary or nominee holds stocks or marketable securities which are dealt in and quoted on a recognized stock exchange, and

         2. that the holder of the ADR has rights in or in relation to such stocks or marketable securities (including the right to receive them from the Depositary (or its nominee)) and which

         (b) 1. are dealt in and quoted on a recognized stock exchange which is situate in the United States, or

 2. represent stocks or marketable securities which are so dealt in and quoted.

         As the ADRs are accepted as within this exemption, any transfer of an ADR itself will not be subject to stamp duty in Ireland so long as the ADRs remain listed on a recognized stock exchange.

         Any transfer of the underlying ordinary shares (which may include a transfer from the Depositary to another ADR holder unless the beneficial interest does not pass and the transfer is not a sale or arising under a contract for sale or in contemplation of a sale), would require the person acquiring such Ordinary Shares in the Company to pay stamp duty in respect of those shares.

         In the case of a transfer on sale, stamp duty is charged at the rate of IRL.1.00 for every IRL.100.00 (or part thereof) of the amount of value of the consideration. Where the consideration for the sale is expressed in a currency other than Irish pounds, the duty is charged on the Irish Pound equivalent calculated at the rate of exchange prevailing on the date of the transfer. In the case of a transfer by way of gift (subject to certain exceptions) or for a consideration less than the market value, stamp duty is charged at the above rate on such market value. The person accountable for payment of stamp duty is the transferee or, in the case of a transfer by way of gift or for a consideration less than the market value, both parties to the transfer. Stamp duty is payable within thirty days after the date of execution of the transfer. Later or inadequate payment of stamp duty will result in liability to interest, penalties and fines.

         Certain of the transactions described in this Prospectus gave rise to stamp duty and capital duty liabilities in the Republic of Ireland and provision has been made for the payment of those duties.

                              PLAN OF DISTRIBUTION

         The Selling Security Holder may sell from time to time in one or more transactions the ADRs covered by this Prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holder may effect such transactions by selling Selling Security Holder Securities directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of the Selling Security Holder Securities for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). All costs, expenses and fees in connection with the preparation of the Registration Statement of which this Prospectus is a part will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the ADRs will be borne by the Selling Security Holder.

                                DIVIDEND POLICY

         The Company has never declared or paid any dividends on its Ordinary Shares since inception. Pursuant to Irish law, the directors can pay interim dividends on Ordinary Shares and the right to declare a final dividend is reserved to the shareholders of a company at the annual general meeting of the shareholders, although such dividend cannot exceed the amount recommended by the Board of Directors.

                                 LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by its counsel in Ireland, Rory O'Donnell & Company, Solicitors, and certain securities matters have been passed upon by the Company's special U.S. securities counsel, Kevin J. Quinn Professional Corporation, Santa Monica, California.

                                    EXPERTS

         The consolidated financial statements of the Company as of February 29, 1996 and for the year then ended have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of the Company as of February 28, 1995 and for the years ended February 28, 1995 and 1994, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young (Chartered Accountants) as set forth in their report thereon included elsewhere herein and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Vista Technologies, Inc., included in this Prospectus have been audited as of March 31, 1996 and for the year then ended by KPMG Peat Marwick LLP, and for the year ended March 31, 1995 by AJ. Robbins,
PC, independent certified public accountants as stated in their reports appearing herein and are included in reliance on their reports given an authority of said firms as experts on accounting and auditing.

                             STATUTORY INFORMATION
             REQUIRED PURSUANT TO THE COMPANIES ACTS, 1963 TO 1990,
                           OF THE REPUBLIC OF IRELAND

         1. The number of shares of each class in the share capital of the Company which have been issued and are fully paid are 16,915,211 Ordinary Shares of 1p each.

         2. The Articles of Association of the Company provide with regard to the remuneration of Directors:

                 (a) That the Directors shall be entitled by way of remuneration to such sum (if any) as shall from time to time be voted to them by the Company by Ordinary Resolution, and such sum (unless otherwise determined by the resolution by which it is voted) shall be divided among the Directors as they shall agree or failing agreement, equally.

                 (b) That the Directors shall also be entitled to be paid all travelling, hotel and other expenses incurred by them in connection with their duties as Directors.

                 (c) That any Director who serves on any Committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of Director may be paid such extra remuneration by way of a salary, commission, participation in profits or otherwise as the Directors may determine.

                 (d) That the Directors may establish and maintain pension or superannuation funds for the benefit of Directors who hold or held salaried employment, office or position of profit in the Company or any connected company and the wives, widows, families and dependents of such Director and may give or procure the giving of donations, gratuities, pensions, allowances or emoluments to such Directors and family as aforesaid.

         3. The Articles of the Association of the Company do not require that directors hold qualification shares in the capital of the Company.

         4. The following are the names and addresses of the Directors of the Company.

                                Murray D. Watson
                                35 Pheasant Lane
                           Etobicoke, Ontario M9A 1T5

                                 Kevin J. Quinn
                             11400 W. Olympic Blvd.
                             Los Angeles, CA  90064


    5. On incorporation, two Ordinary Shares of IRL.1 each were issued fully paid. On July 29, 1993, an aggregate of 212,500 Ordinary Shares were issued at par to ten (10) individuals. An aggregate of 5,199,431 Ordinary Shares were issued as fully paid in a series of transactions as set out under the heading "Certain Transactions" in the Prospectus.

    6. The following contracts (not being contracts entered into in the ordinary course of business) have been, or will be, entered into and may be material to the Company:

         (a) Share Exchange Agreement between Pharma Patch Plc, the shareholders of Medipro and Medipro, dated July 30, 1993;

         (b) Agreement for Purchase of Assets between TPR and Synorex, dated March 26, 1993, as amended;

         (c) Employment Agreement dated August 1, 1993, between G. Wayne Schnarr, Ph.D., and the Company;

         (d) Employment Agreement dated August 1, 1993, between Gary Murray, Ph.D., and the Company;

         (e) Employment Agreement dated November 8, 1993, between Kenneth G. Howling and the Company;

         (f) Management Agreement dated August 3, 1993, between Trident Management, Inc. and the Company;

         (g) Consulting Agreement dated July 1, 1991, between Dr. James E. Guillet and Medipro;

         (h) Consulting Agreement dated August 1, 1993, between Ian W. French, Ph.D., and the Company;

         (i) Consulting Agreement dated August 1, 1993, between Walter Zingg, M.D., and the Company;

         (j) Underwriting Agreement dated February 28, 1994 among the Underwriters, the Company and the Selling Shareholders providing for the underwriting of the ADS Offering;

         (k) Deposit Agreement dated February 28, 1994 between the Company and the Bank of New York as Depository and the holders from time to time of American Depository Receipts evidencing American Depository Shares which represent the underlying issued Ordinary Shares of the Company deposited with the Depository which deals with the issuance of American Depository Receipts;

         (l) Exclusive License Agreement dated July 30, 1993, between TPR and the Company;

         (m) Option Agreement among the Company, Medipro and Innovation Ontario Corporation, dated July 30, 1993;

         (n) Voting Rights Agreement among the Company, the Medipro Shareholders, Medipro and TPR, dated July 30, 1993;

         (o) Underwriters' Warrants dated February 28, 1994 to purchase ADSs representing 100,000 Ordinary Shares at 165% of the offering price per ADS;

         (p) Warrant Agreement dated February 28, 1994 between the Company and the Bank of New York as Warrant Agent setting out the rights and conditions attaching to the Class A, Class B, Class C and Class D Warrants;

         (q) 1993 Stock Option Plan.

         (r) License Agreement dated November 1, 1985 between the Company and the Canadian Department of National Defense, as amended.

         (s) Consulting Agreement dated December 1, 1993, between Joseph G. Masterson and the Company.

         (t) License Agreement, dated November 30, 1993, between BTX, Inc. and the Company.

         (u) Lease dated May 6, 1991, between Medipro and Inducon Development Corporation.

         (v) Consulting Agreement, dated August 19, 1993 between Medical Diversification, Inc. and the Company.

         (w) License Agreement dated November 30, 1993 between BTX, Inc. and the Company.

         (x) Employment Agreement, dated October 1, 1993, between Dr. Vithal J. Rajadhyaksha and the Company.

         (y) Financial Advisory and Investment Banking Agreement between Westfield Financial Corporation and the Company.

         (z) Employment Agreement, dated January 4, 1994, between Murray Watson and the Company.

         (a)(a) Memorandum of Agreement, dated June 1, 1994, between Registrant and Arca Investments Inc.

         (a)(b) Registration Rights Agreement, dated June 13, 1994, between Registrant and Arca Investments Inc.

         (a)(c) Letter Agreement, dated June 13, 1994, between Registrant and Capital Canada Limited.

         (a)(d) Letter Agreement, dated June 22, 1994, between Registrant and ScotiaMcLeod.

         (a)(e) Letter Agreement, dated May 12, 1994, between Registrant and LDI Canada Inc.

         (a)(f) Research and Development Agreement, dated June 1, 1994, between Registrant and Drug Delivery Research, Inc. ("DDRI").

         (a)(g) Shareholder Agreement, dated June 1, 1994, among Registrant, Westport Capital, Inc. and DDRI.

         (a)(h) Asset Purchase and Sale Agreement dated June 30, 1994, among Registrant, Flora, Inc. and Recordati American Holdings, Inc.

         (a)(i) Management and Consulting Agreement, dated as of July 1, 1994, between Gary R. Hooper and the Company.

         (a)(j) Employment Agreement, dated as of August 1, 1994, between Thomas S. Spencer and the Company.

         (a)(k) Form of 1994 Stock Option Plan.

    The following agreements to which the Company is not a party may be material to the rights acquired by the Company:

         (1) Letter Agreement dated September 14, 1992, between Medipro and Trimel Corporation;

         (2) License Agreement dated June 30, 1992, among Medipro, SS Pharmaceutical Co. Ltd., and Dajin Iyakukako Co. Ltd.;

         (3) Joint Venture Agreement dated June 30, 1992, between Medipro and Allelix Biopharmaceuticals, Inc.;

         (4) Letter Agreement dated June 18, 1992, between Medipro and Laminating Development Corp.

         (5) Industrial Property Agreement dated December 13, 1994 between PP Holdings and Pharmacia AB.

         (6) Development Agreement dated December 13, 1994 between PP Holdings and Pharmacia AB.

    7. The auditors of the Company are Ernst & Young, Chartered Accountants, Harcourt Centre, Harcourt Street, Dublin 2, Ireland.

    8. The Company was incorporated on January 22, 1992, under the name Manadon Limited. Until 1993, when the Company entered into the transactions referred to under the heading "Certain Transactions," the Company did not carry out any business or trade.

    9. Ernst & Young, Sievert & Associate, Chartered Accountants, Rory O'Donnell & Company, Solicitors, Heney & Associates and Kevin J. Quinn, attorneys at law, have given and have not withdrawn their written consent to the inclusion in this document of the references to them in the form and context in which they appear.

    10. Save as set forth in this Prospectus, no shares or debentures in the Company have been issued or agreed to be issued, as fully or partly paid up otherwise than in cash.

    11. Save as set forth in this Prospectus, no amount has been paid, within the preceding five years or is payable, as commission for subscribing or agreeing to subscribe, procuring or agreeing to procure subscription, for any shares or debentures of the Company.

    12. Save as set forth in this Prospectus, no sum or benefit has been paid within the preceding five years or is intended to be paid to any promoter.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                                     INDEX

                                                                                        PAGE
                                                                                 -----------
PHARMA PATCH PUBLIC LIMITED COMPANY
  Independent Auditors' Report -- KPMG Peat Marwick LLP..........................         F-1
  Independent Auditors' Report -- Ernst & Young..................................         F-2
  Consolidated Financial Statements:
     Consolidated Balance Sheet -- February 29, 1996 and February 28, 1995.......         F-3
     Consolidated Statements of Earnings and Loss and Deficit -- Years ended
      February 29, 1996 and February 28, 1995 and 1994...........................         F-4
     Consolidated Statements of Cash Flows -- Years ended February 29, 1996 and
      February 28, 1995 and 1994.................................................         F-5
     Notes to Consolidated Financial Statements..................................      F-6-18
     Unaudited Consolidated Balance Sheet -- May 31, 1996........................        F-19
     Unaudited Consolidated Statement of Operations -- Period ended
       May 31, 1996 and 1995.....................................................        F-20
     Unaudited Consolidated Statements of Cash Flows -- Period ended
       May 31, 1996 and 1995.....................................................        F-21
     Unaudited Statement of Changes in Shareholders' Equity......................        F-22
     Unaudited Notes to Consolidated Financial Statements........................     F-23-26
VISTA TECHNOLOGIES, INC.
  Independent Auditors' Report -- KPMG Peat Marwick LLP..........................        F-27
  Independent Auditors' Report -- AJ. Robbins, P.C..............................        F-28
  Consolidated Financial Statements:
     Consolidated Balance Sheet -- March 31, 1996................................        F-29
     Consolidated Statements of Operations -- For the years ended March 31, 1996
      and 1995...................................................................        F-30
     Consolidated Statements of Stockholders' Equity -- For the years ended March
      31, 1996 and 1995..........................................................        F-31
     Consolidated Statements of Cash Flows -- For the years ended March 31, 1996
      and 1995...................................................................        F-32
     Notes to Consolidated Financial Statements -- March 31, 1996 and 1995.......     F-33-50


     All schedules are omitted for the reason that they are not required or are not applicable, or the required information is shown in the respective financial statements or notes thereto.

                          Independent Auditors' Report



The Board of Directors and Shareholders
Pharma Patch Public Limited Company:

We have audited the accompanying consolidated balance sheet of Pharma Patch Public Limited Company and subsidiaries as of February 29, 1996, and the related consolidated statements of earnings and loss and deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pharma Patch Public Limited Company and subsidiaries as of February 29, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                   KPMG Peat Marwick LLP

Short Hills, New Jersey
May 9, 1996

                         Report of Independent Auditors


To the Shareholders of
Pharma Patch Plc


We have audited the accompanying consolidated balance sheet of Pharma Patch Plc as of February 28, 1995 and the related statements of earnings and loss and deficit and cash flows for the years ended February 28, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pharma Patch Plc as of February 28, 1995, and the results of its operations and the changes in financial position for the years ended February 28, 1995 and 1994, in its conformity with accounting principles generally accepted in the United States.




Dublin, Ireland
May 25, 1995
(except for note 1(e) which                 Ernst & Young
is as of May 9, 1996)                       Chartered Accountants

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                          Consolidated Balance Sheets

                    February 29, 1996 and February 28, 1995

                          (Expressed in U.S. Dollars)

                 Assets                                                      1996              1995
                                                                             ----              ----
Current assets:
     Cash and cash equivalents                                        $   668,822            638,745
     Accounts receivable                                                   22,690             41,600
     Due from Vista (note 13)                                             251,500                  -
     Prepaid expenses and deposits                                              -             47,298
     Investment in TCPI - available for sale, at market price
                                                                       16,805,320               -
                                                                       ----------         ----------
               Total current assets                                    17,748,332            727,643

Fixed assets (note 3)                                                           -            900,378
                                                                      -----------          ---------
               Total assets                                           $17,748,332          1,628,021
                                                                      ===========          =========

          Liabilities and Shareholders'
               Equity (Deficiency)
               -------------------

Current liabilities:
     Accounts payable                                                     683,269            688,544
     Accrued expenses                                                     773,553            647,699
     Deferred tax liability                                             1,710,212               -
                                                                        ---------          ---------
               Total current liabilities                                3,167,034          1,336,243
                                                                        ---------          ---------

Notes payable (note 4)                                                          -          5,000,000

Shareholders' equity (deficiency):
     Capital stock, authorized 52,046,576 ordinary shares;
      issued and outstanding 11,410,633 and 5,740,253
      ordinary shares in 1996 and 1995, respectively,
      at par value (note 7)                                             2,256,756          2,183,643
     Premium in excess of par value                                    15,404,580         11,448,439
     Deficit                                                           (6,249,628)       (18,340,304)
     Cumulative translation adjustment                                     (6,518)
     Unrealized appreciation on equity securities available
      for sale (net of deferred taxes of $1,710,212)                    3,176,108               -
                                                                        ---------        -----------

               Total shareholders' equity
                (deficiency)                                           14,581,298         (4,708,222)

                                                                      -----------         ----------
Commitments (note 10)                                                 $17,748,332          1,628,021
                                                                       ==========        ===========

See accompanying notes to consolidated financial statements.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                       Consolidated Statement of Earnings
                              and Loss and Deficit

                         Years ended February 29, 1996
                         and February 28, 1995 and 1994

                          (Expressed in U.S. Dollars)


                                                                               Restated       Restated
                                                               1966             1995            1994
                                                               ----             ----            ----
Revenues                                                   $     -                -               -
                                                           ----------      -----------      ----------

Expenses:
   Administration                                           1,798,524        1,141,301       1,348,112
   Foreign exchange loss (gain)                                 2,285          (52,253)           -
   Write-off of Cangene acquisition costs (note 8)
                                                                 -             514,791            -
   Loss on disposal of Cangene investment (note 8)
                                                                 -             478,052            -
                                                           ----------      -----------      ----------
          Loss from operations                              1,800,809        2,081,891       1,348,112

Other income                                                  (76,019)         (42,800)        (40,440)
Other expenses                                                  3,893             -               -
                                                           ----------      -----------      ----------
          Loss from continuing operations                   1,728,683        2,039,091       1,307,672
                                                            ---------      -----------      ----------

Discontinued operations (note 3):
   Loss from operations                                    (2,593,468)     (11,698,353)     (1,919,752)
   Gain on sale                                            16,412,827             -               -
                                                           ----------       ----------      ----------
          Gain (loss) on discontinued operations
                                                           13,819,359      (11,698,353)     (1,919,752)
                                                           ----------       ----------      ----------

          Net earnings (loss)                              12,090,676      (13,737,444)     (3,227,424)

Deficit, beginning of year                                (18,340,304)      (4,602,860)     (1,375,436)
                                                           ----------       ----------      ----------
Deficit, end of year                                       (6,249,628)     (18,340,304)     (4,602,860)
                                                           ==========       ==========      ==========

Per share of common stock:
   Loss from continuing operations                              $(.22)            (.38)           (.38)
   Discontinued operations                                       1.72            (2.18)           (.55)
                                                                 ----             ----            ----
          Net earnings (loss)                                    1.50            (2.56)          (0.93)
                                                                 ====             ====            ====

Weighted average number of ordinary shares outstanding
                                                            8,033,265        5,368,298       3,453,874
                                                            =========        =========       =========

See accompanying notes to consolidated financial statements.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                     Consolidated Statements of Cash Flows

                         Years ended February 29, 1996
                         and February 28, 1995 and 1994

                          (Expressed in U.S. Dollars)

                                                                   1996           1995            1994
                                                                   ----           ----            ----
Cash flows from operating activities:
      Net earnings (loss) for the year                          $12,090,676      (13,737,444)   (3,227,424)
      Add noncash items:
          Depreciation and amortisation                             253,958          813,740       365,936
          Stock compensation                                           -                -          867,381
          Write-down of fixed assets                                  9,900          892,271          -
          Write-off of Cangene acquisition costs (note 8)
                                                                       -             514,791          -
          Loss on disposal of Cangene investment (note 8)
                                                                       -             478,052          -
          Write-off of capitalized technology                          -           4,460,852          -

          Write-off of cumulative translation adjustment               -             408,162          -
          Gain on sale of business (note 1(e))                  (16,412,827)            -             -
          Noncash payment of expenses                             1,842,478             -             -
      Net change in noncash working capital items (note 11)         361,272        1,528,131       473,129
                                                                -----------      -----------     ---------
          Net cash used in operating
          activities                                             (1,854,543)      (4,641,445)   (1,520,978)
                                                                ----------       -----------     ---------
Cash flows from investing activities:
      Purchase of fixed assets                                      (50,658)        (467,369)     (665,450)
      Advances to Vista (note 13)                                  (251,500)            -             -
      Purchase of technology                                           -                -          447,775
      Proceeds of sale of technology                                   -           1,250,000          -
      Proceeds on sale of Cangene shares (note 8)                      -             657,422          -
                                                                -----------      -----------     ---------
              Net cash (used in) provided by
                investing activities                               (302,158)       1,440,053    (1,113,225)
                                                                -----------      -----------     ---------
Cash flows from financing activities - issue of shares,
      net income (note 7)
                                                                  2,186,778        2,590,947     3,651,676
                                                                -----------      -----------     ---------
Effect of exchange rate changes on cash and cash equivalents           -              (3,275)      (75,305)
                                                                -----------      -----------     ---------
          Net increase (decrease) in cash and cash
            equivalents for the year                                 30,077         (613,720)      942,168

Cash and cash equivalents, beginning of year                        638,745        1,252,465       310,297
                                                                -----------      -----------     ---------
Cash and cash equivalents, end of year                          $   668,822          638,745     1,252,465
                                                                ===========      ===========     =========

See accompanying notes to consolidated financial statements.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                   Notes to Consolidated Financial Statements

                February 29, 1996 and February 28, 1995 and 1994

                          (Expressed in U.S. Dollars)

(1)      The Company and Basis of Presentation

         Pharma Patch Public Limited Company ("Pharma Patch" or the "Company") was incorporated under the laws of the Republic of Ireland in January 1992. Prior to July 1993, Pharma Patch had no significant assets or operations.

         (a) In July 1993, Pharma Patch acquired an exclusive, perpetual, royalty-free license on all skin penetration enhancement technology held by Therapeutic Patch Research N.V. ("TPR"), a Netherlands Antilles company. Pharma Patch paid cash of $300,000 and issued 600,000 Units (a Unit comprised one Ordinary Share, one-half Class A Warrant and one quarter Class B Warrant), 2,400,000 Class C Warrants and 500,000 Class D Warrants as consideration for the license. Concurrently, Pharma Patch issued 1,250,000 Units for cash proceeds of $4,387,500 to certain investors.

         (b) On July 30, 1993, Pharma Patch entered into a share exchange with the shareholders of Medipro Sciences Limited ("Medipro"), whereby 2,309,432 Ordinary Shares of Pharma Patch were exchanged for all of the issued and outstanding common and Class A shares of Medipro. The exchange of shares were accounted for as a reverse acquisition of Pharma Patch by Medipro as the former shareholders of Medipro held a majority of the voting shares of Pharma Patch following the exchange. All the assets of Pharma Patch at the time of the exchange, consisting primarily of the technology acquired from TPR and the cash from the issue of the 1,250,000 Units described in note 1(a), were recorded at their estimated fair market value. There was no excess of the purchase price over the carrying value of the assets.

         (c) On June 30, 1994, the Company acquired substantially all of the assets and assumed certain specified liabilities arising after June 30, 1994 of Pharmetrix Corporation ("Pharmetrix"). The assets related to patents and the research and development of (i) passive transdermal systems, (ii) a periodontal delivery system and (iii) a buccal system, each for the systemic delivery to humans of therapeutic drugs and compounds. In exchange for the Pharmetrix assets, the Company issued a convertible promissory note in the amount of $5,000,000 (note 6). These assets are held by PP Holdings Inc., a wholly owned subsidiary of Pharma Patch incorporated in the State of California. PP Holdings Inc.'s results of operations are included in the Company's consolidated results from July 1, 1994.

         This acquisition was accounted for under the purchase method of accounting whereby the purchase price for the Pharmetrix assets was allocated to fixed assets at fair market value assumed by the Company. The difference between the purchase price and fair market value of fixed assets was assigned to acquired pharmaceutical technology in the amount of $4,025,000. A portion of this technology was resold to a third party for $1,250,000 and the remaining balance of approximately $2,775,000 (acquired research and development with no alternative non-pharmaceutical uses) was charged to the Company's consolidated statement of earnings and loss and deficit in fiscal 1995.

         A summary of the unaudited pro forma consolidated statements of earnings and loss and deficit are set out below to give the pro forma effect to the Pharmetrix acquisition as if Pharmetrix had been included in the consolidated statements of earnings and loss and deficit throughout the year ended February 28, 1995 (before the effect of discontinued operations).

                                                                                      Pro forma
                                                                                        1995
                                                                                     (unaudited)
                                                                                     -----------
                 Revenues                                                            $       -
                 Expenses                                                              14,642,977
                                                                                       ----------
                   Net loss for the year                                              (14,642,977)

                 Deficit, beginning of year                                            (8,473,352)
                                                                                       ----------
                 Deficit, end of year                                                $(23,116,329)
                                                                                       ==========

                 Loss per ordinary share                                                  $(2.73)
                                                                                            ====

                 Weighted average number of Ordinary Shares
                    outstanding                                                         5,368,298
                                                                                        =========


         (d) The acquisition of the Pharmetrix assets and leased facilities initially increased the Company's annual cash requirements. The acquisition created a duplication of research staff, facilities and equipment. Pharma Patch restructured its operations resulting in the centralization of all research and development activities at the Pharmetrix facility in Menlo Park, California, a reduction of 22 staff positions and termination of lease commitments entered into by the Company for prototype patch manufacturing equipment. In January 1995, the Company ceased operations of its Canadian subsidiary, Medipro. A charge of $1,492,070 was incurred in fiscal 1995 in connection with this restructuring, primarily consisting of a write-off of production equipment, capital lease equipment, employee termination and lease costs. Employee termination costs of approximately $105,000 were paid and expensed during fiscal 1995. Of the total $1,492,070 expense, approximately $83,000 was accrued at the end of fiscal 1995 in connection with lease costs. All accrued amounts were paid out during fiscal 1996.

                 In fiscal 1995, the Company had acquired a 50% interest in the issued and outstanding shares of Drug Delivery Research Inc. ("DDRI") for a nominal amount with the intention of using DDRI to perform the research and development work previously being done by Medipro.

                 As a result of the Pharmetrix acquisition and the relocation of research and development activities, DDRI has remained inactive.

         (e) On November 15, 1995, the Company sold substantially all of the operating assets to Technical Chemicals and Products, Inc. ("TCPI") for a gain of approximately $16.4 million. These assets included 11 U.S. patents relating to transdermal drug delivery and skin permeation technology, license rights to skin penetration enhancers and electronically assisted drug delivery, proprietary information and trade secrets related thereto, certain licensing and product feasibility agreements entered into by the Company and all of PP Holdings, Inc.'s fixed assets. TCPI also assumed the sublease of the research facility occupied by PP Holdings, Inc.

                 In consideration for the purchased assets, TCPI issued an aggregate of 786,214 shares of its common stock with a fair value of $11,919,000 and satisfied the $5,000,000 promissory note previously issued by the Company to Flora, Inc. ("Flora") (see note 6). As a result of this transaction, the Company owned 9.9% of TCPI's outstanding common shares. In addition, as of November 15, 1995, the Company had ceased to perform research and development work and other operations in the areas of skin penetration enhancers and drug delivery systems.

                 On January 16, 1996, the Company entered into a supplemental agreement with TCPI which amended certain provisions of the November 1995 asset purchase agreement. TCPI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the sale of 1,800,000 TCPI common shares (Offering). Pursuant to the terms of the supplemental agreement, the Company executed a lock-up letter with the representative of the TCPI Underwriters providing that it would not sell or otherwise dispose of any of its shares of common stock for a period to expire 180 days following the closing date of the Offering without their prior consent. As consideration for the execution of the lock-up agreement, TCPI (i) terminated an existing lock-up agreement covering TCPI common stock owned by the Company, executed in connection with the asset purchase agreement; (ii) effective as of closing date of the Offering, terminated the voting trust agreements, shareholders' agreement and irrevocable proxy, executed in connection with the asset purchase agreement which, among other things, limited the Company's ability to vote or dispose of its shares of common stock; (iii) allowed the Company to offer for sale 100,000 shares of this common stock in the Offering (plus up to an additional 110,000 if the Underwriters' over-allotment option is exercised); (iv) effective as of the closing date of the Offering, issued to the Company a two-year warrant to purchase 100,000 shares of common stock at an exercise price equal to the per share Offering price; and (v) file a Registration Statement on Form S-3 to register all of the remaining shares of common stock owned by the Company after the Offering.

         (f) In March 1996, the Company completed the acquisition of approximately 61% of the voting interest of Vista Technologies Inc. ("Vista"). Vista provides photo refractive keratectomy ("PRK") and other laser vision connection (LVC) facilities and services to the health care industry (see note 13).

                 As a result of the TCPI transaction, the Company had an accumulated deficit of $6,249,628 as of February 29, 1996, had total assets of $17,748,332 and total shareholders' equity of $14,581,298. The Company, including Vista, has not yet achieved profitable operations and there is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company's future operations are dependent on the success of the commercialization efforts and market acceptability of the Vista business plan and other potential business ventures of the Company, together with the value derived from the TCPI investment securities.

(2)      Significant Accounting Policies

         These consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States.

         Principles of Consolidation

         The consolidated financial statements include the accounts of Pharma Patch and its wholly owned subsidiaries in Canada and in the United States. All significant intercompany balances and transactions have been eliminated in consolidation.

         Fixed Assets

         Fixed assets are recorded at acquisition cost. The Company provides depreciation and amortization at rates which are expected to charge operations with the cost of the assets over their estimated useful lives using a rate of 20% declining balance. Estimated useful lives are as follows (see note 3 regarding the TCPI purchase of substantially all of the Company's operating assets):

                 Equipment                                          5 years
                 Furniture and office equipment                     5 years
                 Leasehold improvements                     over the term of the lease
                                                            ==========================

         Research and Development Expenditures

         Research and development expenditures are charged to expense as incurred. Any investment tax credits ("ITCs") earned as a result of incurring scientific research and experimental development expenditures in Canada ("SRED") are recorded as a reduction of the related current period expense. No ITCs were recognized in 1996 or 1995 ($141,433 were recognized in 1994).

         Investment Securities

         Investment securities at February 29, 1996 consist of equity securities. The Company's equity securities are classified as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's equity securities are recorded at fair value based on quoted market prices.

         The carrying amount of other financial instruments approximates fair value generally due to the short-term maturity of these instruments.

         Technological Assets

         Licenses purchased from third parties for non-pharmaceutical uses are recorded at acquisition cost and are amortized over their expected useful lives of five years. Non-pharmaceutical licenses are charged to expense when future recovery becomes uncertain. Pharmaceutical patents acquired by the Company are charged to expense in the related current period. Costs associated with the investigation and processing of patents for technologies developed by the Company are considered development costs and, accordingly, are charged to expense as incurred.

         During 1995, the Company wrote off its capitalized non-pharmaceutical technology to reflect the uncertainty of cost recovery through future revenue. The resources required to further develop this technology were otherwise utilized in the Pharmetrix acquisition. Accordingly, the remaining net book value of $1,685,516 was charged to the consolidated statement of earnings and loss and deficit in fiscal 1995.

         Stock Compensation

         Stock options issued by the Company which are exercisable at a value below the market price of the common stock at the date the option is granted or date options vest, if applicable, gives rise to compensation expense for the excess of such market value over the option price. In addition, shares may be issued at nominal value to certain directors and officers as remuneration, of which certain shares are subject to achieving certain performance criteria. From the time the options are granted and until the performance criteria are satisfied, compensation expense results from the difference between the underlying share price at such time and the exercise price.

         Foreign Currency Translation

         The acquisition of the Pharmetrix assets and termination of operations of Medipro resulted in a change in functional currency during fiscal 1995 from Canadian dollars to U.S. dollars.

         Prior to fiscal 1995, the Company's functional currency was Canadian dollars. As the Company's operating activities are now principally in the United States, the Company also changed its reporting currency to U.S. dollars in fiscal 1995. The fiscal 1994 financial results have been restated to reflect this change.

         Assets and liabilities stated in functional currencies other than the U.S. dollar are translated at the year-end exchange rate and revenues and expenses at the average rate of exchange for the year. Foreign exchange gains and losses from transactions in currencies other than the applicable functional currency are reflected in income during the year. Gains or losses arising on the translation of financial statements give rise to a cumulative translation adjustment which is included as a component of shareholders' deficiency. In fiscal 1995, the Company ceased carrying on business in Canada and accordingly charged the cumulative translation adjustment to expense. The following is a continuity schedule of the cumulative translation adjustment included in shareholders' deficit for fiscal 1995 and 1994:

                                                                              1995                1994
                                                                              ----                ----
                 Balance, beginning of year                                $ 346,326            $ 86,941
                 Translation adjustments arising
                   during the year                                            61,836            $259,385
                 Write-off                                                  (408,162)
                                                                           ---------            --------
                 Balance, end of year                                      $   -                $346,326
                                                                           =========            ========


         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(3)      Discontinued Operations

         The November 1995 sale of substantially all of the Company's operating assets (see note 1(e)) has been accounted for as discontinued operations. Accordingly, the 1996 consolidated financial statements exclude amounts for discontinued operations from captions applicable to continuing operations. The 1995 and 1994 consolidated statements of earnings and loss and deficit have been restated to conform with the 1996 presentation.

         The discontinued business had revenues of $469,055 in 1996, none in 1995 and $129,421 in 1994. There were no tax benefits associated with the losses from operations of the discontinued business in 1996, 1995 and 1994 and the gain from the disposition had no tax expense associated with it as a result of the tax basis of the assets involved. Interest expense on the $5 million note payable to Flora, which was satisfied by TCPI, totaling $337,667, $333,333 and None in 1996 and 1995, respectively, is included in discontinued operations.

         The 1995 loss from operations of the discontinued business includes the following unusual items:

             o            Acquired technology write-off of $2,775,336 (see note
                          1(c)).

             o            Write-off of capitalized technology of $1,685,516
                          (see note 2).

             o            Medipro restructuring costs of $1,492,070 (see note
                          1(d)).

             o Write-off of cumulative translation adjustment attributable to Medipro of $408,162 (see note 2).

(4)      Investment Securities

         Investment securities at February 29, 1996, consisted of equity shares acquired by the Company in TCPI asset purchase agreement (see note 1(e)). On November 15, 1995, the Company acquired 786,214 common shares of TCPI with a fair value of $11,919,000 or $15.16 per share. As of February 29, 1996, the TCPI stock was trading at $21.375 per share; therefore, the Company recorded an unrealized gain, net of deferred income taxes of $1,710,212, on the TCPI shares of $3,176,000 in a separate component of shareholders' equity. In April 1996, the Company sold 210,000 TCPI shares for net proceeds of $2,928,697 and recorded a loss of $254,100. As of May 9, 1996, the TCPI stock had a market value of $14.25, which eliminates the unrealized gain on the remaining securities recorded at February 29, 1996.

(5)      Fixed Assets

         Fixed assets consisted of the following at February 28, 1995 (none at February 29, 1996 as a result of the TCPI transaction (see notes 1(e) and 3)):


                                                               Accumulated         Net
                                                             depreciation/         book
                                                 Cost         amortization         value
                                                 ----         ------------         -----
Equipment                              $       858,735          195,861          662,874
Furniture and office equipment                  66,780           14,759           52,021
Leasehold improvements                         232,650           47,167          185,483
                                             ---------         --------          -------
                                       $     1,158,165          257,787          900,378
                                             =========          =======          =======


(6)      Note Payable

         In 1995, the Company issued a $5,000,000 senior secured convertible promissory note (note 1(c)). The promissory note bore interest at the rate of 10% per annum, payable semiannually. The principal amount of the note was originally due and payable in full on June 30, 1996.

         As collateral for the promissory note, the Company pledged substantially all of the assets acquired from Pharmetrix being held in the Company's subsidiary, PP Holdings Inc. The note was satisfied by TCPI (see notes 1(c), 1(e) and 3).

(7)      Capital Stock

         (a)     Pharma Patch Capital Stock

                 The authorized and issued Ordinary Shares of Pharma Patch for the 1996 and 1995 fiscal years were as follows:

                                   Authorized

The Company has authorized 52,046,576 Ordinary Shares of IR(pound).0.01 representing an aggregate value of IRL.520,466.

                                                        Number                      Premium in
                                                          of            Par          excess of
                                                        shares         value         par value      Total
                                                        ------         -----         ---------      -----
 Balance, July 30, 1993 prior to exchange            $      -        1,878,789       255,821      2,134,610
   (note 7(b))

 Issued for cash prior to July 31, 1993                  212,500         2,763          -             2,763

 Impact of the acquisition of Medipro including             -          255,821      (255,821)          -
   the exchange of shares (i):
     Elimination of Medipro equity

     Creation of Pharma Patch equity                   2,309,432          -             -              -

 Issued in exchange for technology license,              600,000         8,290     2,097,711      2,106,001
   July 30, 1993 (ii)

 Issued for cash July 30, 1993 (iii)                   1,250,000        17,269     4,370,231      4,387,500

 Share issue expenses                                       -             -         (211,713)      (211,713)

 Stock compensation (iv)                                    -             -          867,381        867,381
                                                     -----------     ---------     ---------      ---------
 Balance, February 28, 1994                            4,371,932     2,162,932     7,123,610      9,286,542

 Issued for cash, March 7, 1994 (v)                      600,000         8,828     3,706,172      3,715,000

 Share issue expenses (v)                                   -             -       (1,633,990)    (1,633,990)

 Issued in exchange for Cangene shares (vi)              439,999         6,720     1,764,276      1,770,996

 Issued in payment of professional fees (vii)            328,322         5,163       488,371        493,534
                                                     -----------     ---------     ---------      ---------

 Balance, February 28, 1995                            5,740,253     2,183,643    11,448,439     13,632,082
                                                     -----------     ---------     ---------      ---------

 Issued for cash (viii)                                3,249,400        37,713     2,399,085      2,436,798

 Share issued costs (viii)                                  -             -         (250,022)      (250,022)

 Payment of accrued salaries (ix)                        804,044        10,848       488,475        499,323

 Payment of professional fees (x)                        690,373         9,912       591,993        601,905

 Officers and directors (xi)                             926,563        14,640       726,610        741,250
                                                     -----------     ---------     ---------      ---------

 Subtotal for fiscal 1996                              5,670,380        73,113     3,956,141      4,029,254
                                                     -----------     ---------     ---------      ---------

 Balance at February 29, 1996                        $11,410,633     2,256,756    15,404,580     17,661,336
                                                     ===========     =========    ==========     ==========

(i) Issued in connection with the share exchange with the shareholders of Medipro described in note 1(b).

(ii) Issued in connection with the Units issued for the royalty-free licensing agreement described in note 1(a).

(iii)    On July 30, 1993, the Company issued 1,250,000 Units for cash of
         $4,387,500.

(iv)     Accounted for as described in note 2.

(v) On March 7, 1994, the Company completed an initial public offering for 600,000 American Depository Shares, 575,000 Class B Warrants and 575,000 Class C Warrants of the Company. The securities are traded on the NASDAQ exchange. Gross proceeds from the offering were $3,715,000, issue costs were $1,633,990 and net proceeds were $2,081,010.

(vi) Issued in connection with the private acquisition of 1,319,996 common shares of Cangene Corporation (note 8).

(vii) Issued to various professionals in lieu of cash payments totaling $493,534 for services rendered.

(viii) During the year the Company completed private placements to issue 3,249,400 Ordinary Shares for gross proceeds of $2,399,085, issue costs of $250,022 and net proceeds of $2,149,063.

(ix) In May 1995, the Company declared bonuses totaling $261,250 pursuant to employment agreements for key executive employees. One-third of each bonus was paid in cash and the balance of $174,167 was paid in Ordinary Shares valued at $1.00 (174,167 shares). In the year ended February 29, 1996, 423,627 Ordinary Shares were issued in lieu of cash salaries of $222,031. In addition, 206,250 shares at a value of $103,125 were awarded in the fourth quarter to senior management in lieu of a consulting fee.

(x) During the year the Company issued 690,373 shares in lieu of cash payments of $601,905 to various professionals for services rendered.

(xi) In June 1995, the Company's Board of Directors authorized the issuance of 926,563 Ordinary Shares to certain officers and directors or their affiliates at a share price of $0.80. Each person or entity executed a promissory note which was secured by a pledge of the shares as payment for the shares received. Effective November 15, 1995 all outstanding management and employment agreements were terminated. In connection with the termination of these agreements, as consideration for contractual obligations not met by the Company, services rendered and severance pay, the obligations of the officers and directors or their affiliates under promissory notes totaling $741,250 were deemed to be paid in full. A charge for this amount is included in administrative expense in the accompanying fiscal 1996 statement of earnings and loss and deficit.

         As of February 29, 1996, approximately 1.6 million ordinary shares related to a private placement (see (iv) above) and the 206,250 shares awarded to management in lieu of a consulting fee have not been actually issued. However, the shares are reflected as outstanding in the accompanying balance sheet and for purposes of the earnings per share calculation on the date the shares were awarded/sold. In March 1996, the Company finalized a private placement for 2,150,000 ordinary shares for net proceeds of $1,075,000 (which includes the 1.6 million shares noted above).

         (b)     Medipro Capital Stock

                 As more fully described in note 1(b), the capital structure was reorganized upon the exchange of shares with Pharma Patch on July 30, 1993. The basis for exchange was approximately
                 0.59 and 0.45 Pharma Patch Ordinary Shares for each Medipro common share and Class A share, respectively. The capital stock of Medipro for the period ending July 30, 1993 is summarized below.

                                           Common shares                     Class A shares
                                         -----------------                 ------------------
                                    Number                          Number                     Total
                                      of            Stated            of          Stated      stated
                                    shares           value          shares         value       value
                                    ------           -----          ------         -----       -----


Balance, February 28, 1993         2,565,753       $1,061,119      1,652,466     $817,670     1,878,789


         In addition to capital stock, Medipro has contributed surplus, which for comparative purposes, has been classified as premium in excess of par value, of $255,821 at July 30, 1993.

         (c)     Warrants

         The details of outstanding warrants at February 29, 1996 are as follows:

         Class A Warrants - 897,000 outstanding (1995 - 925,000)

         Each Class A Warrant entitles the holder to purchase one Ordinary Share and one Class B Warrant at an exercise price of $2.66 commencing on May 29, 1994 until February 28, 1999. The warrants are redeemable by the Company at a price of $0.10 if certain stock price conditions exist.

         Class B Warrants - 1,015,425 outstanding (1995 - 1,037,500)

         Each Class B Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $3.19 commencing on May 29, 1994 until February 28, 1999. The warrants are redeemable by the Company at a price of $0.10 if certain stock price conditions exist.

         Class C Warrants - 2,939,875 outstanding (1995 - 2,975,000)

         The Class C Warrants are exercisable to purchase one Unit consisting of one Ordinary Share, one-half of a Class A Warrant and one-quarter of a Class B Warrant at an exercise price of $5.31 per Unit. The Class C Warrants are not exercisable until (i) the Company generates revenues in excess of $10,000,000 in any one fiscal year or the Units, or the sum of their components or (ii) trade at a price equal to 200% of the Initial Public Offering ("IPO") price of $6.00. The Class C Warrants are exchangeable at the option of the warrant holders for Units of the Company on a formula basis, reflecting the spread between the exercise price of the warrants and the fair market value price of the Units (or the sum of their component parts) at the time when the exchange is requested by the warrant holders. These warrants expire on February 28, 1999.

         Class D Warrants - 500,000 outstanding

         The Class D Warrants are exercisable, commencing on May 29, 1994, to purchase one Unit consisting of one Ordinary Share, one-half of a Class A Warrant and one-quarter of a Class B Warrant. The exercise price per Class D Warrant is $2.12 and the warrants expire on July 30, 1997.

         The Class D Warrants are exchangeable at the option of the warrant holders for Units of the Company on a formula basis, reflecting the spread between the exercise price of the warrants and the fair market price of the Units (or the sum of their component parts) at the time when the exchange is requested by the warrant holders.

         The exercise prices of the Class A, B, C and D Warrants were initially determined by the Board of Directors and were either equal to or exceeded the fair market value of the Company's share price at the date the warrants were granted. Exercise prices are subsequently adjusted, in accordance with the formula stipulated in the Warrant Agreement, if the Company issues or sells shares for consideration less than the greater of the initial public offering price or market price.

         (d)     Stock Option Plan

         The Company has adopted stock option plans which allow an aggregate maximum of 700,000 Ordinary Shares of the Company to be available for awards to employees, officers and directors. The exercise price of these options is determined by the Compensation Committee of the Board of Directors but will be at least 100% of the fair market value of the options at the date the option is granted. Additionally, these options shall terminate in the event of a sale or transfer of all or substantially all of the Company's assets. Effective November 15, 1995, all outstanding management and employment agreements were terminated. In connection with the termination of these agreements, the Company required outstanding options to be exercised by December 15, 1995. No options were exercised and all outstanding options thus expired on such date.

         Changes to issued options are as follows:

                                                                    1996                 1995
                                                                    ----                 ----
        Number of options exercisable, beginning of year
                                                                    685,000             550,000
        New options granted                                          -                  265,000
        Options expired                                            (685,000)           (130,000)
        Number of options exercisable, end of year                   -                  685,000
                                                                   ========             =======


         In March 1996, 700,000 options at an exercise price of $.50 per share to purchase Ordinary Shares were issued to certain persons and entities who perform services for the Company, all of which have terms of five years. These options shall vest only in the event that the closing price of the Company's stock price equals or exceeds $2.00 in any 21-day trading period (whether or not consecutive) prior to February 28, 1997. Upon such vesting, administrative expense will be recorded on such options.

         (e)     Earnings (Loss) Per Share

         The net earnings (loss) per share calculations are based on the weighted average number of shares outstanding during the respective years. In addition, the earnings (loss) per share calculations have taken into account the shares, options and warrants issued at prices below the Company's IPO price in the 12-month period prior to the initial filing of the IPO. These have been treated as outstanding during all the periods presented prior to March 7, 1994. The Company has used the treasury stock method of determining the dilutive effect of all options and warrants for the period after March 7, 1994.

 (8)     Cangene Acquisition and Disposal

         On June 13, 1994, the Company completed a private acquisition of 1,319,996 Common Shares in the capital of Cangene Corporation (Cangene) from ARCA Investments Inc. (ARCA). In payment for these shares, the Company issued a total of 439,999 of its Ordinary Shares, on the basis of one Ordinary Share for each three shares of Cangene or ARCA. This acquisition was part of a take-over bid to acquire all of the outstanding Common Shares of Cangene. The bid was subsequently withdrawn. The Company incurred acquisition costs of approximately $515,000, substantially all of which were paid for with Cangene shares.

         Certain of the Cangene shares were sold resulting in net cash proceeds of approximately $657,000 and the balance was used to settle outstanding professional fees totaling approximately $630,000. The Company incurred a loss on disposition of the Cangene shares of approximately $478,000.

 (9)     Income Taxes

         Prior to July 30, 1993, Medipro was a Canadian Controlled Private Corporation, as defined under the Income Tax Act (Canada) and, accordingly, was entitled to receive a refund on a portion of its ITCs earned on eligible SRED. These refundable ITCs, which are similar to government grants provided for performing qualifying research activities, were recorded in income as earned. As a result of the change in the ownership of Medipro in fiscal 1994, the ITCs are earned subsequently at the rate of 20% of eligible SRED, will no longer be refundable and will only be available to reduce income taxes payable in Canada.

         The Financial Accounting Standards Board has issued Financial Accounting Standards No. 109, "Accounting for Income Taxes," which was effective for the Company's February 28, 1994 fiscal year. As of February 29, 1996, February 28, 1995 and 1994, Medipro had research and development expenses not claimed for income tax purposes of approximately $2,870,000, $2,831,000 and $1,743,000, respectively, available to reduce taxable income of Medipro in future years. Due to the significant uncertainty relating to the Company's ability to utilize these expenses to offset taxable income, valuation allowances are recognized to offset all of the deferred tax assets relating to these expenses. These unclaimed research and development expenses may be carried forward indefinitely for income tax purposes.

         At February 29, 1996, the Company also had unused operating loss carryforwards amounting to approximately $6,500,000 available to reduce future taxable income. A valuation allowance has been set up to offset the deferred tax benefit of these loss carryforwards. These losses expire as follows:


                            2001                $1,448,000
                            2002                 1,205,000
                            2010                 3,477,000
                            2011                   370,000
                                                ==========

      Deferred income taxes have been provided in timing differences as follows:

                                                                       1996               1995
                                                                       ----               ----
Deferred tax assets:
     Operating loss carryforward                                    $ 2,600,000         5,400,000
     Capitalized research and development expense                                         492,000
     Purchase research and development expense                                          1,110,000
     Start-up costs associated with PP Holdings                                           136,000
     Interest expense                                                                     133,000
     Tax benefit of research and development                          1,148,000         1,269,000
     Other                                                               59,000            65,000
                                                                    -----------       -----------
                 Total tax assets                                     3,807,000         8,605,000

                 Valuation allowance                                 (3,807,000)       (8,605,000)
                                                                    ------------      ------------
                 Adjusted tax assets                                $      -                 -
                                                                    ===========       ===========
Deferred tax liabilities - unrealized appreciation on
     equity securities                                               (1,710,212)             -
                                                                    ------------      -----------
                 Total deferred tax
                    liabilities                                     $(1,710,212)             -
                                                                    ------------      ===========

(10)      Commitments

          As a result of the transaction with TCPI, the Company no longer has any commitments under operating leases requiring any future minimum annual payments.

          In February 1996, the Company entered into two consulting agreements, each for a term of three years with aggregate annual payments of $350,000, plus a bonus at the discretion of the board of directors. These agreements provide management to the Company.

(11)      Consolidated Statements of Cash Flows

          The net change in noncash working capital balances for each of the fiscal years are noted below:

                                                           1996          1995           1994
                                                           ----          ----           ----
      Sources (uses) of cash:
      Accounts receivable                               $ 18,910         27,305         (37,736)
      Investment tax credits receivable                        -        136,937         141,109
      Prepaid expenses and deposits                       47,298         (6,238)        (38,719)
      Accounts payable                                    (5,275)       439,763         186,082
      Accrued expenses                                   296,854        374,996         253,907
      Other                                                3,485        555,368         (31,514)
                                                        --------      ---------         --------
                                                        $361,272      1,528,131         473,129
                                                        ========      =========         =======


         During the year ended February 29, 1996, the amounts of cash interest paid was $250,000 (1995 - $250,000, 1994 - none). No income taxes were paid during 1996, 1995 or 1994.

         All short-term, highly liquid investments with maturities of three months or less at the date of purchase are considered to be cash equivalents.

(12)     Related-party Transactions

         In 1993, the Company entered into an agreement, which expires on December 31, 2011, with a shareholder whereby the Company has granted the licensee certain production and distribution rights to a technology that the Company still maintains after the TCPI transaction, but which is not expected to be pursued for commercialization. No fee revenue was recognized in fiscal 1996 and 1995.

(13)     Subsequent Event

         In March 1996, the Company executed agreements which provided the Company with a controlling interest in Vista. The Company had previously made certain working capital advances to Vista before the consummation of this transaction. Such amounts totaled $251,500 at February 29, 1996.

         The Company executed a stock purchase agreement for 200,000 newly issued shares of Vista common stock for a cash price of $500,000. The Company and Vista executed an additional agreement under which Vista provided 2,060,000 newly issued shares of its common stock to the Company at a value of $5,150,000 plus 500,000 Vista Class C common stock purchase warrants. In exchange, Vista received a $750,000 interest-free note due six months after the transaction date and 200,000 restricted shares of TCPI common stock previously held by the Company with a fair value on the date of the transaction of $3,550,000 (original cost basis to the Company of $3,032,000).

         The Company also has an option to purchase up to an additional 250,000 newly issued shares of Vista common stock at an option price of $2.50 in cash. This option is exercisable at any time up to September 30, 1996.

         In addition, in a separate transaction, the Company agreed to provide 4,500,000 newly issued Ordinary Shares in exchange for a total of 900,000 shares of Vista's outstanding common stock owned by three shareholders.

         As a result of these transactions, the Company acquired approximately 61% of the voting interest in Vista. The acquisition will be accounted for utilizing the purchase accounting method in fiscal 1997.

                                PHARMA PATCH PLC

                          CONSOLIDATED BALANCE SHEETS
                          (EXPRESSED IN U.S. DOLLARS)

                                     ASSETS

                                                                                   UNAUDITED
                                                                                     AS AT
                                                                                  MAY 31, 1996
                                                                                  ------------
CURRENT
  Cash and cash equivalents.....................................................    3,626,593
  Accounts receivable...........................................................      307,810
  Due from Vista................................................................           --
  Investment in TCPI -- available for sale, at market price.....................    6,698,488
  Prepaids & other assets.......................................................      263,380
                                                                                   ----------
TOTAL CURRENT ASSETS............................................................   10,896,271
  Fixed assets..................................................................    1,126,375
  Investments in subsidiaries...................................................    2,149,818
  Long-term receivables.........................................................      191,571
  Goodwill......................................................................    4,534,874
                                                                                   ----------
TOTAL ASSETS....................................................................   18,898,909
                                                                                   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT
  Accounts payable..............................................................    1,950,100
  Accrued expenses..............................................................    1,180,240
  Deferred tax liability........................................................           --
                                                                                   ----------
TOTAL CURRENT LIABILITIES.......................................................    3,130,340
                                                                                   ----------
Long-term Debt..................................................................      660,196
                                                                                   ----------
TOTAL LIABILITIES...............................................................    3,890,536
                                                                                   ----------
Minority Interest...............................................................    3,025,306
SHAREHOLDERS' EQUITY (DEFICIENCY)
Capital stock
  Authorized
     52,046,576 Ordinary Shares issued and outstanding [16,915,211 at May 31,
     1996; 11,410,633 at February 29, 1996]
  Ordinary Shares, at par value.................................................    2,343,678
  Premium in excess of par value................................................   18,387,064
  Deficit.......................................................................   (6,979,820)
  Cumulative translation adjustment.............................................      369,057
  Unrealized gain (loss) on securities available for sale; (net of deferred
     taxes of $1,710,212 at February 29, 1996)..................................   (2,036,912)
                                                                                   ----------
Total shareholders' equity (deficiency).........................................   12,083,067
                                                                                   ----------
                                                                                   18,898,909
                                                                                   ==========

                                PHARMA PATCH PLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                                                     FOR THE THREE MONTHS ENDED
                                                                               MAY 31
                                                                     --------------------------
                                                                        1996           1995
                                                                     ----------     -----------
                                                                             UNAUDITED
REVENUES...........................................................     482,732              --
EXPENSES
Administration.....................................................     871,526         180,786
Depreciation and amortization......................................     149,788              --
Foreign exchange (gain) loss.......................................         567              --
Interest income....................................................      (2,894)             --
                                                                     ----------     -----------
                                                                      1,018,987         180,786
                                                                     ----------     -----------
Loss from operations...............................................     536,255         180,786
                                                                     ----------     -----------
Loss on sale of investment.........................................     254,903              --
Equity investee loss...............................................       7,468              --
Minority interest loss for period..................................     (68,434)             --
Other income.......................................................          --          (5,884)
                                                                     ----------     -----------
Loss from continuing operations....................................     730,192         174,902
                                                                     ----------     -----------
Discontinued Operations Loss from discontinued operations..........          --        (703,444)
Gain on sale of business segment...................................          --              --
                                                                     ----------     -----------
Gain (loss) on discontinued operations.............................          --        (703,444)
                                                                     ----------     -----------
NET EARNINGS (LOSS) FOR THE PERIOD.................................    (730,192)       (878,346)
Deficit, beginning of Period.......................................  (6,249,628)    (18,340,304)
                                                                     ----------     -----------
DEFICIT, END OF PERIOD.............................................  (6,979,820)    (19,218,650)
                                                                     ==========     ===========
Per share of common stock
  Loss from continuing operations..................................        (.05)           (.04)
  Discontinued operations..........................................           0            (.14)
  Net earnings (loss)..............................................        (.05)           (.18)
Weighted average number of Ordinary Shares outstanding.............  15,580,315       4,960,425
                                                                     ==========     ===========

                                PHARMA PATCH PLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (EXPRESSED IN U.S. DOLLARS)

                                                                              UNAUDITED
                                                                         FOR THE THREE MONTHS
                                                                             ENDED MAY 31
                                                                        ----------------------
                                                                          1996          1995
                                                                        ---------     --------
OPERATING ACTIVITIES
Net earnings (loss) for the year......................................   (730,192)    (878,346)
Add non-cash items
  Depreciation and amortization.......................................    149,788       91,941
  Write-down of fixed assets..........................................         --           --
  Gain on sale of business............................................         --           --
  Non-cash payment of expense.........................................         --           --
  Loss on sale of investment..........................................    254,903           --
  Non-cash payment of expenses........................................    208,690           --
  Other cash payments.................................................     13,975           --
Net change in non-cash working capital items..........................    570,617       38,354
                                                                        ---------     --------
                                                                          467,781     (748,051)
                                                                        ---------     --------
INVESTING ACTIVITIES
Purchase of fixed assets..............................................     (5,412)     (30,312)
Net proceeds of sale of investment....................................  2,928,696           --
Investment in Vista, net of cash acquired.............................   (710,188)          --
                                                                        ---------     --------
                                                                        2,213,096      (30,312)
                                                                        ---------     --------
FINANCING ACTIVITIES
Issue of shares, net..................................................    276,894      832,700
                                                                        ---------     --------
Net increase (decrease) in cash and cash equivalents for the period...  2,957,771       54,337
Cash and cash equivalents, beginning of period........................    668,822      638,745
                                                                        ---------     --------
Cash and cash equivalents, end of period..............................  3,626,593      693,082
                                                                        =========     ========

                                PHARMA PATCH PLC

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

            FOR THE THREE-MONTH PERIODS ENDED MAY 31, 1995 AND 1996
                          (EXPRESSED IN U.S. DOLLARS)

                                                                                                  UNREALIZED       TOTAL
                                                         PREMIUM IN                 CUMULATIVE    GAIN (LOSS)   SHAREHOLDER
                                NUMBER OF                EXCESS OF    ACCUMULATED   TRANSLATION     EQUITY         EQUITY
                                  SHARES     PAR VALUE   PAR VALUE      DEFICIT     ADJUSTMENT    SECURITIES    (DEFICIENCY)
                                ----------   ---------   ----------   -----------   -----------   -----------   ------------
Balance on February 28,
  1995........................   5,740,253   2,183,643   11,448,439   (18,340,304)         --              --     (4,708,222)
Issuance of Stock-(unaudited)
  Payment of Professional
     Fees.....................      21,500         254       20,027            --          --              --         20,281
  Payment of Accrued
     Salaries.................     174,167       2,525      171,642            --          --              --        174,167
Private Placement
  Share Issuance Costs........          --          --      (80,748)           --          --              --        (80,748)
Net Income (Loss) May 31, 1995
  (unaudited).................          --          --           --      (878,346)         --              --       (878,346)
                                ----------   ---------   ----------   -----------     -------      ----------     ----------
Balance May 31, 1995
  (unaudited).................   6,654,920   2,196,848   12,267,934   (19,218,650)         --              --     (4,753,868)
                                ==========   =========   ==========   ===========     =======      ==========     ==========
Balance on February 29,
  1996........................  11,410,633   2,256,756   15,404,580    (6,249,628)     (6,518)      3,176,108     14,581,298
Issuance of Stock (unaudited)
  Payment of Professional
     Fees.....................     404,578       6,350      202,340            --          --                        208,690
  Shares issued to acquire
     900,000 of Vista's
     outstanding common
     stock....................   4,500,000      71,100    2,178,900       250,000          --              --             --
  Private Placement...........     600,000       9,472      285,528            --          --                        295,000
     Share Issuance Costs.....          --          --      (18,106)           --          --                        (18,106)
  Unrealized gain on capital
     issued by Vista
     Technologies, Inc........          --          --      333,822            --          --                        333,822
  Cumulative translation
     adjustment related to
     Vista....................          --          --           --            --     375,575                        375,575
  Unrealized gain (Loss) on
     Equity Securities for the
     Period...................          --          --           --            --          --      (5,213,020)    (5,213,020)
Net Loss May 31, 1996
  (unaudited).................          --          --           --      (730,192)         --                       (730,912)
                                ----------   ---------   ----------   -----------     -------      ----------     ----------
Balance May 31, 1996
  (unaudited).................  16,915,211   2,343,678   18,387,064    (6,979,820)    369,057      (2,038,912)    12,083,067
                                ==========   =========   ==========   ===========     =======      ==========     ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED

     All information should be read in conjunction with the Management's Discussion and Analysis of Financial Condition, Results of Operations and Financial Statements and Notes to Financial Statements included in the Company's Annual Report on Form 10KSB for the year ended February 29, 1996. Operating results for the three-month period ending May 31, 1996 are not necessarily indicative of the results that may be obtained for the entire year.

1. ORGANIZATION

     Pharma Patch Plc ("Pharma Patch" or "the Company") is currently engaged, through its subsidiary Vista Technologies, Inc., in providing photorefractive keratectomy ("PRK") and other laser vision correction ("LVC") facilities and services to the healthcare industry. The Company was incorporated under the laws of the Republic of Ireland in January 1992. Prior to July 1993, Pharma Patch had no significant assets or operations.

     On November 15, 1995, the Company sold substantially all of the operating assets to Technical Chemicals and Products, Inc. ("TCPI") for a gain of approximately $16.4 million. These assets included 11 U.S. patents relating to transdermal drug delivery and skin permeation technology, license rights to skin penetration enhancers and electronically assisted drug delivery, proprietary information and trade secrets related thereto, certain licensing and product feasibility agreements entered into by the Company and one of its subsidiaries' fixed assets. In consideration for the purchased assets, TCPI issued an aggregate of 786,214 shares of its common stock with a fair market value of $11,919,000 and satisfied the $5,000,000 promissory note previously issued by the Company to Flora, Inc. ("Flora"). As a result of this transaction, the Company owned 9.9% of TCPI's outstanding common shares.

     On January 16, 1996, the Company entered into a supplemental agreement with TCPI which amended certain provisions of the November 1995 asset purchase agreement. TCPI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the sale of 1,800,000 TCPI common shares ("the Offering"). Pursuant to the terms of the supplemental agreement, the Company executed a lock-up letter with the representative of the TCPI Underwriters providing that it would not sell or otherwise dispose of any of its shares of common stock for a period to expire 180 days following the closing date of the Offering (April 30, 1996) without their prior consent. As consideration for the execution of the lock-up agreement, TCPI (i) terminated an existing lock-up agreement covering TCPI common stock owned by the Company, executed in connection with the asset purchase agreement; (ii) effective as of closing date of the Offering, terminated the voting trust agreements, shareholders' agreement and irrevocable proxy, executed in connection with the asset purchase agreement which, among other things, limited the Company's ability to vote or dispose of its shares of common stock; (iii) allowed the Company to offer for sale 100,000 shares of this common stock in the Offering (plus up to an additional 110,000 if the Underwriters' over-allotment option is exercised); (iv) effective as of the closing date of the Offering, issued to the Company a two-year warrant to purchase 100,000 shares of common stock at an exercise price equal to the per share Offering price; and (v) file a Registration Statement on Form S-3 to register all of the remaining shares of common stock owned by the Company after the Offering. On April 30, 1996, TCPI completed the offering whereby Pharma Patch sold 210,000 of its TCPI stock for net proceeds of approximately $2.9 million.

     On March 21, 1996, the Company completed the acquisition of 61.3% of the voting interest of Vista Technologies, Inc. ("Vista"). Vista provides photorefractive keratectomy ("PRK") and other laser vision correction ("LVC") facilities and services to the healthcare industry.

     The Company executed a stock purchase agreement for 200,000 newly issued shares of Vista common stock for a cash price of $500,000. The Company and Vista executed an additional agreement under which Vista provided 2,060,000 newly issued shares of its common stock to the Company plus 500,000 Vista Class C common stock purchase warrants. In exchange, Vista received a $750,000 interest-free note due six months after the transaction date and 200,000 restricted shares of TCPI common stock previously held by the Company with a fair value on the date of the transaction of $3,550,000 (original cost basis to the Company of

                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED

$3,032,000). The Company repaid the $750,000 note in full during the first quarter of fiscal 1997. The Company also received an option to acquire 250,000 Vista shares at $2.50 per share. In a separate transaction, the Company agreed to provide 4,500,000 newly issued Ordinary Shares in exchange for a total of 900,000 shares of Vista's outstanding common stock owned by three shareholders.

2. SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States.

  Principles of Consolidation

     The consolidated financial statements include the accounts of Pharma Patch and its wholly owned subsidiaries. The Company owned 47.1% (see Minority Interest note) of Vista's issued and outstanding common shares on May 31, 1996, and these accounts are also included in the consolidated financial statements (since the acquisition at the end of March 1996). All significant intercompany balances and transactions were eliminated on consolidation.

  Fixed Assets

     Fixed Assets are recorded at acquisition cost. The Company provides depreciation and amortization at rates which are expected to charge operations with the cost of the assets over their estimated useful lives ranging from 3 to 10 years.

  Revenue Recognition

     Revenues are recognized when services are performed. Product development fees included in discontinued operations represent charges to third parties for research and development work performed by the Company and are recorded in the period the fees are earned.

  Research and Development Expenditures

     Research and development expenditures included in discontinued operations are charged to expense as incurred.

  Foreign Currency Translation

     Assets and liabilities stated in functional currencies other than the U.S. dollar are translated at the year-end exchange rate and revenues and expenses at the average rate of exchange for the year. Foreign exchange gains and losses from transactions in currencies other than the applicable functional currency are reflected in income during the year. Gains or losses arising on the translation of financial statements give rise to a cumulative translation adjustment,which is included as a component of shareholders' deficiency.

     As a result of the Company's transaction and consolidation of Vista's financial statements at May 31, 1996, a balance of $369,057 relating to foreign currency adjustment at quarter-end exists. This amount arises from Vista's European subsidiaries.

  Fixed Assets

     Fixed assets consist of the following at May 31, 1996:

        Eximer laser and other technical equipment........................  1,084,735
        Other furniture and equipment.....................................     41,640
                                                                            ---------
                                                                            1,126,375
                                                                            =========

                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED

  Goodwill

     Goodwill on the Company's Consolidated Balance Sheet represents the excess purchase price paid for Vista after allocating the purchase price to the net assets. Goodwill is being amortized over 15 years on a straight-line method, pending final review of the allocation of the purchase price by the Company's management. Goodwill as at May 31, 1996 is as follows:

        Goodwill..........................................................  4,585,828
        Less: Accumulated amortization....................................    (50,954)
                                                                            ---------
                                                                            4,534,874
                                                                            =========

  Minority Interest

On March 21, 1996, the Company acquired 61.3% of the issued and outstanding common stock of Vista. In May 1996, Vista issued 1,450,000 shares of its common stock to acquire interests in three developmental stage companies involved in providing PRK and other LVC facilities and services to the healthcare industry. The shares issued by Vista reduced the Company's ownership in Vista from 61.3% to 47.1% at May 31, 1996. The results of Vista have been included in the consolidated financial statements of the Company as the Company continues to have control of Vista through its Board of Directors' representation as well as the active roles the Company's officers have over the day-to-day operations of Vista. Additionally, in July 1996 the Company increased its ownership in Vista from 47.1% to 48.7% by exercising 200,000 of its 250,000 existing rights to acquire Vista common stock.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment Securities Available for Sale

     Equity securities that are purchased with the intent and ability to hold as investments are classified as investment securities available for sale and are carried at fair market value. Unrealized holding gains and losses are excluded from earnings and reported as a net amount in a separate component of stockholders' equity. At May 31, 1996, investment securities available for sale consisted of 576,214 shares of common stock of TCPI.

                                PHARMA PATCH PLC
                        UNAUDITED CONDENSED CONSOLIDATED
                       PRO FORMA STATEMENT OF OPERATIONS
                       For the three-month periods ended
                             May 31, 1996 and 1995

                                      FOR THE                 FOR THE
                                   THREE MONTHS            THREE MONTHS
                                ENDED MAY 31, 1996      ENDED MAY 31, 1995
Revenue . . . . . . . . . . . .     $ 724,098              $   561,028
Loss from operations  . . . . .      (830,301)              (1,961,867)
Earnings per share  . . . . . .          (.05)                    (.18)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Vista Technologies, Inc.:

     We have audited the accompanying consolidated balance sheet of Vista Technologies, Inc. and subsidiaries as of March 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vista Technologies, Inc. and subsidiaries as of March 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

San Francisco, California
July 12, 1996

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Vista Technologies, Inc. and Subsidiaries
Sunnyvale, California

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows for the year ended March 31, 1995, of Vista Technologies, Inc. and subsidiaries. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its operation and cash flows for the year ended March 31, 1995, of Vista Technologies, Inc. and subsidiaries in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant operating losses from inception totaling $11,432,110, has substantial commitments and contingencies relating to the rescission of an incomplete acquisition, recognized a permanent impairment of goodwill incurred in the acquisitions of subsidiaries in the amount of $3,825,990 and the Company is a party in a lawsuit more fully discussed at note
7. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are to abandon its UK operations, complete a private placement of common stock, attempt to generate revenues from other European operations and establish laser centers in the United States. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                            AJ. Robbins, P.C.
                                            Certified Public Accountants
                                            and Consultants

Denver, Colorado
May 24, 1995

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996

                                     ASSETS

Current Assets:
  Cash.........................................................................  $    288,312
  Accounts receivable:
     Trade.....................................................................        29,515
     VAT.......................................................................        41,434
     Related parties...........................................................       214,454
  Stock subscriptions receivable (notes 1, 2 and 17)...........................       962,500
  Prepaid expenses and other...................................................       256,081
                                                                                 ------------
          Total current assets.................................................     1,792,296
Investment securities (note 5):
  Available for sale...........................................................     2,475,000
  Held-to-maturity.............................................................       115,468
Long-term VAT receivables......................................................       191,571
Property and equipment, net (note 4)...........................................     1,219,798
Investment in equity investees (note 1)........................................       468,350
Other assets...................................................................         7,299
                                                                                 ------------
                                                                                 $  6,269,782
                                                                                 ============
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade......................................................  $    520,825
  Accounts payable, officers...................................................        29,535
  Accrued expenses.............................................................       633,206
  Current portion of notes payable (note 10)...................................       296,591
  Current portion of long-term debt (note 11)..................................       137,351
  Current portion of obligation under capital lease (note 12)..................        67,588
                                                                                 ------------
          Total current liabilities............................................     1,685,096
Notes payable, net of current portion (note 10)................................       277,777
Long-term debt, net of current portion (note 11)...............................       463,240
Obligation under capital lease, net of current portion (note 12)...............       196,956
                                                                                 ------------
                                                                                      937,973
Minority interest (note 2).....................................................       653,306
                                                                                 ------------
Commitments and contingencies (notes 7, 10, 12 and 17)
          Total liabilities....................................................     3,276,375
                                                                                 ------------
Stockholders' equity (notes 7, 8, 9 and 17):
  Preferred stock, $.001 par value; 15,000,000 shares authorized; none
     issued....................................................................            --
  Common stock, $.005 par value; 15,000,000 shares authorized; 5,256,106 shares
     issued and outstanding....................................................        26,281
  Additional paid-in capital...................................................    18,026,096
  Unrealized loss on securities available for sale.............................      (187,500)
  Accumulated deficit..........................................................   (15,247,045)
  Foreign currency translation adjustments.....................................       375,575
                                                                                 ------------
          Total stockholders' equity...........................................     2,993,407
                                                                                 ------------
                                                                                 $  6,269,782
                                                                                 ============

          See accompanying notes to consolidated financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

                                                                      1996             1995
                                                                   -----------     ------------
Revenues.......................................................... $ 2,130,073        1,209,673
Costs and expenses:
  General and administrative......................................   4,624,630        2,773,390
  Depreciation and amortization...................................     467,509          580,870
                                                                   -----------     ------------
          Total costs and expenses................................   5,092,139        3,354,260
                                                                   -----------     ------------
Other (income) expense:
  Foreign currency exchange loss..................................         695           28,887
  Unrealized (gains) loss on trading securities...................          --         (116,707)
  Realized loss (gains) on trading securities.....................     148,005         (129,621)
  Impairment of idle equipment (note 3)...........................     446,636               --
  Legal judgment (note 7).........................................          --          186,055
  Impairment of goodwill (note 1).................................          --        3,825,990
  Write off of note receivable, stockholder (note 1)..............          --          125,000
  Interest........................................................      63,645            9,781
  Loss on sale of equipment.......................................          --            1,053
  Loss on closure of UK clinic (note 1)...........................     135,097               --
  Other...........................................................      49,405          (75,758)
                                                                   -----------     ------------
          Net other (income) expense..............................     843,483        3,854,680
                                                                   -----------     ------------
          Loss from operations....................................  (3,805,549)      (5,999,267)
Equity investees (loss) income (note 1 and 6).....................     (11,202)          28,132
                                                                   -----------     ------------
          Loss before income taxes, minority interest and
            extraordinary loss....................................  (3,816,751)      (5,971,135)
Income taxes (note 13)............................................          --               --
                                                                   -----------     ------------
          Loss before minority interest and extraordinary loss....  (3,816,751)      (5,971,135)
Minority interest.................................................       1,816          193,842
                                                                   -----------     ------------
          Net loss before extraordinary loss......................  (3,814,935)      (5,777,293)
Extraordinary loss (note 1).......................................          --       (5,642,887)
                                                                   -----------     ------------
          Net loss................................................ $(3,814,935)     (11,420,180)
                                                                   ===========     ============
Loss per common share:
  Before extraordinary loss....................................... $     (1.92)           (4.88)
  Extraordinary loss..............................................          --            (4.76)
                                                                   -----------     ------------
          Net loss per common share............................... $     (1.92)           (9.64)
                                                                   ===========     ============
Weighted average number of common shares outstanding..............   1,985,675        1,184,976
                                                                   ===========     ============

          See accompanying notes to consolidated financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

                COMMON STOCK          SUBSCRIBED STOCK      ADDITIONAL                                  FOREIGN         TOTAL
             -------------------   ----------------------     PAID-IN     UNREALIZED   ACCUMULATED     CURRENCY     STOCKHOLDERS'
              NUMBER     AMOUNT     NUMBER      AMOUNT        CAPITAL        LOSS        DEFICIT      ADJUSTMENTS      EQUITY
             ---------   -------   --------   -----------   -----------   ----------   ------------   -----------   -------------
Balance,
  March 31,
  1994......   712,613   $ 3,564    125,000   $ 1,132,152   $ 5,310,161   $       --   $    (11,930)   $  (1,962)   $   6,431,985
Common stock
  issued for
  cash
  proceeds,
  net of
  offering
  costs of
  $471,991
  (note
  8)........   335,000     1,675   (125,000)   (1,132,152)    2,876,334           --             --           --        1,745,857
Common stock
  issued in
  exchange
  for
  Medical
 Development
  Resources
  Inc.
  (MDRI)
  (note 1)
  stock and
 warrants...   200,000     1,000         --            --     1,999,000           --             --           --        2,000,000
Private
  placement
  issued in
  exchange
  for the
  assets of
  Klara
  Clinic....     2,960        15         --            --         8,208           --             --           --            8,223
Common stock
  adjustment
  for Vista-
  Italy
 acquisition
  (note
  1)........     2,381        11         --            --        23,807           --             --           --           23,818
Common stock
  issued to
  acquire
  MDRI stock
  from TNC
  Media,
  Inc.......   155,756       779         --            --     1,556,775           --             --           --        1,557,554
Foreign
  currency
  adjustment...        --      --        --            --            --           --             --      234,327          234,327
Net (loss)
  for the
  period....        --        --         --            --            --           --    (11,420,180)          --      (11,420,180)
             ---------   -------   --------   -----------   -----------    ---------   ------------     --------     ------------
Balance,
  March 31,
  1995...... 1,408,710     7,044         --            --    11,774,285           --    (11,432,110)     232,365          581,584
Common
  stock,
  issued for
  services
  and cash
  advances,
  net of
 repurchases
  (note
  3)........ 1,021,000     5,105         --            --     1,632,395           --             --           --        1,637,500
Common stock
  issued to
  Pharma
  Patch Plc.
  (note
  1)........ 2,260,000    11,300         --            --     3,901,200           --             --           --        3,912,500
Common stock
  issued to
  Vista
  Laser
  Centers of
  Michigan,
  Inc. (VLC-
  Michigan)
  in
  exchange
  for
  200,000
  shares of
  Series B
  preferred
  stock of
VLC-Michigan
  (note
  1)........   200,000     1,000         --            --       216,600           --             --           --          217,600
Common stock
  issued to
  Vista
  Laser
  Centers of
  Southwest,
  Inc. (VLC-
  Southwest)
  in
  exchange
  for
  350,000
  shares of
  Series B
  preferred
  stock of
  VLC-Southwest
  (note 1)...   250,000    1,250         --            --       270,500           --             --           --          271,750
Common stock
  issued for
  stock
  subscriptions
  receivable
  (note 2)...   100,000      500         --            --       212,000           --             --           --          212,500
Common stock
  issued in
  exchange
  for Vista
  Vision SpA
  stock.....    16,396        82         --            --         8,116           --             --           --            8,198
Unrealized
  loss on
  securities
  available
  for
  sale......        --        --         --            --            --     (187,500)            --           --         (187,500)
Compensation
  expense
  for non
  employee
  stock
  options...        --        --         --            --        11,000           --             --           --           11,000
Foreign
  currency
  adjustment...        --      --        --            --            --           --             --      143,210          143,210
Net loss....        --        --         --            --            --           --     (3,814,935)          --       (3,814,935)
             ---------   -------   --------   -----------   -----------    ---------   ------------     --------     ------------
Balance,
  March 31,
  1996...... 5,256,106   $26,281         --   $        --   $18,026,096   $ (187,500)  $(15,247,045)   $ 375,575    $   2,993,407
             =========   =======   ========   ===========   ===========    =========   ============     ========     ============

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

                                                                                             1996            1995
                                                                                          -----------     -----------
Cash flows used by operating activities:
  Net loss..............................................................................  $(3,814,935)    (11,420,180)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization.......................................................      467,509         580,870
    Extraordinary loss from advanced funds for incomplete acquisition...................           --       5,642,887
    Write off of impaired and abandoned assets, net.....................................      453,467              --
    Impairment of goodwill..............................................................           --       3,825,990
    Legal judgment......................................................................           --         186,055
    Write off of note receivable, stockholder...........................................           --         125,000
    Loss on sale of equipment...........................................................           --           1,053
    Unrealized loss (gain) on trading securities........................................           --        (116,707)
    Realized loss (gain) on trading securities..........................................      148,005        (129,621)
    Minority interest...................................................................       (1,816)       (193,842)
    Interest income received in common stock............................................           --         (50,000)
    Foreign currency translation on operating assets and liabilities....................      146,656         (39,462)
    Equity investees loss (income), net.................................................       11,202         (28,132)
    Stock issued for services...........................................................    1,637,500              --
    Compensation related to stock options issued to non-employees.......................       11,000              --
    Changes in operating assets and liabilities, net of foreign currency translation:
      Accounts receivable:
        Trade...........................................................................       41,326         (70,841)
        VAT.............................................................................       99,142        (140,576)
        Related parties.................................................................       99,293        (482,132)
      Prepaid expenses..................................................................        6,864          (5,401)
      Other current assets..............................................................     (179,250)         70,800
      Other assets......................................................................      (16,793)        109,774
      Bank overdraft protection.........................................................      (86,913)         86,913
      Accounts payable, trade...........................................................       73,484         371,560
      Accounts payable, officers........................................................      (99,516)        129,051
      Accrued expenses..................................................................      309,909         (38,526)
      Other liabilities.................................................................      145,234              --
                                                                                          -----------     -----------
        Net cash used by operating activities...........................................     (548,632)     (1,585,467)
                                                                                          -----------     -----------
Cash flows used by investing activities:
  Proceeds from sales of trading securities.............................................      417,652         432,859
  Repayment of notes receivable.........................................................           --         753,526
  Repayment of capital lease obligation.................................................      (10,501)             --
  Proceeds from sale of equipment.......................................................           --           7,656
  Redemption of equity investment in partnership........................................           --         595,313
  Purchase of trading securities........................................................     (162,531)       (589,657)
  Issuance of notes receivable..........................................................           --        (254,870)
  Purchase of property and equipment....................................................     (302,121)        (95,557)
  Sale purchase of investment -- held to maturity.......................................       11,875        (145,215)
  Purchase of investment, at cost.......................................................           --      (1,850,000)
  Loss on investment -- held to maturity................................................       29,813              --
  Purchase of equity investment.........................................................           --        (419,675)
  Foreign currency translation..........................................................           --          11,749
  Purchase of Klara Clinic assets.......................................................           --        (102,225)
  Purchase of ConVista..................................................................           --        (163,597)
  Advances to investee companies........................................................     (214,454)             --
                                                                                          -----------     -----------
        Net cash used by investing activities...........................................     (230,267)     (1,819,693)
                                                                                          -----------     -----------
Cash flows from financing activities:
  Payment of note payable...............................................................           --         (90,876)
  Payment of long-term debt.............................................................     (107,497)       (190,410)
  Sale of common stock..................................................................      500,000       3,350,000
  Payment of offering costs.............................................................           --        (864,488)
  Issuance of notes payable.............................................................      302,777              --
  Redeemed stock of subsidiary..........................................................     (277,777)             --
                                                                                          -----------     -----------
        Net cash provided by financing activities.......................................      417,503       2,204,226
                                                                                          -----------     -----------
Net increase (decrease) in cash.........................................................     (361,396)     (1,200,934)
Cash, beginning of period...............................................................      649,708       1,850,642
                                                                                          -----------     -----------
Cash, end of period.....................................................................  $   288,312         649,708
                                                                                          ===========     ===========

         Supplemental disclosure of cash flow information: See note 15.
          See accompanying notes to consolidated financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS

     Vista Technologies, Inc. (the Company), formerly Mercury Acquisitions, Inc., was organized under the laws of the State of Nevada on June 15, 1992. Since inception, the Company has devoted its efforts to raising capital, locating merger and acquisition candidates and establishing excimer laser clinics throughout Europe and North America to provide facilities and support services for photorefractive keratectomy (PRK) and other laser surgical procedures. On February 23, 1994 the Company changed its name from Mercury Acquisitions, Inc. and amended certain provisions relating to its authorized and unissued preferred stock. The Company was in the development stage as defined by Financial Accounting Standards Board Statement Number 7, until March 31, 1994, at which date it acquired operating subsidiaries. During March 1994 the Company changed its year end from December 31 to March 31.

  (a) Vista Vision SpA

     On March 31, 1994 the Company acquired 61.83% of the common stock of Vista Vision, SpA (Vista-Italy) for cash of approximately $625,000 and 262,760 shares of the Company's common stock.

     As the result of a default judgment entered against the Company which terminates and rescinds the provisions of the agreement between Vista-Italy and Laser Vision Centers, Inc. (LVCI) (note 7 (c)), the Company's ownership interest in Vista-Italy increased to 69.87% as of March 31, 1995. During fiscal year 1996, the Company's ownership interest was increased to 73.57%.

     The acquisition of Vista-Italy was recorded using the purchase method of accounting resulting in goodwill of $2,997,506 which was being amortized over 10 years using the straight-line method. At March 31, 1995, the Company's management determined that the goodwill was impaired. As a result, the Company wrote off goodwill of $2,761,506 (note 2).

  (b) Vista Vision International Ltd.

     On March 31, 1994 the Company acquired all of the outstanding common stock of Vista Vision International Ltd. (Vista-UK) from Laser-Jersey for $134,000 in cash and 50,000 shares of the Company's common stock.

     The acquisition of Vista-UK was recorded using the purchase method of accounting resulting in goodwill of $703,159 which was being amortized over ten years using the straight-line method. As of March 31, 1995, the Company's management determined that the goodwill was impaired. As a result, the Company wrote off goodwill of $633,159 (note 2). Effective June 1, 1995, the Company abandoned its Vista-UK operations.

     Vista-UK owned 50% of Precision Laser Eye Centers Limited (PLEC), a joint venture that leased laser equipment, which was recorded using the equity method of accounting. The Company's proportionate share of the loss from its equity investment in the joint venture was $147,506 for the year ended March 31, 1995.

  (c) ConVista Vision BV

     During April 1994, the Company acquired 100% of Pawnee Finance B.V., an inactive company in the Netherlands, since renamed ConVista Vision B.V. (ConVista), to serve as a future vehicle for financing and management of its international operations. The Company acquired ConVista for approximately $20,986 and subsequently contributed additional capital of $163,597 for a total investment of approximately $184,583. The acquisition of ConVista was recorded using the purchase method of accounting resulting in goodwill of $163,597 which was being amortized using the straight-line method over ten years beginning May 1, 1994. At March 31, 1995, the Company's management determined that the goodwill was impaired. As a result, the Company wrote off goodwill of $149,597 (note 2).

     ConVista's results of operations from the date of acquisition are included in the statement of operations for the year ended March 31, 1995.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)
     During June 1994 ConVista acquired 100% of Vista-Sweden for $6,494. On June 1, 1994 Vista-Sweden acquired the assets of a PRK surgical center in Sweden for cash and a note payable totaling $383,000.

     Vista-Sweden's investment resulted in goodwill of $324,211 which was being amortized over three years using the straight-line method. At March 31, 1995, the Company's management determined that goodwill was impaired. As a result, the Company write off goodwill of $281,728 (note 2).

  (d) Medical Development Resources, Inc.

     During 1995, the Company was unsuccessful in its attempt to acquire a controlling interest in MDRI and its subsidiaries due to the failure of MDRI and its principal stockholders to satisfy certain conditions of the acquisition. Therefore, the Company rescinded and terminated the acquisition agreements entered into with MDRI and its principal stockholders. MDRI and its wholly-owned subsidiaries are engaged in the design, development, manufacture and marketing of surgical instruments and related products for ophthalmology and neurosurgery.

      On July 7, 1995, the Company notified MDRI, the MDRI principal stockholders and the MDRI 8% promissory noteholders that it rescinded all transactions contemplated by the MDRI Stock Agreement and the MDRI Agreement among the Company, MDRI and the MDRI principal stockholders. The Company's reasons for rescinding the MDRI Stock Agreement and the MDRI Agreement include alleged fraud, intentional misconduct, breach of fiduciary duties, misrepresentation of material facts and failure of MDRI and its principal stockholders to satisfy conditions to the obligations of the Company under the MDRI Agreement. As a result, the Company canceled 1) the 200,000 shares of its common stock and the 100,000 Class A Warrants issued to the foreign investors;
2) the promissory notes totaling $1,400,000 issued to the MDRI stockholders; 3) the 67,800 shares of its common stock issued to terminate employment and consulting agreements; 4) the obligation to issue 67,617 shares of its common stock upon completion of the exchange stage of the MDRI agreement; 5) the obligation to issue 60,000 shares of its common stock to secure certain MDRI indebtedness; and 6) the Company's 8% convertible promissory note and Class A Warrants issued under the Exchange Offer. However, a contingent liability may exist relating to the cancellation of the above items.

     As a result of the rescission, the Company owns 2,794,340 shares of MDRI common stock, or a 40.1% ownership interest, which was acquired for consideration valued at $5,407,554, which was comprised of $1,850,000 in cash and $3,557,554 ($10.00 per share) in the Company's common stock.

     Because the Company never had the ability to influence the financial and operating activities of MDRI, the Company's 40.1% investment in MDRI was recorded using the cost method of accounting. In addition, the Company made advances totaling $235,333 to fund the operations of MDRI and its subsidiaries during 1995.

     As of March 31, 1995, the Company's investment in MDRI of $5,407,554 and advances made to MDRI and its subsidiaries of $235,333 have been written off to reflect a permanent impairment due to the deterioration of MDRI's financial condition. As a result, the Company recorded an extraordinary loss of $5,642,887 for the misappropriation of advances made to MDRI and the investment in MDRI for the year ended March 31, 1995.

     During 1995, the Company advanced $125,000 to a stockholder subject to a promissory note due December 31, 1995, bearing interest at 10% per annum, payable upon maturity. The note was collateralized by not less than 100,000 shares of the Company's common stock issued to the stockholder as part of the MDRI acquisition. As a result of the rescission of the MDRI Agreement, a majority of the shares of the Company's common stock pledged as collateral have been canceled. As of March 31, 1995, the note receivable has been written off as collection is doubtful.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)
  (e) Agreements with Pharma Patch Plc

     In March 1996, the Company executed Agreements with Pharma Patch Plc (PP
Plc) which resulted in PP Plc acquiring approximately 60% of the voting interest of the Company.

     Under these Agreements, the Company issued to PP Plc: (a) 2,260,000 shares of new common stock; (b) 500,000 Class C common stock purchase warrants (note
8); and, (c) an option to purchase an additional 250,000 shares of new common stock for cash, on or before September 30, 1996, at an exercise price of $2.50 per share (note 17). In return, the Company received (a) $500,000 cash; (b) a $750,000 subscription note, which was subsequently paid in May, 1996; and, (c) 200,000 shares of Technical Chemicals and Products, Inc. (TCPI) restricted stock previously held by PP Plc, valued at $2,662,550. The value of the TCPI stock was based on the trading value of unrestricted TCPI stock on the date of the closing of the transaction after making appropriate adjustments for the restrictions placed on the TCPI stock received by the Company.

     In a separate transaction, PP Plc agreed to provide 4,500,000 newly issued PP Plc Common Shares to three Company shareholders in exchange for a total of 900,000 shares of the Company's outstanding common stock.

  (f) Regional Joint Ventures

     The Company's business strategy is to expand in North America by organizing and sponsoring independently financed regional enterprises (Regional Joint Ventures) in which the Company will obtain a significant equity interest and long-term fee-based consulting arrangements. As of March 31, 1996, two such Regional Joint Ventures, Vista Laser Centers of Michigan, Inc. and Vista Laser Centers of the Southwest, Inc. had been formed. Subsequent to March 31, 1996 several more Regional Joint Ventures were formed (note 17).

     Investment in Vista Laser Centers of Michigan, Inc.

          In November 1995, the Company issued 200,000 shares of its common stock in exchange for 200,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of Michigan, Inc. (VLC-Michigan). VLC-Michigan is a development stage enterprise organized on June 30, 1995 to establish, own and manage laser vision correction centers in Southern Ontario and Michigan.

          To date, the activities of VLC-Michigan have consisted primarily of market research, seeking affiliation and negotiating agreements with experienced vision care professionals in the United States and Canada, and negotiating to acquire equipment for establishing a laser vision correction center in Windsor, Ontario after an initial public offering on its securities has been completed. VLC-Michigan is also negotiating to enter into a joint venture arrangement with a group of physicians in Michigan following completion of a pending initial public offering by VLC-Michigan. VLC-Michigan has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of 800,000 shares of its 10% Series A cumulative convertible preferred stock at $5.00 per share. There can be no assurance that VLC-Michigan will successfully complete an initial public offering of its securities, failing which it will not have sufficient capital to engage in business operations.

          The Company entered into a consulting services agreement to provide certain consulting services to VLC-Michigan in exchange for 5% of VLC-Michigan's revenues attributable to its charges to health care professionals for the use of equipment and laser vision correction (LVC) services, less a credit to VLC-Michigan of $5,000 per month. The consulting services agreement is for a term of ten years from the date of an initial public offering by VLC-Michigan, and is automatically renewed thereafter for periods of five years unless either party provides six months prior notice of an intent not to extend the term.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)
          Certain directors of the Company have been elected to serve as directors of VLC-Michigan. The Company has assigned the voting rights for its shares of VLC-Michigan Series B convertible preferred stock to local affiliates of VLC-Michigan.

          The Company's initial investment in VLC-Michigan represented an approximate 61% ownership interest. Such interest is expected to be reduced to approximately 21% upon completion of VLC-Michigan's initial public offering. In addition, the Company does not have voting rights related to its ownership interest. Accordingly, the Company accounts for this investment using the equity method of accounting. The initial value of the investment of $217,600 was determined based upon an independent appraisal.

          As of March 31, 1996, the Company had advanced approximately $176,000 to VLC-Michigan.

     Investment in Vista Center of the Southwest, Inc.

          In March, 1996, the Company issued 250,000 shares of its common stock in exchange for 350,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Southwest, Inc. (VLC-Southwest). VLC-Southwest is a development stage enterprise organized on January 30, 1996 to establish, own and manage laser vision correction centers in Arizona, New Mexico, Texas and Nevada. The Company has assigned the voting rights for its shares of VLC-Southwest Series B convertible preferred stock to local affiliates of VLC-Southwest.

          The Company has granted VLC-Southwest the use of their service mark and has entered into a consulting agreement with VLC-Southwest. Under this agreement, the Company has agreed to provide advice and assistance to VLC-Southwest for the development of their business in consideration for 5% of VLC-Southwest's revenues from wholly-owned subsidiaries of VLC-Southwest and 2.5% of revenues from non-majority owned subsidiaries, less $5,000 per month. The Company has agreed to establish and maintain a Medical Advisory Board and adopt a stock option program for the members of such board. This consulting services agreement will be effective with the successful completion of VLC-Southwest's initial public offering and shall continue for a period of ten years. If the initial public offering has not been successfully completed on or before August 31, 1996, the Company may terminate the agreement at its discretion with 30 days written notice.

          The Company's initial investment in VLC-Southwest was valued at $271,750 and represented an approximate 72% ownership interest. Such interest is expected to be reduced to approximately 20% upon completion of VLC-Southwest's initial public offering. In addition, the Company does not have voting rights related to its ownership interest. Accordingly, the Company accounts for this investment using the equity method of accounting.

          The Company has a commitment to pay an officer of the Company a bonus of $75,000 in connection with the initial public offering of VLC-Southwest.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include accounts of the Company, and all wholly-owned and majority-owned subsidiaries. Investments in companies in which the Company's ownership interests range from 20 to 50 percent, and in which the Company exercises significant influence over operating and financial policies, are accounted for using the equity method. Investments in companies in which the Company's ownership interest is currently in excess of 50% but for which majority interest is considered only temporary and investments in companies in which the Company's financial interest exceeds 20 percent but in which the Company has limited or no voting rights are accounted for using the equity method. Other investments are

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) accounted for using the cost method. All significant intercompany accounts and transactions have been eliminated. The Company's subsidiaries in Italy, United Kingdom, Sweden and the Netherlands have been consolidated at March 31, 1996 using the subsidiaries' respective fiscal year ends, which were December 31, 1995; and have been consolidated at March 31, 1995 using December 31, 1994 for the Company's subsidiary in Italy and March 31, 1995 for the Company's subsidiaries in Sweden, the Netherlands and the United Kingdom. The three month period ending March 31, 1995 for the Company's subsidiaries in Sweden and the Netherlands have been included in the results of operations for the years ended March 31, 1996 and 1995.

  (b) Foreign Currency Translation

     Financial statements of international subsidiaries are translated into US dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenues, expenses, gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholders' equity.

     The balance sheet and income statement data for the foreign subsidiaries have been translated from their respective foreign currency to U.S. dollars using the following exchange rates:

                                                         AVERAGE RATE       AVERAGE RATE
                                                           FOR THE            FOR THE
                     FOREIGN         MARCH 31, 1996       YEAR ENDED         YEAR ENDED
 SUBSIDIARY          CURRENCY          SPOT RATE        MARCH 31, 1996     MARCH 31, 1995
- -------------    ----------------    --------------     --------------     --------------
Vista-UK         Pounds Sterling          1.527              1.563              1.565
Vista-Italy      Lira                      .001               .001               .001
ConVista         Gilders                   .606               .624               .577
Vista-Sweden     Krona                     .150               .144               .133

  (c) Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are calculated using the straightline method over the estimated useful lives of the assets ranging from three to ten years.

  (d) Intangible Assets

     The Company determined that the goodwill resulting from the acquisitions of its subsidiaries was impaired on March 31, 1995. As a result, the Company wrote off goodwill of $3,825,990, resulting in zero value of goodwill. Amortization expense was $-0- and $374,900 for the years ended March 31, 1996 and 1995, respectively.

     The Company assesses the recoverability of intangible assets by determining whether the amortization of the asset's balance over its remaining life can be recovered through projected future discounted cash flows.

  (e) Revenue Recognition

     Revenues are recognized when services are performed.

  (f) Minority Interest

     Minority interest represents the minority stockholders' proportionate share of the equity in Vista-Italy. At March 31, 1996, the Company owned 73.57% of the capital stock of Vista-Italy.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (g) Loss Per Common Share

     Loss per common share is based on the weighted average number of common shares outstanding. Common equivalent shares relating to stock options and warrants are excluded from the computation as their effect is anti-dilutive.

  (h) Income Taxes

     The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. A valuation allowance is required to the extent it is more likely than not that a deferred tax asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (i) Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (j) Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

  (k) Stock Subscriptions Receivable

     The Company has recorded stock subscriptions receivable as a current asset as of March 31, 1996, because all such receivables were paid before the issuance of the Company's financial statements.

  (l) Investment Securities

     The Company accounts for investment securities under the provisions of SFAS No. 115. This standard requires that individual debt and equity securities be classified into one of three categories: trading, held-to-maturity or available-for-sale.

     Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

     Trading securities and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of securities are determined on a specific identification basis.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

  (m) Offering Costs

     Costs associated with public and private offerings by the Company of its stock have been charged against the proceeds of the offering.

  (n) Newly Issued Accounting Standards

     In October 1995, Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS 123) was issued. SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. This statement defines a fair value based method of accounting for employee stock options or similar equity instruments, and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. Entities electing to remain with the accounting in Opinion 25 must make proforma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined by SFAS 123 had been applied. SFAS 123 is applicable to fiscal years beginning after December 15, 1995. The Company currently accounts for its equity instruments using the accounting prescribed by Opinion 25. The Company does not currently expect to adopt the accounting prescribed by SFAS 123; however, the Company will include the disclosures required by SFAS 123 as required in future consolidated financial statements included in Form 10-KSB.

  (o) Reclassification

     Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

(3) RELATED PARTY TRANSACTIONS

     Related party transactions not disclosed elsewhere are disclosed in the following:

          On February 1, 1996, the Company entered into an asset purchase and lease assumption agreement with a related party for an excimer laser system. The purchase price for the asset was $75,000 in cash, a $96,591 promissory note with annual interest at 8% originally due May 31, 1996, and the assumption of outstanding obligations under the existing lease on the laser, including future lease payments not to exceed $328,409. Subsequent to February 1, 1996, the Company replaced this laser with newer technology resulting to a charge to the statement of operations in the amount of $446,636 for the impairment of an idle asset. As of July 12, 1996, the note payable for $96,591 had not been paid. The Company expects to pay the note in fiscal year 1997.

          During the period from June to December 1995, certain clients of the Company's then acting president invested approximately $1,470,000 to sustain the Company's corporate operations during that period. These advances included approximately $700,000 for travel by the Company's officers and consultants and corporate office expenses in New York and Europe, approximately $100,000 in out-of-pocket advances for various expenses, and $670,000 in compensation paid for personnel assigned to support the Company's corporate activities and its program to establish various Regional Joint Ventures in North America. The $670,000 figure for personnel included $200,000 paid or payable to the

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(3) RELATED PARTY TRANSACTIONS -- (CONTINUED)
     Company's then acting president, and $60,000 accrued for its then acting treasurer and chief financial officer. The Company's Board of Directors agreed these charges should be billed at a flat negotiated rate of $1,470,000 and in December 1995 authorized the issuance of 925,000 shares of the Company's common stock in payment of these obligations.

          These shares were issued to Therapeutic Patch Research, N.V. (300,000 shares), Saliva Research Ltd. (325,000 shares) and Westcliff Partners Inc. (300,000 shares). The Company's then acting president acted at the time as a managing director for Saliva Research Ltd. and Westcliff Partners Inc., but disclaimed any beneficial interest in the securities held by those entities.

          Under an agreement dated July 5, 1995, the Company issued 16,000 shares of its common stock to a former chairman of the Company in payment of $80,000 of unreimbursed business expenses.

          Under an agreement dated as of June 1, 1995, the Company paid a former president of the Company $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. The Company agreed that the former president had a put option right to sell the 4,000 shares of common stock to the Company after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. The former president exercised that option on February 1, 1996. The Company also issued 5,000 shares of common stock to the former president under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement dated as of January 15, 1995.

          In December, 1995 the Company issued 25,000 shares of common stock to each of its then three directors in exchange for services performed.

          During fiscal year 1995, the Company advanced $125,000 to a stockholder subject to a promissory note due December 31, 1995, bearing interest at 10% per annum, payable upon maturity in connection with the Company's attempt to acquire MDRI. At March 31, 1995 the note receivable had been written off as collection is doubtful.

          Certain relationships existed from inception of the Company through March 31, 1995 between the Company's original management, their affiliates and the Company. Original management had other interest including business interest to which they devoted their primary attention.

          Effective January 15, 1995 the Company hired a new chief executive officer and president who was also made a member of the Company's board of directors. The Company paid $84,000 to the new chief executive officer and president of the company for consulting services provided prior to his employment with the Company.

          During the fiscal year ended March 31, 1995, the Company paid SEK100,000 (approximately $13,630) to the managing director of Vista-Sweden for consulting prior to his employment with Vista-Sweden.

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at March 31, 1996:

        Excimer lasers and other technical equipment.....................  $1,896,394
        Office furniture and equipment...................................      67,385
                                                                           ----------
                                                                            1,963,779
        Less accumulated depreciation and amortization...................    (743,981)
                                                                           ----------
                                                                           $1,219,798
                                                                           ==========

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(4) PROPERTY AND EQUIPMENT -- (CONTINUED)
     Depreciation and amortization expense was $467,509 and $205,600 for the years ended March 31, 1996 and 1995, respectively.

(5) INVESTMENT SECURITIES

     The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale and held-to-maturity securities by major security type and class of security at March 31, 1996, were as follows:

                                                             GROSS          GROSS
                                                           UNREALIZED     UNREALIZED
                                            AMORTIZED       HOLDING        HOLDING         FAIR
                                               COST          GAINS          LOSSES         VALUE
                                            ----------     ----------     ----------     ---------
    Available-for-sale:
      Equity securities...................  $2,662,500         --           (187,500)    2,475,000
    Held-to-maturity:
      8.75% Italian bonds.................     115,468         --             (5,343)      110,125

     The 8.75% Italian bonds mature in 1997.

     Proceeds from sales of trading securities were $417,652 and $432,859, resulting in gross realized losses of $152,431 in the year ended March 31, 1996 and gross realized gains of $129,621, for the year ended March 31, 1995 respectively.

(6) EQUITY INVESTMENT IN PARTNERSHIP

     During July 1994, the Company acquired a 36% ownership interest in Keech One Partnership (Partnership) for $419,675. During December 1994 the Partnership was liquidated. The Company's proportionate share of the income from its equity investment in the partnership was $175,638 for the year ended March 31, 1995.

(7) COMMITMENTS AND CONTINGENCIES

  (a) Employment Agreements

     The Company has employment agreements with its executive officers, the terms of which expire at various times through January 15, 1999. Such agreements provide for minimum salary levels, as well as for incentive bonuses which are payable if specified management and operational goals are attained.

  (b) Exchange Agreement

     In order to induce a stockholder to advance $100,000 under a deed of debenture to MICRA (a wholly owned subsidiary of MDRI), the Company entered into an exchange agreement on June 28, 1995 with the stockholder. The exchange agreement provides the stockholder with the option of exchanging the unpaid principal and interest of the debenture for fully paid and nonassessable shares of the Company's common stock issued under Regulation S at a conversion price of $1.25 per share at any time prior to repayment of the debenture by MICRA. As of March 31, 1996, the stockholder has not exercised this option.

  (c) Legal Judgment

     In 1991 and 1993, Vista-Italy and LVCI entered into agreements to license trademarks and develop territorial marketing strategies. The companies exchanged shares of their respective common stock as consideration under the agreements.

     In 1993, LVCI filed suit for termination of these agreements and a default judgment was entered into their favor. In connection with this judgment, Vista-Italy canceled the shares of the common stock they had

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(7) COMMITMENTS AND CONTINGENCIES -- (CONTINUED) issued to LVCI, returned the shares of LVCI which they held and recorded a note payable for $175,000 plus related legal fees. Vista-Italy filed a motion to vacate the judgment which was denied by the trial court; the trial court's decision was recently affirmed on appeal. Vista-Italy intends to apply for a rehearing by the appellate court, or in the alternative, to petition for an appeal to the Missouri Supreme Court.

  (d) Insurance and Indemnification

     Use of laser systems by health care professionals using laser equipment and other LVC services may give rise to claims against the Company or its affiliates by persons alleging injury. The Company's subsidiaries generally do not currently have malpractice liability insurance due to limited capital resources.

     The Company believes that claims alleging defects in laser systems will be covered by manufacturers' warranties and the manufacturer's product liability insurance, and that the Company and its affiliates could take advantage of such insurance by adding such suppliers to potentially adverse lawsuits. There can be no assurance that laser suppliers will carry product liability insurance or that any such insurance will be adequate to protect the Company.

     Generally speaking, the policy of the Company's operating subsidiaries and regional joint ventures is to require that ophthalmologists who perform laser procedures by use of LVC equipment maintain their own professional liability insurance.

  (e) Physician Commitments

     In two separate instances, a physician planning to associate with a Regional Joint Venture sponsored by the Company has been advised by a third party that it contends the physician breached commitments or obligations to the third party by the physician's decision to associate with one of the Company's Regional Joint Ventures. In one of these matters, the third party contends that its plan of operations to enter the business of providing access to LVC equipment in association with the physician has been damaged. In the other, the third party contends that the physician breached fiduciary duties to the third party and misappropriated client lists and data, and the claimant also has threatened to hold the Company and certain other parties responsible as well as the physician. To date, neither dispute has resulted in the filing of legal proceedings although legal proceedings have been threatened. Based on information currently known to the Company, the Company believes these claims are without merit and will not result in material liability to either of the Regional Joint Ventures involved or to the Company.

(8) COMMON STOCK

  (a) Stock Offerings

     During fiscal 1996, the Company issued 1,021,000 shares of common stock in exchange for services and cash advances (note 3), 2,260,000 shares to Pharma Patch Plc in exchange for cash, a subscription note and tradable equity securities (note 1(e)), 450,000 shares of common stock in exchange for interests in two Regional Joint Ventures (note 1(f)), 100,000 shares of common stock in exchange for a $212,500 note which was paid subsequent to the Company's March 31, 1996 year end and 16,393 shares of common stock in exchange for an additional approximate 5% interest in Vista Vision SpA.

     During May 1994, the Company's Board of Directors authorized an offering of units (Foreign "B" Units) consisting of 5,000 shares of the Company's common stock and 2,500 Class A Warrants for $50,000 per Foreign "B" Unit. As of March 31, 1995, the offering of Foreign "B" Units was completed and the Company received and accepted subscriptions totaling $1,250,000 for 25 units to qualified foreign investors representing 125,000 shares of the Company's common stock and 62,500 Class A Warrants. As of March 31, 1995, the

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(8) COMMON STOCK -- (CONTINUED)
Company received proceeds of $1,051,192 (net of offering costs of $198,808) for the sale of 25 Foreign "B" Units. The Company has agreed to register the Class A Warrants.

     During May 1994, the Company's Board of Directors authorized an offering of units (U.S. "B" Units) consisting of 5,000 shares of the Company's common stock and 5,000 Class A Warrants for $50,000 per U.S. "B" Unit. As of March 31, 1995, the Company had received and accepted subscriptions totaling $850,000 for 17 U.S. "B" Units to accredited investors representing 85,000 shares of the Company's common stock and 85,000 Class A Warrants. As of March 31, 1995 the Company received proceeds of $714,690 (net of offering costs of $135,310) from the sale of 17 U.S. "B" Units. The Company has agreed to register the Class A Warrants.

     In connection with the above offerings, the Company also issued 90,000 Class A Warrants to the placement agent.

  (b) Class A Warrants

     As of March 31, 1996, 677,960 Class A Warrants were issued and outstanding. Each Class A Warrant represents the right to purchase one share of the Company's common stock with an exercise price of $15.00 per share at any time between June 30, 1994 through December 31, 1998, unless earlier called for redemption by the Company. The Company has the option to call the rights for redemption if the warrants have been registered for sale under the Securities Act of 1933 and if the Company's common stock is trading in the NASDAQ over the counter market or on a national securities exchange and the closing sale price is $22.50 per share for at least 20 consecutive trading days on the date the warrants are called for redemption.

     No warrants have been exercised to date.

  (c) Class B Warrants

     As of March 31, 1996, 31,000 Class B Warrants were issued and outstanding. Each Class B Warrant represents the right to purchase one share of the Company's common stock with an exercise price of $11.00 per share, expiring October 11, 1999 unless earlier called for redemption by the Company. The Company has the option to call the rights for redemption if the warrants have been registered for sale under the Securities Act of 1933 and if the Company's common stock is trading in the NASDAQ over the counter market or on a national securities exchange and the closing sale price is $22.50 per share for at least 20 consecutive trading days on the date the warrants are called for redemption.

     No warrants have been exercised to date.

  (d) Class C Warrants

     As of March 31, 1996, 500,000 Class C Warrants were issued and outstanding. The Class C Warrants represent the right to purchase one share of the Company's common stock during the month of February 1997 and/or the month of February 1998 and expire thereafter if not exercised. The exercise price per share will be determined by the average of the quoted closing prices for the Company's common stock in the over the counter market during the month of January immediately preceding the date of exercise. In no event will the exercise price per share exceed $10 per share.

     No warrants have been exercised to date.

  (e) Reservation of Common Stock

     At March 31, 1996, the Company designated 3,000,000 shares of its common stock for sale in future private placements to finance the Company's operations in 1996 and to acquire equity interests in additional laser vision correction centers sponsored by the Company.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(8) COMMON STOCK -- (CONTINUED)
  (f) Reverse Stock Split

     Effective March 15, 1996, the Company completed a one share for five shares reverse stock split of its common stock. All shares and per share amounts have been restated retroactively as a result of this reverse split. As a result, any fractional shares will be rounded up to the nearest full share.

(9) STOCK OPTION AND STOCK COMPENSATION PLANS

  (a) The 1994 Stock Option Plan

     During February 1994, the Company's Board of Directors adopted and the stockholders approved the 1994 stock option plan (the 1994 Plan).

     The 1994 Plan provides that options granted thereunder may be either incentive stock options or nonqualified stock options. The 1994 Plan provides that incentive stock options must be granted at a option price which is not less than the fair market value of the common stock on the date of grant and that nonqualified options must be granted at an option price which is not less than 50% of the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option under the 1994 Plan must be not less than 110% of the fair market value on the date of grant. The options shall expire within ten years from the date of the grant, except for options granted to optionees owning more than 10% of the voting stock of the Company for which the options shall expire within five years from the date of grant. In the event of termination of employment, the optionee's option will terminate and may be exercised during a three month period after termination to the extent the option was exercisable on the date of termination.

     A summary of stock option activity under the 1994 Plan is as follows:

                                                             OUTSTANDING OPTIONS
                                                            ----------------------    PRICE
                                                            RESERVED      GRANTED      PER
                                                             SHARES       SHARES      SHARE
                                                            ---------    ---------    ------
    Reserved, February 3, 1994............................     80,000           --    $   --
      Granted.............................................         --       56,000     10.00
                                                            ---------    ---------
    Balance, March 31, 1994...............................     80,000       56,000
      Reserved............................................     70,000           --        --
      Granted.............................................         --       44,000     10.00
                                                            ---------    ---------
    Balance, March 31, 1995...............................    150,000      100,000
                                                            ---------    ---------
      Reserved............................................  1,750,000           --        --
      Granted.............................................         --    1,467,000      2.50
                                                            ---------    ---------
    Balance, March 31, 1996...............................  1,900,000    1,567,000
                                                            =========    =========

     At March 31, 1996, options for 47,000 shares were exercisable and options for 333,000 shares were available for future grants under the 1994 Plan. To date, no options have been exercised under the 1994 Plan.

     A portion of the options granted during fiscal year 1996 will vest and may be exercised after the 30th trading day (whether or not consecutive) following the date of grant on which the closing price for the Company's common stock price equals or exceeds $10.00 per share or five years after the date of grant, whichever occurs sooner. The remaining options will vest and may be exercised in 12 equal quarter-annual installments commencing on May 15, 1996 subject to the optionee's continued employment by, or active service as a director or consultant for, the Company at the time each installment vests. Each option is for a term of five years subject to possible earlier termination in accordance with provisions of the 1994 Plan.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(9) STOCK OPTION AND STOCK COMPENSATION PLANS -- (CONTINUED)
  (b) The Restricted Stock Option Plan

     During February 1994, the Company's Board of Directors adopted and the stockholders approved the restricted stock option plan (the Restricted Plan) under which shares of the Company's common stock were reserved for issuance to senior management at prices the lesser of $.50 per share or 10% of the fair market value of the Company's common stock on the date of grant. The options expire within ten years from the date of grant or to the extent exercisable within 12 months after termination. The options may not be exercised until the optionee has remained in continuous employment as a senior executive officer or as a director of the Company for a period of at least two years from the date of grant.

     A summary of stock option activities under the Restricted Plan is as follows:

                                                               OUTSTANDING OPTIONS
                                                               --------------------     PRICE
                                                               RESERVED     GRANTED      PER
                                                                SHARES      SHARES      SHARE
                                                               --------     -------     -----
    Reserved, February 3, 1994...............................   20,000           --     $ --
      Granted................................................       --       20,000      .50
                                                               --------     -------
    Balance, March 31, 1994..................................   20,000       20,000
      Reserved...............................................   30,000           --       --
      Granted................................................       --       12,000      .50
                                                               --------     -------
    Balance, March 31, 1995..................................   50,000       32,000
                                                               --------     -------
      Canceled...............................................       --      (24,000)     .50
                                                               --------     -------
    Balance, March 31, 1996..................................   50,000        8,000
                                                                ======      =======

     As of March 31, 1996, 42,000 shares were available for future grants under the Restricted Plan. To date no options have been exercised under the Restricted Plan.

  (c) The 1996 Stock Compensation Plan

     On February 6, 1996, the Company's Board of Directors adopted a 1996 Stock Compensation Plan (the Stock Plan) subject to approval of the Stock Plan within one year thereafter by stockholders of the Company. The purpose of the Stock Plan is to permit the Board or a Committee of the Board the flexibility of issuing shares of the Company's common stock in lieu of cash to compensate officers, directors, employees and other individuals acting as professionals, consultants and/or advisers to the Company for services rendered to the Company and its subsidiaries.

     Subject to approval of the Stock Plan by Vista stockholders, 250,000 shares of common stock will be available for payment of compensation under the Stock Plan. No compensation awards under the Stock Plan have been made.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(10) NOTES PAYABLE

     Notes payable consist of the following at March 31, 1996:

    12% convertible promissory notes due to related parties; maturing June
      15, 1998...............................................................  $ 277,777
    Note payable to LVCI under a default judgment (note 7)...................    175,000
    Note payable to a related party under an asset purchase and lease
      assumption agreement (note 3)..........................................     96,591
    Note payable to a related party..........................................     25,000
                                                                               ---------
                                                                                 574,368
                                                                               ---------
    Less current portion.....................................................   (296,591)
                                                                               ---------
                                                                               $ 277,777
                                                                               =========

     The 12% notes are convertible, at the option of the holder, to convert the principal amount and accrued interest on the notes into shares of the Company's common stock at a conversion price of $5.00 per share. The notes are collateralized by 51% of the issued and outstanding shares of Vista-Sweden common stock. Vista-Sweden has also signed a royalty agreement with each noteholder expiring on May 31, 1998. Under the royalty agreements, VistaSweden will pay royalties to each noteholder for each incremental PRK procedure performed by Vista-Sweden during the three years ended May 31, 1996, 1997 and 1998.

(11) LONG-TERM DEBT

     Long-term debt consists of the following as of March 31, 1996:

    Note payable with interest accrued monthly at 10%; payments due quarterly of approximately $22,003; maturing January 10, 1999; collateralized by laser equipment........................................................  $ 361,167
    Note payable with interest accrued monthly at 10%; payments of $6,789 due
      monthly; maturing June 30, 1999; collateralized by laser equipment.....    239,424
                                                                               ---------
                                                                                 600,591
    Less current portion.....................................................   (137,351)
                                                                               ---------
                                                                               $ 463,240
                                                                               =========

     Future maturities of long-term debt are as follows for the years ended March 31:

    1997.....................................................................  $ 137,351
    1998.....................................................................    151,903
    1999.....................................................................    167,809
    2000.....................................................................    143,528
                                                                               ---------
                                                                               $ 600,591
                                                                               =========

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(12) LEASES

     The Company leases equipment, vehicles and office space under noncancelable operating leases and leases certain equipment under capital leases.

     As of March 31, 1996, future minimum lease payments under the operating and capital leases are as follows:

                                                       OPERATING
                                               --------------------------
                                                 VEHICLES         LASER
                                               AND EQUIPMENT     CENTERS      CAPITAL       TOTAL
                                               -------------     --------     --------     --------
1997...........................................    $24,360       $ 73,226     $ 95,696     $193,282
1998...........................................     24,360         76,362       95,696      196,418
1999...........................................         --         73,362      129,748      203,110
2000...........................................         --         57,645           --       57,645
                                               -------------     --------     --------     --------
Total minimum lease payments...................    $48,720       $280,595     $321,140     $650,455
                                               ===========       ========                  ========
Less amount representing interest (12%)........                                (56,596)
                                                                              --------
Present value of net minimum lease payments....                                264,544
Less current portion...........................                                (67,588)
                                                                              --------
          Total................................                               $196,956
                                                                              ========

     Rent expense relating to operating leases totaled approximately $161,000 and $125,000 for the years ended March 31, 1996 and 1995, respectively.

(13) INCOME TAXES

     The Company is obligated to file U.S. federal income tax returns and separate tax returns in Italy, United Kingdom, Netherlands and Sweden.

     As of March 31, 1996, the Company has not recorded any deferred tax assets or liabilities. The Company's income tax net operating loss carryforwards, if any, were not determinable at March 31, 1996. The annual use of income tax loss carryovers may be limited by Section 382 of the Internal Revenue Code.

(14) FOREIGN SEGMENT OPERATIONS

     The Company's operations are in a single industry, providing PRK treatments and laser surgical procedures to patients through the establishment and operation of eye clinics.

     The Company's headquarters are located in the United States, however, all of the Company's operating assets are located in Italy, Sweden and the Netherlands.

     Revenue by geographic areas is as follows:

                                                                  1996             1995
                                                               -----------     ------------
    Domestic.................................................  $        --     $         --
    Foreign..................................................    2,130,073        1,209,673
                                                               -----------     ------------
                                                               $ 2,130,073     $  1,209,673
                                                               ===========     ============

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(14) FOREIGN SEGMENT OPERATIONS -- (CONTINUED)
     Net loss by geographic areas is as follows:

                                                                  1996             1995
                                                               -----------     ------------
    Domestic.................................................  $(3,428,987)    $(10,238,767)
    Foreign..................................................     (385,948)      (1,181,413)
                                                               -----------     ------------
                                                               $(3,814,935)    $(11,420,180)
                                                               ===========     ============

     Identifiable assets by geographic areas are as follows:

                                                                                 1996
                                                                             ------------
    Domestic...............................................................  $  4,216,830
    Foreign................................................................     2,052,952
                                                                             ------------
                                                                             $  6,269,782
                                                                             ============

(15) SUPPLEMENTAL CASH FLOWS INFORMATION FOR NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                     FOR THE YEARS ENDED
                                                                          MARCH 31,
                                                                  -------------------------
                                                                     1996           1995
                                                                  ----------     ----------
    Common stock issued in exchange for Vista Vision SpA
      stock.....................................................  $    8,198     $       --
                                                                  ==========     ==========
    Issuance of common stock for investment in VLC-Michigan.....  $  217,600     $       --
                                                                  ==========     ==========
    Issuance of common stock for investment in VLC-Southwest....  $  271,750     $       --
                                                                  ==========     ==========
    Issuance of common stock for investment in TCPI stock
      received from PP Plc......................................  $2,662,500     $       --
                                                                  ==========     ==========
    Issuance of common stock for stock subscriptions
      receivable................................................  $  962,500     $       --
                                                                  ==========     ==========
    Note payable issued to acquire equipment....................  $   96,591     $       --
                                                                  ==========     ==========
    Capital lease assumed to acquire equipment..................  $  275,045     $       --
                                                                  ==========     ==========
    Long-term debt issued to acquire laser equipment............  $       --     $  901,112
                                                                  ==========     ==========
    Common stock issued to acquire MDRI.........................  $       --     $3,557,554
                                                                  ==========     ==========
    Note payable to acquire assets of Klara Clinic..............  $       --     $  286,000
                                                                  ==========     ==========
    Common stock issued to retire note payable issued to acquire
      assets of Klara Clinic....................................  $       --     $  286,000
                                                                  ==========     ==========
    Rescission and cancellation of stock issued to acquire
      investment in LVCI........................................  $       --     $  968,907
                                                                  ==========     ==========
    Note payable issued to LVCI for legal settlement............  $       --     $  175,618
                                                                  ==========     ==========
    Cash paid during the period for interest....................  $   61,415     $    9,781
                                                                  ==========     ==========

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(16) FOURTH QUARTER ADJUSTMENTS

     During the fourth quarter of 1995, the Company recorded the following year-end adjustments which it believes are material to the results of that quarter:

    Extraordinary loss from advanced funds for incomplete acquisition........  $5,642,887
    Impairment of goodwill...................................................   3,825,990
    Accrual of payroll and payroll taxes.....................................     113,836
                                                                               ----------
                                                                               $9,582,713
                                                                               ==========

(17) SUBSEQUENT EVENTS

  (a) Cash Received

     Subsequent to March 31, 1996 the Company received $1,675,000 in cash related to the following:

     (i) In May 1996, payment was received for the $962,500 of stock subscriptions receivable reflected in the Company's financial statements as of March 31, 1996.

     (ii) In June 1996, the Company completed the sale of 100,000 shares of its common stock on a Regulation S basis for cash proceeds of $212,500.

     (iii) In July 1996, PP Plc exercised options to purchase 200,000 shares of the Company's common stock resulting in proceeds to the Company of $500,000.

  (b) Rental Agreements

     In June 1996, the Company entered into two rental agreements with Summit Technologies, Inc. to rent two Summit Apex excimer lasers. The term of each rental agreement commences upon installation of the equipment and shall continue for a period of 27 months. After the first three months of operation, each equipment lease provides for a minimum monthly rental fee of $6,500. The Company anticipates installing these lasers at one or more of its Regional Joint Ventures under a sublease arrangement.

     In June 1996, the Company entered into a five year lease agreement for additional office space. The lease provides for a base rental of $2,084 per month which will be adjusted at the end of each year for changes in the consumer price index and in any event not less than three percent increase per year.

  (c) Establishment of Regional Joint Ventures

     In May 1996, the Company issued 450,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of New York, Inc. (VLC-New York). At March 31, 1996, the Company had advanced VLC-New York approximately $38,000.

     In May 1996, the Company issued 500,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Northwest, Inc. (VLC-Northwest).

     In May 1996, the Company issued 500,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Pacific, Inc. (VLC-Pacific).

     VLC-New York, VLC-Northwest and VLC-Pacific have been organized to establish, own and manage laser vision correction centers.

     The Company does not exercise control over any of the Regional Joint Ventures insofar as it has granted or has committed to grant to one or more local affiliates of each of the Regional Joint Ventures an irrevocable five year proxy to vote the Series A and Series B preferred shares owned by the Company.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(17) SUBSEQUENT EVENTS -- (CONTINUED)
  (d) Agreement to Acquire Refractive Services-800 (unaudited)

     From July 1995 through June 1996, a foreign corporate investor named Refractive Services-800, Inc. provided at least $100,000 in initial seed capital to each of five Regional Joint Ventures (for an aggregate investment of $520,000) to finance initial organizational expenses and costs of negotiating agreements with vision care professionals and seeking additional financing. In exchange for that investment, and in view of the high risks associated with a start-up enterprise, Refractive Services-800, Inc. received shares of a 10% Series A convertible preferred issue of the Regional Joint Venture with a liquidation preference equal to five times its cash investment in four Regional Joint Ventures and six times its cash investment in one other Regional Joint Venture.

     The Company recently negotiated an agreement effective July 18, 1996 to acquire the Series A preferred shares owned by Refractive Services-800, Inc. in all five of these Regional Joint Ventures in exchange for 520,000 shares of Vista common stock. In addition, Vista agreed to purchase all of the capital stock in Refractive Services 800 Corp., a Nevada corporation ("RS-800") for $50,000 from Refractive Services-800, Inc. Refractive Services-800, Inc. organized RS-800 to acquire rights to, and offer the use of, certain 800 and 900 telephone numbers for telemarketing purposes at the election of Regional Joint Ventures.

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or make any representations other than those contained in this Prospectus and if given or made must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offering to sell or a solicitation of any offer to buy in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                                PHARMA PATCH PLC

                                    439,999

                           AMERICAN DEPOSITARY SHARES

                                   PROSPECTUS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                    [ALTERNATIVE PAGE FOR SHELF PROSPECTUS]

                                PHARMA PATCH PLC

                                  ------------

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED AUGUST 14, 1996

                      4,900,686 AMERICAN DEPOSITARY SHARES

                                PHARMA PATCH PLC

          EACH AMERICAN DEPOSITARY SHARE REPRESENTS ONE ORDINARY SHARE

                                  ------------

        This Prospectus relates to the offering (the "Offering") of 4,900,686 American Depositary Shares ("ADSs"), each ADS representing one Ordinary Share, IRL.01 par value ("Ordinary Share"), of Pharma Patch Plc, an Irish public limited company (the "Company"). Each ADS is represented by an American Depositary Receipt ("ADR"). See "Description of Capital Stock" and "Description of American Depositary Receipts."

        The Company will not receive any of the proceeds from the sales of the ADRs by the Selling Security Holders. The ADRs may be offered from time to time by the Selling Security Holders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

        The Selling Security Holders may be deemed to be "an underwriter," as defined in the Securities Act of 1933 (the "Securities Act"). If any broker-dealers are used by the Selling Security Holders, any commission paid to broker-dealers and, if broker-dealers purchase any ADRs as principals, any profits received by such broker-dealers on the resales of the ADRs may be deemed to be underwriting discounts or commission under the Securities Act. In addition, any profits realized by the Selling Security Holders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the securities offered by Arca will be borne by the Company. All brokerage commissions, if any, attributable to the sale of the securities offered by the Selling Security Holders will be borne by the Selling Security Holders. See "SELLING SECURITY HOLDER."

                                  ------------

       THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.  SEE
                           "RISK FACTORS" AT PAGE 8.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                               OFFENSE. A COPY OF
              THIS DOCUMENT, HAVING ATTACHED THERETO THE DOCUMENTS
            SPECIFIED HEREIN, HAS BEEN DELIVERED TO THE REGISTRAR OF
            COMPANIES IN THE REPUBLIC OF IRELAND AS REQUIRED BY THE
                          COMPANIES ACTS 1963 TO 1990.
                          THE DATE OF AUGUST __, 1996.

                    [ALTERNATIVE PAGE FOR SHELF PROSPECTUS]

                            SELLING SECURITY HOLDERS

        The following table sets forth the number of Ordinary Shares beneficially owned by the Selling Security Holders prior to such securities payment to this Prospectus.

                                                           Beneficial Ownership
                                Securities to be Offered      After Offering
                                ------------------------   --------------------
Frank Jackson                           10,000                     -0-
Neil Jones                              50,000                     -0-
Robert Clauss                          100,000                     -0-
Girish Gandhi                           25,000                     -0-
Constantine Papadopoulos                50,000                     -0-
Bob Brvenic                             25,000                     -0-
Elliot Ostro                            50,000                     -0-
Allentown Investments, Inc.            125,000                     -0-
Hart Rotenberg                          25,000                     -0-
Lonny DeWalt                            30,000                     -0-
Phillip Hay                            112,000                     -0-
Burl Gatch                              10,000                     -0-
Ken Vogelstein                          90,000                     -0-
Michael Cheney                           4,000                     -0-
Jeffrey Borah                           50,000                     -0-
J. Truman Bidwell                       15,000                     -0-
Robert Laster                            8,000                     -0-
Robert Newman                           31,000                     -0-
Harvey Delott and Jack Delott            5,000                     -0-
Anthony Midis                            2,300                     -0-
Irwin Bienstock                          5,000                     -0-
Emanuel & Noreen Romeo                   6,000                     -0-
THR Partnership                        315,000                     -0-
Robert J. Keighley                      50,000                     -0-
Robert J. Keighley (IRA)               100,000                     -0-
Dr. Jose F. Colon                       50,000                     -0-
Michael Cantor                         250,000                     -0-
Dr. James Katz                          10,000                     -0-
RP Partnership                          50,000                     -0-
Joshua Galitzer                          5,100                     -0-
James Delker                            20,000                     -0-
Joseph Radzik                            6,000                     -0-
Girvan Douglas                          15,000                     -0-
Trident Management, Inc.               880,339                     -0-
Hooper & Associates, Inc.              308,337                     -0-
Thomas Spencer                         311,151                     -0-
1141238 Ontario Limited                143,750                     -0-
Lennart Perlhagen                       60,000                     -0-
Estate of Malcolm Rowe                  60,000                     -0-
Joseph Masterson                        60,000                     -0-
Kenneth Howling                        113,000                     -0-
Joan Abernethy                             445                     -0-
Janet Borron                               445                     -0-
Peter Ellergast                         11,090                     -0-

Guillet Holdings Limited               100,000                     -0-
Bencarls Ltd.                           17,817                     -0-
John Crossley                           10,060                     -0-
Helen B. Guillet                         8,873                     -0-
Susan Arbuckle                           6,383                     -0-
William H. Bentham                      29,694                     -0-
Dojin Iyakukako Co. Ltd.               203,755                     -0-
Ian French                              10,000                     -0-
James E. Guillet                        63,451                     -0-
Raymond F. McTavish                    107,725                     -0-
Gary Murray                             57,000                     -0-
Thomas E. Page                          25,938                     -0-
Gordon Gwynne-Timothy                   12,485                     -0-
Barbara Gwynne-Timothy                   9,354                     -0-
Arden Kelton                            35,000                     -0-
Fraser A. McTavish                      35,633                     -0-
Scott T. McTavish                       29,694                     -0-
Lynda S. Murtha                         13,440                     -0-
Claudia E. Lambert                      15,000                     -0-
James C. McTavish                        8,760                     -0-
H. Thad Morris                           7,500                     -0-
Patrick J. O'Sullivan                   12,500                     -0-
John D. Reed                               594                     -0-
Scotia McLeod, Inc.                     50,000                     -0-
Denis Smith                            160,122                     -0-
Esther A. Wilczynski                    15,000                     -0-
William T. Seibert                      15,000                     -0-
Graeme Witts                            12,500                     -0-
Robert M. Rubin                         10,000                     -0-
Romer Silgardo                          29,694                     -0-
Heather Stacy                              445                     -0-
David W. Zingg                          15,000                     -0-
Jeanette R. Zingg                       15,000                     -0-
Walter Zingg                           106,812                     -0-
Paul E. Heney                            2,500                     -0-

        Subject to this restriction, the Selling Security Holders have advised the Company that sales of the Selling Security Holders Securities may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Security Holders may effect such transactions by selling Selling Security Holders Securities directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of Selling Security Holders Securities for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Selling Security Holders and any broker-dealers that act in connection with the sale of the Selling Security Holders Securities as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the as principals might be deemed to be underwriting discounts and commission under the Securities Act. The Company will not receive any proceeds from sales of the Selling Security Holders Securities. Sales of the Selling Security Holder Securities, or even the potential of such sales, would likely have an adverse effect on the market price of the ADRs.


                              PLAN OF DISTRIBUTION

        The Selling Security Holders may sell from time to time in one or more transactions the ADRs covered by this Prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holder may effect such transactions by selling Selling Security Holder Securities directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of Selling Security Holder Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). All costs, expenses and fees in connection with the preparation of the Registration Statement of which this Prospectus is a part will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the ADRs will be borne by the Selling Security Holders.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF ANY OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                PHARMA PATCH PLC





                                   4,900,686

                           AMERICAN DEPOSITARY SHARES




                                   PROSPECTUS

ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:

    The following exhibits were delivered with this Registration Statement, or will be delivered by Amendment, for filing:

3.1      Memorandum and Articles of Association of Registrant.*
4.1      Specimen of American Depositary Share.*
4.2      Warrant Agreement.*
4.3      Form of Class A Warrant (included in Exhibit 4.2).*
4.4      Form of Class B Warrant (included in Exhibit 4.2).*
4.5      Form of Underwriter's Warrant.*
4.6      Form of Class C Warrant.*
4.7      Form of Class D Warrant.*
4.8      Form 1993 Stock Option Plan.*
4.9      Financial Advisory and Investment Banking Agreement between Westfield Financial Corporation and the Company.***
4.10     Form of 1994 Stock Option Plan**
5        Opinion of Rory O'Donnell & Company.**
10.1     Share Exchange Agreement between Pharma Patch Plc, the shareholders of Medipro and Medipro, dated July 30, 1993.*
10.2     Agreement for Purchase of Assets between TPR and Synorex, dated March 26, 1993, as amended.*
10.3     Employment Agreement dated August 1, 1993, between Wayne Schnarr, Ph.D. and the Company.*
10.4     Employment Agreement dated August 1, 1993, between Gary Murray, Ph.D, and the Company.*
10.5     Employment Agreement dated November 8, 1993 between Kenneth G. Howling and the Company.*
10.6     Consulting Agreement dated August 3, 1993, between Trident Management, Inc. and the Company.*
10.7     Consulting Agreement dated August 1, 1993, between Dr. James E. Guillet and Medipro Sciences, Ltd.*
10.8     Consulting Agreement dated August 1, 1993, between Ian W. French, Ph.D., and the Company.*
10.10    Consulting Agreement dated August 1, 1993, between Walter Zingg, M.D., and the Company.*
10.11    Deposit Agreement between the Company and the Bank of New York as Depository.*
10.12    Exclusive License Agreement dated July 30, 1993, between TPR and the Company.*
10.13    Option Agreement among the Company, Medipro and Innovation Ontario Corporation, dated July 30, 1993.*
10.14    Voting Rights Agreement among the Company, the Medipro Shareholders, Medipro and TPR, dated July 30, 1993.*
10.15    Letter Agreement dated September 14, 1992, between Medipro and Trimel Corporation.*
10.16    License Agreement dated June 30, 1992, among Medipro, SS Pharmaceutical Co., Ltd., and Dajin Iyakukako Co., Ltd.*
10.17    Joint Venture Agreement dated June 30, 1992, between Medipro and Allelix Pharmaceuticals, Inc.*
10.18    Letter Agreement dated June 18, 1992, between Medipro and Laminating Development Corp.*
10.19    Lease dated May 6, 1991, between Medipro and Inducon Development Corporation.*
10.20    Consulting Agreement, dated August 19, 1993 between Registrant and the Canadian Department of National Defense.*
10.21    License Agreement, dated November 1, 1985, between Registrant and the Canadian Department of National Defense.*
10.22    Employment Agreement, dated October 1, 1993, between Dr. Vithal J. Rajadhyaksha and the Company.*
10.23    Consulting Agreement, dated December 1, 1993, between Joseph G. Materson and the Company.*
10.24    License Agreement dated November 30, 1993, between BTX, Inc. and the Company.*
10.25    Employment Agreement, dated January 4, 1994, between Murray Watson and the Company.*
10.26    Memorandum of Agreement dated June 1, 1994 between Registrant and Arca Investments, Inc.**
10.27    Offer to Purchase -- Cangene Corporation, dated June 29, 1994.**
10.28    Registration Rights Agreement, dated June 13, 1994, between Registrant and Area Investments Inc.**
10.29    Letter Agreement, dated June 13, 1994, between Registrant and Capital Canada Limited.**
10.30    Letter Agreement, dated June 22, 1994, between Registrant and Scotia McLeod.**

10.31    Letter Agreement, dated May 22, 1994, between Registrant and LDI Canada Inc.**
10.32    Research and Development Agreement, dated June 1, 1994, between Registrant and Drug Delivery Research, Inc.
         ("DDRI").**
10.33    Shareholder Agreement, dated June 1, 1994, among Registrant, Westport Capital, Inc. and DDRI.**
10.34    Asset Purchase and Sale Agreement, dated June 30, 1994, among Registrant, Flora, Inc. and Recordati American
         Holdings, Inc.**
10.35    Management and Consulting Agreement, dated as of July 1, 1994, between Hooper & Associates, Inc. and Registrant.**
10.36    Employment Agreement, dated as of August 1, 1994, between Thomas S. Spencer and Registrant.**
10.37    Industrial Property Agreement dated December 13, 1995 between PP Holdings and Pharmacia AB***
10.38    Development Agreement dated December 13, 1994 between PP Holdings and Pharmacia AB***
10.39    Agreement dated July 7, 1994 between Registrant and Revlon.**
10.40    Amended Letter of Intent between Registrant and Technical Chemicals and Products, Inc.("TCPI")*****
10.41    Asset Purchase Agreement dated as of November 1, 1995 among TCPI, Registrant and PP Holdings, Inc.******
10.42    Supplemental Agreement dated January 16, 1996 among TCPI, Registrant and PP Holdings, Inc.*******
10.43    Form of Management and Consulting Agreement between Registrant and Trident Management Inc.*
10.44    Form of Management and Consulting Agreement between Registrant and Pinnacle Financial Corporation*
10.45    Stock Purchase Agreement dated March 1, 1996 between Registrant and Vista Technologies, Inc. ("Vista").*
10.46    Agreement dated as of March 1, 1996 between Vista and Registrant including as exhibits thereto (i) form of Class C
         Common Stock Purchase Warrants to be issued by Vista, (ii) form of Promissory Note for $750,000 to be issued by the Company, and (iii) form of Registration Rights Agreement between Registrant and Vista.***
10.47    Share Exchange Agreement dated as of March 1, 1996 between Registrant and three stockholders of Vista.***
11       Computation of loss per ordinary share.**
21       Subsidiaries of Registrant.**
23.1     Consent of Kevin J. Quinn Professional Corporation.**
23.2     Consent of Ernst & Young.****
23.3     Consent of Rory O'Donnell & Company (included in Exhibit 5).**
23.5     Consent of KPMG Peat Marwick LLP****
23.6     Consent of Arthur Andersen LLP***
23.7     Consent of KPMG Peat Marwick LLP****
23.8     Consent of AJ. Robbins****


*        Filed as an exhibit to Registrant's Form F-1 Registration Statement, File No. 33-70542 and are incorporated herein by reference.
**       Previously filed as an exhibit to this Registration Statement.
***      Filed as an exhibit to Registrant's Form 10-KSB for the fiscal year ended February 28, 1995 and are incorporated herein by reference.
****     Filed herewith.
*****    Filed as an exhibit to Registrant's Form 8-K dated August 9, 1995, as amended August 15, 1995 and are incorporated herein by reference.
******   Filed as an exhibit to Registrant's Form 8-K dated November 15, 1995 and is incorporated herein by reference.
*******  Filed as an exhibit to Registrant's Form 8-K dated February 12, 1996 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Republic of Ireland, on the 9th day of August 1996.

                                             Pharma Patch Plc.

                                             By: /s/ Murray D. Watson
                                                --------------------------
                                                     Murray D. Watson
                                                     Chairman of the Board and
                                                     Chief Executive Officer

    We, the undersigned directors and officers of Pharma Patch, Plc, do hereby constitute and appoint Murray Watson and Paul E. Heney, or either of them, acting individually, as our true and lawful attorneys and agents to do any and all acts and things in our name and on behalf, in our capacities indicated below which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities and Exchange Commission, in connection with this Registration Statement, or amendment thereto, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in our capacities indicated below, any and all amendments (including post-effective amendments) hereof and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                                                         Date
- ---------                      -----                                                         ----
/s/ Murray D. Watson           Chairman of the Board,                                        August 9, 1996
- --------------------           Chief Executive Officer, President and Director
Murray D. Watson               (Principal Executive Officer)


/s/ Kenneth Howling            Vice President-Finance                                        August 9, 1996
- -------------------            (Chief Accounting Officer)
Kenneth Howling

/s/ Kevin J. Quinn             Director                                                      August 9, 1996
- ------------------
Kevin J. Quinn

/s/ William G. Hutchison       Director                                                      August 9, 1996
- ------------------------
William G. Hutchison

/s/ Kevin J. Quinn             Authorized United States Representative                       August 9, 1996
- ----------------
Kevin J. Quinn

By:  /s/ Murray D. Watson                                                                    August 9, 1996
   ----------------------
      Murray D. Watson
      Attorney in Fact


                                 EXHIBIT INDEX


23.2         Consent of Ernst & Young
23.5         Consent of KPMG Peat Marwick LLP
23.7         Consent of KPMG Peat Marwick LLP
23.8         Consent of AJ. Robbins